UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☑ Preliminary Proxy Statement ☐ Definitive Proxy Statement ☐ Definitive Additional Materials ☐ Soliciting Material Pursuant to §240.14a-12	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
MASSBANK CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.

☑	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

Common stock, par value $1.00 per share, of MASSBANK Corp. (“MASSBANK Corp. common stock”)

(2)	Aggregate number of securities to which transaction applies:

As of April 23, 2008, there were 4,233,079 shares of MASSBANK Corp. common stock outstanding and 232,925 shares underlying stock options to purchase MASSBANK Corp. common stock with an exercise price of less than $40.00 per share outstanding.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The filing fee was determined based upon the sum of (A) the product of 4,233,079 shares of MASSBANK Corp. common stock multiplied by the merger consideration of $40.00 per share, plus (B) the difference between (i) the product of 232,925 stock options to purchase shares of MASSBANK Corp. common stock with an exercise price of less than $40.00 per share multiplied by $40.00, and (ii) the weighted average exercise price of the 232,925 stock options to purchase MASSBANK Corp. common stock that have an exercise price of less than $40.00.

(4)	Proposed maximum aggregate value of transaction:

$171,724,616.75

(5)	Total fee paid:

$6,748.78 (maximum aggregate value multiplied by 0.00003930 pursuant to Section 14(g) of the Exchange Act)
☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PRELIMINARY COPY — SUBJECT TO COMPLETION

MASSBANK Corp.
123 Haven Street
Reading, Massachusetts 01867

, 2008

Dear Stockholder:

On behalf of our board of directors, you are cordially invited to attend a special meeting of stockholders of MASSBANK Corp. to be held at          , located at          ,          ,          , on          ,          , 2008, at           , local time.

At the special meeting, you will be asked to consider and vote upon a proposal to approve a merger agreement that MASSBANK Corp., MASSBANK, a wholly owned subsidiary of MASSBANK Corp., Eastern Bank Corporation, Eastern Bank, a wholly owned subsidiary of Eastern, and Minuteman Acquisition Corp., a wholly owned subsidiary of Eastern, have entered into. If the merger is consummated, MASSBANK Corp. will become a wholly-owned subsidiary of Eastern, and each outstanding share of our common stock will be converted into the right to receive $40.00 in cash, without interest. You should carefully read the merger agreement, a copy of which is attached as Annex A to the accompanying proxy statement.

Our board unanimously adopted the merger agreement and approved the merger and determined that the merger agreement and the merger were advisable and in the best interests of our stockholders, and accordingly recommends that our stockholders vote “FOR” approval of the merger agreement. In reaching its determination, our board considered a number of factors, including the opinion of our financial advisor, which is attached as Annex B to the accompanying proxy statement, and which you are urged to read in its entirety.
The accompanying proxy statement provides you with a detailed summary of the merger agreement and additional information about the parties involved and their interests.

The affirmative vote of holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting is necessary to approve the merger agreement. Holders of approximately 9% of these shares have already agreed with Eastern to vote in favor of approval of the merger agreement.

Your vote is very important. Because approval of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote, a failure to vote will have the same effect as a vote against approval of the merger agreement.
Please give all of this information your careful attention. Whether or not you plan to attend the special meeting in person, please complete, sign and date the enclosed proxy card and return it in the envelope provided as soon as possible or submit a proxy through the Internet or by telephone as described on the enclosed proxy card. This will not prevent you from voting your shares in person if you subsequently choose to attend the special meeting.

Thank you for your cooperation and your continued support of MASSBANK.

Sincerely,

Gerard H. Brandi
Chairman of the Board, Chief Executive Officer and President

IMPORTANT

Your vote is important regardless of the number of shares you own. Please complete, sign, date and return your proxy card at your earliest convenience. No postage is required if mailed in the United States. You may also vote your shares through the Internet or by telephone.

Stockholders with questions or requiring assistance voting their shares may call Laurel Hill Advisory Group, LLC, which is assisting us, toll-free at (888) 742-1305.

This proxy statement is dated          , 2008, and was first mailed to stockholders of MASSBANK Corp. on or about          , 2008.

PRELIMINARY COPY — SUBJECT TO COMPLETION

MASSBANK Corp.
123 Haven Street
Reading, Massachusetts 01867
(781) 662-1000

Notice of Special Meeting of Stockholders
of MASSBANK Corp.

To Be Held on          , 2008

To the Stockholders of
MASSBANK Corp.:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders of MASSBANK Corp., a Delaware corporation, will be held at          , located at          ,          , on          , 2008 at          , local time, for the following purposes:

1. To consider and vote upon a proposal to approve the agreement and plan of merger, dated as of March 10, 2008, by and among Eastern Bank Corporation, Eastern Bank, a wholly owned subsidiary of Eastern, Minuteman Acquisition Corp., a wholly owned subsidiary of Eastern, MASSBANK Corp. and MASSBANK, a wholly owned subsidiary of MASSBANK Corp. (a copy of the merger agreement is attached as Annex A to the accompanying proxy statement);

2. To consider and vote upon a proposal to approve one or more adjournments of the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting, or at any adjournment or postponement of that meeting, to approve the merger agreement; and

3. To consider and act upon any other business that may properly come before the special meeting or at any adjournments or postponements of that meeting.

Only holders of record of our common stock at the close of business on          , 2008 are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements of that meeting. The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote is required to approve the merger agreement. A form of proxy and a proxy statement containing more detailed information with respect to matters to be considered at the special meeting accompany and form a part of this notice.

MASSBANK Corp. stockholders have the right to dissent from the merger and obtain payment in cash of the fair value of their shares of our common stock as determined by the Delaware Court of Chancery under applicable provisions of Delaware law. A copy of the applicable Delaware statutory provisions is included as Annex D to the accompanying proxy statement, and a summary of these provisions can be found under the section entitled “Appraisal Rights” beginning on page 62 in the accompanying proxy statement.

If you fail to vote by proxy or in person, it will have the same effect as a vote against approval of the merger agreement. If you return a properly signed proxy card but do not indicate how you want to vote, your proxy will be counted as a vote “FOR” approval of the merger agreement.

The MASSBANK Corp. board unanimously recommends that stockholders vote “FOR” approval of the merger agreement.

By Order of the Board of Directors

Robert S. Cummings
Secretary

Reading, Massachusetts
          , 2008

YOUR VOTE IS VERY IMPORTANT.  PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED OR SUBMIT A PROXY THROUGH THE INTERNET OR BY TELEPHONE AS DESCRIBED ON THE ENCLOSED PROXY CARD WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON. IF YOU ATTEND THE MEETING, YOU MAY CONTINUE TO HAVE YOUR SHARES VOTED AS INSTRUCTED IN THE PROXY OR YOU MAY WITHDRAW YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

Please do not send your stock certificates at this time. If the merger is consummated, you will be sent instructions regarding the surrender of your stock certificates.

i

ii

Page

ADJOURNMENT OF THE SPECIAL MEETING	71

WHERE YOU CAN FIND MORE INFORMATION	71

STOCKHOLDER PROPOSALS	71

ANNEXES

Annex A	Agreement and Plan of Merger, dated as of March 10, 2008, by and among Eastern Bank Corporation, Eastern Bank, Minuteman Acquisition Corp., MASSBANK Corp. and MASSBANK
Annex B	Opinion of Friedman, Billings, Ramsey & Co., Inc.
Annex C	Form of Voting Agreement
Annex D	Section 262 of the Delaware General Corporations Law

iii

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers are provided for your convenience, and briefly address some commonly asked questions about the MASSBANK Corp. special meeting of stockholders and the proposed merger. These questions and answers may not address all questions that may be important to you as a stockholder. You should still carefully read this entire proxy statement, including each of the annexes.

The Special Meeting

Q:	Why am I receiving this proxy statement?

A:	Eastern Bank Corporation and MASSBANK Corp. have agreed to the acquisition of MASSBANK Corp. by Eastern under the terms of a merger agreement that is described in this proxy statement. A copy of the merger agreement is attached to this proxy statement as Annex A. In order to complete the merger, MASSBANK Corp. stockholders must vote to approve the merger agreement. MASSBANK Corp. will hold a special meeting of its stockholders to obtain this approval. This proxy statement contains important information about the merger, the merger agreement, the special meeting of stockholders, and other related matters, and you should read it carefully. The enclosed voting materials for the special meeting allow you to vote your shares of our common stock without attending the special meeting.

Q:	Who is soliciting my proxy?

A:	This proxy is being solicited by our board of directors.

Q:	When and where is the special meeting?

A:	The special meeting will be held at , located at , , , on , 2008, at , local time.

Q:	What will I be asked to vote upon at the special meeting?

A:	You are being asked to vote on the approval of the merger agreement that we have entered into with Eastern Bank Corporation, Eastern Bank, a wholly-owned subsidiary of Eastern, Minuteman Acquisition Corp., a wholly-owned subsidiary of Eastern, and MASSBANK, our wholly-owned subsidiary, which provides for the merger of Minuteman Acquisition Corp. with and into MASSBANK Corp. After the merger, MASSBANK Corp., as the surviving corporation, will be a wholly-owned subsidiary of Eastern.

We also are asking you to authorize the named proxies to approve one or more adjournments, if necessary, of the special meeting in order to solicit additional proxies in favor of approval of the merger agreement at the time of the special meeting.

Q:	Who is entitled to vote at the special meeting?

A:	Holders of record of our common stock as of the close of business on , 2008 are entitled to vote at the special meeting.

Q:	How do I vote?

A:	Indicate on your proxy card how you want to vote, sign and date your proxy card, and mail it in the enclosed, postage-paid envelope or vote your shares through the Internet or by telephone as soon as possible, so that your shares will be represented at the special meeting. Instructions for voting your shares through the Internet or by telephone are located on the enclosed proxy card. You may also attend the special meeting and vote your shares in person, rather than voting by proxy. In addition, you may withdraw your proxy at any time up to and including the time the polls are closed on the vote on the merger agreement at the special meeting and either change your vote, cast a new vote through the Internet or by telephone, or attend the special meeting and vote in person.

Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A:	Your broker will be permitted to vote your shares only if you instruct your broker how to vote. You should follow the procedures provided by your broker regarding the voting of your shares. If you do not provide instructions to your broker, your shares will not be voted, which will have the same effect as a vote against the proposal to approve the merger agreement.

Q:	May I vote in person?

A:	Yes. You may attend the special meeting and vote your shares in person. If you hold shares in “street name” you must provide a legal proxy executed by your bank or broker to vote your shares at the special meeting.

Q:	What if I do not vote?

A:	The failure to vote, by proxy or in person, an abstention from voting or a broker “non-vote” will have the same effect as a vote against the proposal to approve the merger agreement. If you return a properly signed proxy card but do not indicate how you want to vote, your proxy will be counted as a vote “FOR” approval of the merger agreement. Your vote is important regardless of the number of shares that you own.

Q:	What should I do now?

A:	After carefully reading and considering the information contained in this proxy statement, please vote your shares by returning the enclosed proxy or submitting a proxy through the Internet or by telephone. You may also attend the special meeting and vote in person. Do not enclose or return your stock certificate(s) with your proxy card.

Q:	When should I send in my proxy card?

A:	You should send in your proxy card as soon as possible so that your shares will be voted at the special meeting.

Q:	May I change my vote after I have mailed my signed proxy card?

A:	Yes. You may change your vote at any time before your proxy card is voted at the special meeting. You may do this in one of three ways. First, you may send a written, dated notice to the Secretary of MASSBANK Corp. stating that you would like to revoke your proxy. Second, you may complete, sign, date and submit a new proxy card or submit a new vote through the Internet or by telephone. Third, you may attend the special meeting and vote in person. Your attendance alone will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow the directions received from your broker relating to changing those instructions.

The Merger

Q:	What will happen in the merger?

A:	Upon consummation of the merger, Minuteman Acquisition Corp. will be merged with and into MASSBANK Corp., with MASSBANK Corp. being the surviving corporation. MASSBANK Corp. will become a wholly-owned subsidiary of Eastern and cease to be a publicly traded company.

Q:	What will I receive in the merger?

A:	As a stockholder of MASSBANK Corp., you will receive $40.00 in cash, without interest and less any applicable withholding taxes, for each share of our common stock that you own (which we sometimes refer to as the merger consideration). For example, if you own 100 shares of our common stock, upon consummation of the merger, you will receive $4,000 in cash.

Q:	What vote is required to approve the merger agreement?

A:	Approval of the merger agreement requires the affirmative vote of holders of a majority of the outstanding shares of our common stock entitled to vote on the matter. We urge you to complete, sign, date, and return the enclosed proxy card or to vote your shares through the Internet or by telephone to ensure the representation of your shares at the special meeting.

Q:	What rights do I have if I oppose the merger?

A:	You can vote against approval of the merger agreement by completing, signing, dating and returning your proxy card or by voting against approval of the merger agreement through the Internet, by telephone or in person at the special meeting.

Q:	Am I entitled to appraisal rights in connection with the merger?

A:	Yes. To exercise appraisal rights, you must satisfy each of the following conditions:

• before the vote on the proposal to approve the merger agreement is taken, deliver to MASSBANK Corp. a written demand, separate from your proxy, of your intent to demand appraisal for your shares of common stock;

• not vote in favor of the proposal to approve the merger agreement; and

• comply with other procedures required by Section 262 of the Delaware General Corporation Law.

A copy of Section 262 of the Delaware General Corporation Law is attached to this proxy statement as Annex D.

Q:	If the merger is consummated, when can I expect to receive the merger consideration for my shares of common stock?

A:	After the merger is consummated, you will receive detailed instructions from the paying agent regarding the surrender of your stock certificates. You should not send your stock certificates to us or anyone else until you receive these instructions. The paying agent will arrange for the payment of the merger consideration to be sent to you promptly following receipt of your stock certificates and other documents required by the paying agent.

Q:	Why is the MASSBANK Corp. board recommending the merger?

A:	Our board believes that the merger and the merger agreement were advisable and in the best interests of our stockholders and unanimously recommends that you approve the merger agreement. To review our board’s reasons for recommending the merger, see the section entitled “The Merger — Recommendation of Our Board and Reasons for the Merger” beginning on page 29 of this proxy statement.

Q:	What are the tax consequences of the merger to me?

A:	Your receipt of the merger consideration will be a taxable transaction for federal income tax purposes. To review the tax consequences to you in greater detail, see the section entitled “Federal Income Tax Consequences” beginning on page 65 of this proxy statement. Your tax consequences will depend on your personal situation. You should consult your personal tax advisors for a full understanding of the tax consequences of the merger to you.

Q:	When do you expect the merger to be consummated?

A:	We are working towards consummating the merger as quickly as possible. We currently expect to consummate the merger during the third quarter of 2008. We cannot, however, require Eastern to consummate the merger until three business days after all of the conditions to the merger described in the merger agreement that can be satisfied prior to the closing are satisfied or waived, including the approval of the merger agreement by our stockholders. The merger requires regulatory approvals including the approvals of the Board of Governors of the Federal Reserve System (which we sometimes refer to as the Federal Reserve) and the Massachusetts banking regulators. We cannot assure you as to when or if all the conditions to the merger will be met, and it is possible the parties will not complete the merger. For a further summary of the conditions of the Merger, please see “The Merger Agreement — Conditions to the Merger” beginning on page 51 of this proxy statement.

Q:	What will happen to my shares of common stock in MASSBANK Corp. after the merger?

A:	From and after the effective time of the merger, your shares of our common stock will represent solely the right to receive the merger consideration and trading in our common stock on the NASDAQ Global Select Market will cease. Price quotations for our common stock will no longer be available and we will cease filing periodic reports under the Securities Exchange Act of 1934, as amended (which we sometimes refer to as the Exchange Act).

Q:	What happens if I sell my shares before the special meeting?

A:	The record date for the special meeting is earlier than the expected effective time of the merger. If you held your shares of common stock on the record date but have transferred those shares after the record date and before the merger, you may retain your right to vote at the special meeting but not the right to receive the merger consideration. This right to receive the merger consideration will pass to the person who owns the shares of our common stock as of the effective time of the merger.

Q:	Should I send in my MASSBANK Corp. stock certificates now?

A:	No. After the merger is consummated, the paying agent will send you written instructions for exchanging your MASSBANK Corp. stock certificates. You must return your MASSBANK Corp. stock certificates as described in the instructions. You will receive your cash payment promptly after the paying agent receives your MASSBANK Corp. stock certificates and any completed documents required in the instructions.

PLEASE DO NOT SEND YOUR MASSBANK CORP. CERTIFICATES NOW.

Q:	What should I do if I have questions?

A:	If you have questions about the special meeting, the merger or this proxy statement, or would like additional copies of this proxy statement or the proxy card, you should contact Laurel Hill Advisory Group, LLC, our proxy solicitor, toll-free at (888) 742-1305.

SUMMARY

This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To understand the merger fully, you should carefully read this entire proxy statement, as well as the other documents to which we refer you, including the merger agreement attached to this proxy statement as Annex A. We have included page references in parentheses to direct you to a more complete summary of the topics presented in this summary. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions in the section entitled “Where You Can Find More Information” beginning on page  71 of this proxy statement.

Throughout this proxy statement, “MASSBANK Corp.,” “the Company,” “we” and “our” refer to MASSBANK Corp.; “Eastern” refers to Eastern Bank Corporation; “Eastern Bank” refers to Eastern Bank, a wholly-owned subsidiary of Eastern; “Merger Sub” refers to Minuteman Acquisition Corp., a wholly-owned subsidiary of Eastern; and the “Company Bank,” or “MASSBANK” refers to MASSBANK, a wholly-owned subsidiary of MASSBANK Corp. Also, we refer to the merger between MASSBANK Corp. and Merger Sub as the “merger”; and the agreement and plan of merger, dated as of March 10, 2008, by and among Eastern, Eastern Bank, Merger Sub, MASSBANK Corp. and MASSBANK as the “merger agreement.”

Parties to the Merger (Page 15)

MASSBANK Corp.
123 Haven Street
Reading, Massachusetts 01867
(781) 662-1000
www.massbank.com

MASSBANK Corp. is a Delaware corporation that is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (which we sometimes refer to as the BHC Act), and is subject to regulation by the Federal Reserve. The Company, which was organized in 1986, has its main office in Reading, Massachusetts. Through our subsidiaries, we offer a broad range of financial services to individuals and businesses. Our common stock is publicly traded, and we are registered as an issuer of publicly-traded securities with the Securities and Exchange Commission. Our common stock is quoted on the NASDAQ Global Select Market under the symbol “MASB.”

MASSBANK
123 Haven Street
Reading, Massachusetts 01867
(781) 662-1000
www.massbank.com

MASSBANK, the Company’s sole banking subsidiary, is a Massachusetts-chartered savings bank that was founded in 1872 as the Melrose Savings Bank. In 1983, the Reading Savings Bank was merged with and into the Melrose Savings Bank, and the name of the surviving institution was changed to “MASSBANK for Savings.” In 1986, MASSBANK for Savings converted from a mutual to a stock form of ownership and in 1996, MASSBANK for Savings changed its name to “MASSBANK.” MASSBANK has its main office in Reading, Massachusetts and has 14 additional full-service branch offices in Melrose (2), Stoneham, Wilmington (2), Medford, Chelmsford (2), Tewksbury, Westford, Dracut, Lowell (2) and Everett, Massachusetts.

EASTERN BANK CORPORATION
265 Franklin Street
Boston, Massachusetts 02110
(800) 327-8376
www.easternbank.com

Eastern is a mutual holding company corporation organized under the laws of the Commonwealth of Massachusetts. Eastern, through its wholly-owned subsidiary Eastern Bank, a Massachusetts-chartered trust company, engages in a retail, commercial and correspondent banking business, primarily in eastern Massachusetts. Eastern’s principal executive offices are located in Boston, Massachusetts.

EASTERN BANK
265 Franklin Street
Boston, Massachusetts 02110
(800) 327-8376
www.easternbank.com

Eastern Bank, a Massachusetts-chartered trust company and wholly-owned subsidiary of Eastern, operates 74 banking offices and in-store locations in Massachusetts. Eastern Bank offers retail and commercial banking products, as well as correspondent banking services for area community banks and offers a full range of financial products for consumers, businesses, investors, government agencies and nonprofit organizations located primarily in eastern Massachusetts. Eastern Bank’s principal executive offices are located in Boston, Massachusetts.

MINUTEMAN ACQUISITION CORP.
265 Franklin Street
Boston, Massachusetts 02110
(800) 327-8376
www.easternbank.com

Merger Sub is a corporation organized under the laws of the State of Delaware and a wholly-owned subsidiary of Eastern. Eastern organized Merger Sub for the sole purpose of entering into the merger agreement and consummating the merger. Merger Sub has not conducted any business. The principal executive offices of Merger Sub are located in Boston, Massachusetts.

The Merger (Page 21)

We signed a merger agreement with Eastern, Eastern Bank and Merger Sub on March 10, 2008. The merger agreement provides for the merger of Merger Sub with and into the Company, with the Company being the surviving corporation. Following the merger, the Company will cease to be a publicly traded company and will become a wholly-owned subsidiary of Eastern. The merger agreement is attached as Annex A to this proxy statement; please read it carefully.

What You Will Receive in the Merger (Page 47)

At the effective time of the merger, each outstanding share of our common stock will be converted automatically into the right to receive $40.00 in cash, without interest and less any applicable withholding taxes (which we sometimes refer to as the merger consideration).

The Special Meeting (Page 17)

A special meeting of the holders of our common stock will be held at          , located at          ,          ,          on          ,          , 2008, at          , local time. At the special meeting, you will be asked to consider and vote on a proposal to approve the merger agreement. We will also ask you to consider and vote on a proposal to adjourn, if necessary, the special meeting so that we can solicit additional proxies in favor of approval of the merger agreement.

Record Date and Voting Power (Page 18)

Our board has fixed the close of business on          , 2008, as the record date for determining stockholders entitled to notice of and to vote at the special meeting. On the record date, we had           outstanding shares of common stock held by approximately           stockholders of record. We have no other class of voting securities outstanding.

Stockholders of record on the record date will be entitled to one vote per share of our common stock on any matter that may properly come before the special meeting and any adjournment or postponement of that meeting.

Quorum and Vote Required (Page 18)

Our charter and bylaws and Delaware law require:

•	the presence, in person or by proxy, of the holders of a majority of the shares of our common stock outstanding and entitled to vote at the special meeting in order to constitute a quorum; and

•	the affirmative vote of holders of a majority of the shares of our common stock outstanding and entitled to vote at the special meeting in order to approve the merger agreement.

Failure to vote by proxy, either by mail, through the Internet or by telephone, or in person, will have the same effect as a vote against approval of the merger agreement.

On the record date, our directors and executive officers and their affiliates owned           shares of our common stock, or approximately     % of our outstanding shares. These shares are subject to voting agreements with Eastern.

Proxies and Voting (Page 19)

You may vote by proxy through the Internet, by telephone or by returning the enclosed proxy card. If you hold your shares through a broker or other nominee, you should follow the voter instruction form provided by your broker or nominee.

Shares of our common stock represented at the special meeting by properly executed proxies received prior to or at the special meeting, and not revoked, will be voted at the special meeting, and at any and all adjournments or postponements of that meeting, in accordance with the instructions on the proxies. If a proxy is duly executed and submitted without instructions, the shares of common stock represented by that proxy will be voted “FOR” approval of the merger agreement and, if necessary, “FOR” the approval of one or more adjournments of the special meeting to solicit additional proxies. Proxies are being solicited on behalf of our board.

Revocability of Proxy (Page 19)

A proxy may be revoked by the person who executed it at or before the special meeting. If you have not submitted a proxy through your broker or nominee, you may revoke your proxy by:

•	delivering to our Secretary a written notice of revocation bearing a later date than the proxy;

•	duly completing, signing, dating and returning a subsequent proxy;

•	properly casting a new vote through the Internet or by telephone at any time before the closure of the Internet or telephone voting facilities; or

•	attending the special meeting and voting in person.

Attendance at the special meeting will not, in and of itself, constitute revocation of a proxy.

If your shares are held in “street name,” you should follow the instructions of your broker or nominee regarding revocation of proxies.

Recommendation of Our Board and Reasons for the Merger (Page 29)

After an evaluation of a variety of business, financial and market factors and consultation with senior management and our legal and financial advisors, at a meeting on March 10, 2008, our board unanimously adopted the merger agreement and approved the merger and determined that the merger agreement and the merger were advisable and in the best interests of our stockholders. Our board unanimously recommends that our stockholders vote “FOR” approval of the merger agreement.

Opinion of Financial Advisor (Page 31)

Friedman, Billings, Ramsey & Co., Inc. (which we sometimes refer to as FBR), our financial advisor, delivered an oral opinion to our board, which was subsequently confirmed in writing, that, as of March 10, 2008, and based on and subject to the factors, limitations and assumptions set forth in the opinion, the merger consideration was fair, from a financial point of view, to holders of our common stock.

The full text of the written opinion of FBR, dated March 10, 2008, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B to this proxy statement. FBR provided its opinion for the information and assistance of our board in connection with its consideration of the merger agreement. The FBR opinion is not a recommendation as to how any holder of our common stock should vote with respect to the merger agreement. We have agreed to pay FBR an advisory fee in connection with the merger of approximately $1.7 million, which is contingent and payable upon the consummation of the merger. We have also paid FBR a $100,000 retainer fee and $500,000 to render the fairness opinion, which opinion fee will be credited against the advisory fee due upon the consummation of the merger. We have also agreed to reimburse certain of FBR’s out-of-pocket expenses incurred in connection with its engagement and to indemnify FBR and certain related parties against certain liabilities, and to reimburse FBR for certain expenses arising in connection with or as a result of its engagement.

Appraisal Rights (Page 62)

Holders of our common stock have the right to dissent from the merger and, if the merger is consummated and the dissenting shareholder satisfies all requirements of Delaware law, to receive payment equal to the fair value of their shares of our common stock, determined in the manner set forth under the Delaware General Corporation Law. The procedures that must be followed in connection with the exercise of appraisal rights are set forth in Section 262 of the Delaware General Corporation Law, a copy of which is attached as Annex D to this proxy statement. A stockholder seeking to exercise appraisal rights must file a written demand with the Company prior to the special meeting of his, her or its intention to demand appraisal rights and must not vote his, her or its shares in favor of approving the merger agreement. Failure to take any required step in connection with exercise of such rights may result in termination or waiver of these rights.

Exchange of Stock Certificates (Page 47)

As soon as reasonably practicable after the effective time of the merger, but in no event later than five business days after the effective time of the merger, the paying agent will mail to each of our stockholders a letter of transmittal and instructions specifying the procedures to be followed in surrendering your shares of our common stock in exchange for the merger consideration. You should not submit your stock certificates for exchange until you receive the letter of transmittal and instructions from the paying agent. You will receive the merger consideration promptly after surrendering your stock certificates along with the properly executed letter of transmittal and any other required documents.

Source of Funds (Page 61)

Eastern’s obligation to consummate the merger is not conditioned upon Eastern’s obtaining financing. Eastern anticipates that approximately $170 million will be required to pay the aggregate consideration to our stockholders and option holders. Eastern intends to finance the merger through internal cash resources.

Conditions to the Merger (Page 51)

The Company and Eastern will not consummate the merger unless a number of conditions are satisfied or waived, including:

•	our stockholders must have approved the merger agreement;

•	all required regulatory approvals must have been received, any waiting periods required by law must have passed, and none of the regulatory approvals must impose any burdensome condition upon Eastern;

•	there must be no order, decree or injunction in effect, nor any law, statue or regulation enacted or adopted, preventing consummation of the merger;

•	Eastern must receive from the Company all material third-party consents to the merger;

•	the representations and warranties of each of the Company and Eastern in the merger agreement must be accurate, subject, in most cases, to exceptions that would not have a material adverse effect;

•	the Company and Eastern must have each performed in all material respects all obligations required to be performed by it under the merger agreement;

•	there must not have been a material adverse effect on the Company since March 10, 2008; and

•	the total number of dissenting shares must not exceed 15% of the issued and outstanding shares of our common stock.

Solicitation of Proposals from Other Parties (Page 55)

The merger agreement restricts our ability to solicit or engage in discussions or negotiations with a third party regarding a proposal to acquire a significant interest in the Company. However, if we receive a bona fide unsolicited written acquisition proposal from a third party that is, or is reasonably likely to be, more favorable to our stockholders than the terms of the merger agreement, we may furnish nonpublic information to that third party and engage in negotiations regarding an acquisition proposal with that third party, subject to specified conditions in the merger agreement. In addition, unless our board determines in good faith, after consultation with legal counsel and financial advisors, that an acquisition proposal is a superior proposal and that it is required to take such action to comply with its fiduciary duties to our stockholders under applicable law, and we provide Eastern with notice of such determination and cooperate and negotiate in good faith with Eastern to adjust or modify the terms and conditions of the merger agreement and the merger, our board may not withdraw or modify its approval or recommendation of the merger agreement, approve or recommend another acquisition proposal to our stockholders, or cause the Company to enter into a letter of intent, definitive agreement or similar arrangement with respect to an acquisition proposal or that requires us to abandon, terminate or fail to consummate the merger.

Termination of the Merger Agreement (Page 57)

Either Eastern or the Company may terminate the merger agreement at or prior to the effective time of the merger if any of the following occurs:

•	the parties mutually agree in writing to terminate the merger agreement;

•	there has been either (1) a breach by the other party of any of its representations or warranties in the merger agreement or (2) a material breach by the other party of any of the covenants or agreements in the merger agreement and, in each case, the breach cannot be or has not been cured within 30 days after written notice of the breach (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement);

•	the merger is not consummated by November 1, 2008, unless the failure to consummate the merger is due to the failure by the terminating party to perform its obligations under the merger agreement;

•	the approval of any governmental authority required for consummation of the merger and the other transactions contemplated by the merger agreement has been denied by final nonappealable action of such governmental authority, or any governmental entity of competent jurisdiction has issued a final nonappealable order, injunction or decree enjoining or otherwise prohibiting the consummation of the transactions contemplated by the merger agreement, provided that the terminating party has used its reasonable best efforts to have such order, injunction or decree lifted;

•	our stockholders do not approve the merger agreement at the special meeting; or

•	a vote on the approval of the merger agreement has not been taken by our stockholders at the special meeting by November 1, 2008.

In addition, Eastern has the right to unilaterally terminate the merger agreement (we sometimes refer to these termination rights as Eastern’s unilateral termination rights) if:

•	our board:

•	modifies, qualifies, withholds or withdraws its approval or recommendation to our stockholders that they vote in favor of approval of the merger agreement (including taking a neutral position or no position with respect to an acquisition proposal);

•	makes any statement, filing or release, in connection with the special meeting or otherwise, inconsistent with its approval or recommendation to our stockholders that they vote in favor of approval of the merger agreement;

•	breaches its obligations to call, give notice of and commence the special meeting;

•	approves or recommends an acquisition proposal;

•	fails to publicly recommend against a publicly announced acquisition proposal within five business days of being requested to do so by Eastern; or

•	resolves or otherwise determines to take, or announces an intention to take, any of the foregoing actions; or

•	there has been a material breach by us of the no solicitation provisions of the merger agreement, as discussed in the section entitled “The Merger Agreement — Solicitation of Proposals from Other Parties” beginning on page 55 of this proxy statement.

We have the right to terminate the merger agreement if, at any time prior to our stockholders approving the merger agreement, we have received a superior proposal and

•	our board withdraws, qualifies or modifies its recommendation with respect to the merger agreement and we have otherwise complied in all material respects with the no solicitation provisions of the merger agreement, as discussed in the section entitled “The Merger Agreement — Solicitation of Proposals from Other Parties” beginning on page 55 of this proxy statement;

•	we concurrently pay Eastern a termination fee of $5 million, as discussed in the section entitled “The Merger Agreement — Termination Fee; Expenses” beginning on page 58 of this proxy statement; and

•	our board concurrently approves, and we concurrently enter into, a definitive agreement with respect to such superior proposal.

Termination Fee; Expenses (Page 58)

The merger agreement requires us to pay Eastern a termination fee equal to $5 million if:

•	the merger agreement is terminated by Eastern

•	pursuant to Eastern’s unilateral termination rights, as discussed in the section entitled “The Merger Agreement — Termination of the Merger Agreement” beginning on page 57 of this proxy statement;

•	because we have either (1) breached our representations or warranties in the merger agreement or (2) materially breached our covenants or agreements in the merger agreement and, in each case, the breach is incapable of being cured or, if capable of being cured, has not been cured within 30 days after written notice of the breach is given to us and Eastern is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement, as discussed in the section entitled “The Merger Agreement — Termination of the Merger Agreement” beginning on page 57 of this proxy statement, and on or before the date of such termination,

•	an acquisition proposal with respect to the Company has been publicly disclosed or announced and not withdrawn before the applicable breach by the Company; and

•	within one year of such termination, the Company enters into a definitive agreement with respect to, or the Company has consummated, an acquisition transaction;

•	because the merger has not been consummated by November 1, 2008 (other than because of a breach of the merger agreement caused by Eastern), as discussed in the section entitled “The Merger Agreement — Termination of the Merger Agreement” beginning on page 57 of this proxy statement, and on or before the date of such termination,

•	an acquisition proposal with respect to the Company has been publicly disclosed or announced and not withdrawn before November 1, 2008; and

•	within one year of such termination, the Company enters into a definitive agreement with respect to, or the Company has consummated, an acquisition transaction;

•	the merger agreement is terminated by Eastern or us

•	because our stockholders fail to approve the merger agreement at the special meeting, or any adjournment thereof, and on or before the date of such termination,

•	an acquisition proposal with respect to the Company has been publicly disclosed or announced and not withdrawn at least 10 days before the special meeting; and

•	within one year of such termination, the Company enters into a definitive agreement with respect to, or the Company has consummated, an acquisition transaction;

•	because a vote on the approval of the merger agreement has not been taken at the special meeting by November 1, 2008, and on or before the date of such termination,

•	an acquisition proposal with respect to the Company has been publicly disclosed or announced and not withdrawn by November 1, 2008; and

•	within one year of such termination, the Company enters into a definitive agreement with respect to, or the Company has consummated, an acquisition transaction; or

•	we terminate the merger agreement because we have received a superior proposal and our board

•	withdraws, qualifies or modifies its recommendation with respect to the merger agreement and we have otherwise complied in all material respects with the no solicitation provisions of the merger agreement, as discussed in the section entitled “The Merger Agreement — Solicitation of Proposals from Other Parties” beginning on page 55 of this proxy statement; and

•	concurrently approves, and the Company concurrently enters into, a definitive agreement with respect to such superior proposal.

The merger agreement requires Eastern to pay us a termination fee equal to $5 million if we terminate the merger agreement because Eastern has either (1) breached its representations or warranties in the merger agreement or (2) materially breached its covenants or agreements in the merger agreement and, in each case, the breach is incapable of being cured or, if capable of being cured, has not been cured within 30 days after written notice of the breach is given to us and we are not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement, as discussed in the section entitled “The Merger Agreement — Termination of the Merger Agreement” beginning on page 57 of this proxy statement.

If Eastern has not received the termination fee, as discussed above, the merger agreement requires us to pay Eastern $1 million, if

•	we have either (1) breached our representations or warranties in the merger agreement or (2) materially breached our covenants or agreements in the merger agreement and, in each case, the breach is incapable of being cured or, if capable of being cured, has not been cured within 30 days after written notice of the breach is given to us and Eastern is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement, as discussed in the section entitled “The Merger Agreement — Termination of the Merger Agreement” beginning on page 57 of this proxy statement;

•	our stockholders fail to approve the merger agreement at the special meeting, or any adjournment thereof; or

•	a vote on the approval of the merger agreement has not been taken by our stockholders at the special meeting by November 1, 2008.

Interests of Certain Persons in the Merger (Page 41)

In considering the recommendations of our board with respect to the approval of the merger agreement, you should be aware that our directors and executive officers have interests in the merger that may be in addition to, or different from, the interests of our stockholders. These interests may create potential conflicts of interest. Our board was aware of these interests, which include those summarized below, and considered them, among other matters, in adopting the merger agreement and approving the merger.

•	The executive officers’ employment agreements provide for the payment of severance benefits to the executive officers of the Company and/or the Company Bank, as the case may be, if the executive officer’s employment is terminated within two years following a change in control of the Company (which stockholder approval of the merger would constitute) either by (1) the Company and/or the Company Bank, as the case may be, for any reason other than for cause, or (2) the executive officer for good reason.

•	Stock options held by our directors and executive officers will be treated in the same manner as all other stock options in the merger. For a discussion regarding the treatment of stock options generally, see the section entitled “The Merger Agreement — Treatment of Stock Options” beginning on page 60 of this proxy statement. Our directors and executive officers holding in-the-money stock options, whether vested or unvested, as of April 10, 2008 will receive cash payments upon the consummation of the merger in an aggregate amount (before withholding for applicable taxes) of approximately $1,422,765.

•	In addition, under the terms of the merger agreement, our directors and executive officers will be entitled to indemnification in specified circumstances.

Voting Agreements (Page 44)

In connection with the merger agreement, Eastern entered into voting agreements with our executive officers and directors and certain of their affiliates, who are also stockholders of our company. Pursuant to the voting agreements, each stockholder has agreed, among other things to:

•	appear and cause all of his, her or its shares of our common stock to be counted as present for purposes of calculating a quorum;

•	vote in favor of approval of the merger agreement;

•	vote against any action or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the merger agreement or of such stockholder in the voting agreement;

•	vote against any acquisition proposal or any other action that is intended, or could reasonably be expected to, materially impede, interfere or be inconsistent with, delay, discourage or materially and adversely affect consummation of the transactions contemplated by the merger agreement or any of such stockholder’s obligations under the voting agreement; and

•	appoint Eastern as his, her or its proxy with respect to the voting of his, her or its shares if the stockholder is unable to perform his, her or its obligations under the respective voting agreement.

The following directors and executive officers entered into voting agreements with Eastern: Gerard H. Brandi, Allan S. Bufferd, Kathleen M. Camilli, Stephen W. Carr, Reginald E. Cormier, Alexander S. Costello, O. Bradley Latham, Stephen E. Marshall, Paul J. McCarthy, James L. Milinazzo, Nalin M. Mistry, Joseph P. Orefice, Nancy L. Pettinelli, Thomas J. Queeney, William F. Rivers, William F. Rucci, Jr., Donna H. West, and certain of their affiliates. As of the record date, there were           shares of our common stock subject to the voting agreements, which represented approximately     % of our outstanding common stock as of that date.

The form of voting agreement is attached to this proxy statement as Annex C.

Treatment of Stock Options (Page 60)

At the effective time of the merger, each outstanding option, whether vested or unvested, to purchase shares of our common stock will be canceled and the holder of such stock option will receive an amount in cash equal to the number of shares of common stock underlying the stock option multiplied by the excess, if any, between the merger consideration and the exercise price applicable to that stock option (which we sometimes refer to as the option consideration).

Effective Time of the Merger (Page 46)

We expect that the merger will be completed as soon as practicable following the approval of the merger agreement by our stockholders at the special meeting and the satisfaction or waiver of all other conditions. The parties cannot be certain whether or when any of the conditions to the merger will be satisfied, or waived where permissible. We currently expect to complete the merger during the third quarter of 2008; however, because the merger is subject to these conditions, we cannot predict the actual timing.

Litigation Related to the Merger (Page 40)

On March 13, 2008, Pennsylvania Avenue Funds, an alleged Company stockholder, filed a purported class action lawsuit allegedly on behalf of all Company stockholders in the Massachusetts Superior Court against the Company, our board, Eastern, Eastern Bank and Merger Sub. The complaint generally alleges that our board breached its fiduciary duties by approving the merger agreement because, plaintiff alleges, the merger consideration is inadequate, the merger agreement’s termination fee and no shop provisions discourage bids from other sources, the transaction unfairly benefits our board to the disadvantage of our stockholders, our chief executive officer and chairman of the board, during negotiations with Eastern, was also discussing a future position at Eastern, and approval of the merger by our board was a response by our board to a proxy contest that might have resulted in three members of our board being replaced. The complaint also alleges that the Company and Eastern aided and abetted our board’s breach of fiduciary duties. On April 18, 2008, the defendants filed motions to dismiss the lawsuit in its entirety. While this case is in the early stages, we believe that the lawsuit is without merit and intend to contest it vigorously.

Federal Income Tax Consequences (Page 65)

If the merger is consummated, the exchange of common stock by our stockholders for the merger consideration will be treated as a taxable transaction for federal income tax purposes under the Internal Revenue Code of 1986, as amended (which we sometimes refer to as the Internal Revenue Code), and may be taxable for state, local and foreign purposes as well. Because of the complexities of the tax laws, we advise you to consult your own personal tax advisors concerning the applicable federal, state, local, foreign and other tax consequences of the merger.

Regulatory Approvals and Other Information (Page 66)

Before we may complete the merger, the parties must obtain regulatory approvals from federal and state bank regulators, including the Federal Reserve, the Massachusetts Commissioner of Banks (which we sometimes refer to as the Massachusetts Commissioner) and the Massachusetts Board of Bank Incorporation (which we sometimes refer to as the Massachusetts BBI). On          , 2008 Eastern submitted the required notification to the Federal Reserve requesting approval for Eastern to acquire ownership and control of the Company and thereby acquire control of the Company Bank. On          , 2008, Eastern filed the required application with the Massachusetts Commissioner and on          , 2008 filed the required application with the Massachusetts BBI seeking approval of the bank merger and merger, respectively. In addition, the completion of the merger is subject to the expiration of certain waiting periods and other requirements that are described more fully in the section entitled “Regulatory Approvals and Other Information” beginning on page 66 of this proxy statement. Although we believe regulatory approvals will be received in a timely manner and currently expect to receive all such approvals no later than the third quarter of 2008, we cannot be certain when or if those approvals will be obtained.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement contains forward-looking statements about our plans, objectives, expectations and intentions. Forward-looking statements are statements that contain predictions or projections of future events or performance, and often contain words such as “anticipates,” “can,” “estimates,” “believe,” “expects,” “projects,” “will,” “might,” or other words indicating a statement about the future. You should read statements that contain these words carefully. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to:

•	the risk that we will be unable to satisfy all of the closing conditions set forth in the merger agreement;

•	the possibility that our stockholders will not approve the merger agreement;

•	the possibility that we may not obtain the necessary state and federal regulatory approvals to consummate the merger or that an adverse regulatory condition will be imposed in connection with those approvals;

•	the outcome of any legal proceeding that has been or may be instituted against us, Eastern or others relating to the merger agreement, including the terms of any settlement of such legal proceedings that may be subject to court approval;

•	the disruptions to our business as a result of the announcement and pendency of the merger, including our ability to retain depositor and loan relationships and key personnel; and

other risks detailed in our current filings with the Securities and Exchange Commission, including our most recent filings on Forms 10-Q and 10-K. For details about obtaining these documents, see the section entitled “Where You Can Find More Information” beginning on page 71 of this proxy statement.

The factors referred to above include many, but not all, of the factors that could impact our ability to achieve the results described in any forward-looking statement. You should not place undue reliance on forward-looking statements. We cannot guarantee that the merger will be consummated or our future results, performance or achievements. The statements made in this proxy statement represent our views as of the date of this proxy statement, and it should not be assumed that the statements made herein remain accurate as of any future date. Moreover, we assume no obligation to update forward-looking statements or update the reasons actual results could differ materially from those anticipated in forward-looking statements, except as required by law.

PARTIES TO THE MERGER

MASSBANK Corp.
123 Haven Street
Reading, Massachusetts 01867
(781) 662-1000
www.massbank.com

MASSBANK Corp. is a Delaware corporation that is registered as a bank holding company under the BHC Act, and is subject to regulation by the Federal Reserve. We have not elected “Financial Holding Company” status under the BHC Act. The Company, which was organized in 1986, has its main office in Reading, Massachusetts. Our common stock is publicly traded and we are registered as an issuer of publicly-traded securities with the Securities and Exchange Commission. Our common stock is quoted on the NASDAQ Global Select Market under the symbol “MASB.”

Through our subsidiaries, we provide a broad range of financial services to individuals and businesses and we do not engage in any business activity at the holding company level.

Our sole nonbank direct subsidiary is Knabssam LLC, a Delaware limited liability company wholly-owned by us and headquartered in Westford, Massachusetts. Knabssam was formed in 2006, and it holds a parcel of land that was acquired as bank premises and that is excess land adjacent to, but not necessary for the efficient operation of, the Company Bank’s Westford branch.

For more information on the business of the Company and our subsidiaries, please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2007. Please refer to the section entitled “Where You Can Find More Information” beginning on page 71 of this proxy statement in order to find out where you can obtain copies of our Annual Report as well as other documents that we file with the Securities and Exchange Commission.

MASSBANK
123 Haven Street
Reading, Massachusetts 01867
(781) 662-1000
www.massbank.com

MASSBANK, our sole banking subsidiary, is a Massachusetts-chartered savings bank that was founded in 1872 as the Melrose Savings Bank. In 1983, the Reading Savings Bank was merged with and into the Melrose Savings Bank, and the name of the surviving institution was changed to “MASSBANK for Savings.” In 1986, MASSBANK for Savings converted from a mutual to a stock form of ownership, and in 1996, MASSBANK for Savings changed its name to “MASSBANK.”

MASSBANK has its main office in Reading, Massachusetts and has 14 additional full-service branch offices in Melrose (2), Stoneham, Wilmington (2), Medford, Chelmsford (2), Tewksbury, Westford, Dracut, Lowell (2) and Everett, Massachusetts. MASSBANK and its subsidiaries (described below) offer a broad range of deposit accounts, loans and other financial products for consumers, businesses, government agencies and nonprofit organizations.

MASSBANK deposits are insured by the Deposit Insurance Fund of the Federal Deposit Insurance Corporation (which we sometimes refer to as the FDIC) to the maximum extent permitted by law and by the Depositors Insurance Fund for amounts in excess of FDIC coverage limits.

MASSBANK has three subsidiaries, all of which are wholly-owned, direct subsidiaries. The subsidiaries include Readibank Properties, Inc., a Massachusetts corporation that is currently inactive, but that holds certain bank premises; Readibank Investment Corporation, a Massachusetts-chartered corporation that holds, as a passive investor, a portfolio of bank eligible securities; and Melbank Investment Corporation, a Massachusetts-chartered corporation that, in a manner similar to Readibank Investment Corporation, holds, as a passive investor, a portfolio of bank eligible securities.

EASTERN BANK CORPORATION
265 Franklin Street
Boston, Massachusetts 02110
(800) 327-8376
www.easternbank.com

Eastern is a mutual holding company corporation organized under the laws of the Commonwealth of Massachusetts. Eastern, through its wholly-owned subsidiary Eastern Bank, a Massachusetts-chartered trust company, engages in a retail, commercial and correspondent banking business, primarily in eastern Massachusetts. Eastern’s principal executive offices are located in Boston, Massachusetts.

EASTERN BANK
265 Franklin Street
Boston, Massachusetts 02110
(800) 327-8376
www.easternbank.com

Eastern Bank, a Massachusetts-chartered trust company and wholly-owned subsidiary of Eastern, operates 74 banking offices and in-store locations in Massachusetts. Eastern Bank offers retail and commercial banking products, as well as correspondent banking services for area community banks and offers a full range of financial products for consumers, businesses, investors, government agencies and nonprofit organizations located primarily in eastern Massachusetts. Eastern Bank’s principal executive offices are located in Boston, Massachusetts.

Eastern Bank’s deposits are insured by the FDIC to the maximum extent permitted by law but are not insured by the Depositors Insurance Fund.

MINUTEMAN ACQUISITION CORP.
265 Franklin Street
Boston, Massachusetts 02110
(800) 327-8376
www.easternbank.com

Merger Sub is a corporation organized under the laws of the State of Delaware and a wholly-owned subsidiary of Eastern. Eastern organized Merger Sub for the sole purpose of entering into the merger agreement and consummating the merger. Merger Sub has not conducted any business. The principal executive office of Merger Sub is located in Boston, Massachusetts.

THE SPECIAL MEETING

We are furnishing this proxy statement to you, as a stockholder of MASSBANK Corp., as part of the solicitation of proxies by our board for use at the special meeting of stockholders.

Date, Time and Place of the Special Meeting

The special meeting will be held at          , located at          ,          ,          , on          ,          , 2008, at          , local time.

Purpose of the Special Meeting

At the special meeting, you will be asked to consider and vote on the following proposals:

•	to approve the merger agreement, a copy of which is attached as Annex A to this proxy statement;

•	to approve one or more adjournments of the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting, or at any adjournment or postponement of that meeting, to approve the merger agreement; and

•	to act upon any other business that may properly come before the special meeting or any adjournment or postponement of that meeting.

Recommendation of Our Board

Our board has unanimously determined that the merger agreement and the merger were advisable and in the best interests of our stockholders, and has adopted the merger agreement and approved the merger. Our board unanimously recommends that our stockholders vote “FOR” approval of the merger agreement.

Even though a quorum may be present at the special meeting, it is possible that we may not have received sufficient votes to approve the merger agreement by the time of the special meeting. To allow the proxies that have been received by us at the time of the special meeting to be voted for one or more adjournments of the special meeting for purposes of soliciting additional proxies to obtain the requisite stockholder vote, we are submitting a proposal to approve one or more adjournments to you for consideration. Our board recommends that you vote “FOR” the adjournment proposal so that proxies may be used for that purpose only, should it become necessary. Properly executed proxies will be voted “FOR” the adjournment proposal, unless otherwise indicated on the proxies. If the special meeting is adjourned for 30 days or less, we are not required to give notice of the time and place of the adjourned meeting unless our board fixes a new record date for the special meeting.

The matters to be considered at the special meeting are of great importance to you. Accordingly, we urge you to read and carefully consider the information presented in this proxy statement and to complete, sign, date and promptly return the enclosed proxy card in the enclosed postage-paid envelope or to vote your shares through the Internet or by telephone.

You should not send any stock certificates with your proxy cards. A letter of transmittal with instructions for the surrender of the Company’s stock certificates will be mailed to stockholders. For more information regarding the procedures for exchanging the Company’s stock certificates, see the section entitled “The Merger Agreement — Exchange of Stock Certificates” beginning on page 47 of this proxy statement.

Record Date and Voting Power

Our board has fixed the close of business on          , 2008 as the record date for the determination of stockholders entitled to notice of, and to vote at, the special meeting. At the close of business on the record date,       shares of our common stock were outstanding and entitled to receive notice of, and vote at, the special meeting. On the record date, our shares were held of record by approximately        stockholders. Our common stock is our only outstanding class of stock. Stockholders of record on the record date will be entitled to one vote per share of our common stock on any matter that properly comes before the special meeting and any adjournment or postponement of that meeting.

Quorum

Our charter and bylaws and Delaware law require the presence, in person or by duly executed proxy, of the holders of a majority of the voting power of shares of our common stock outstanding and entitled to vote at the special meeting to constitute a quorum. Both abstentions and broker “non-votes” will be counted as present for purposes of determining the existence of a quorum. If a quorum is not present and if the adjournment proposal has the necessary majority, we expect to adjourn or postpone the special meeting to solicit additional proxies and intend to vote any proxies we have received at the time of the special meeting in favor of an adjournment or postponement.

Vote Required

Our charter and bylaws and Delaware law require the affirmative vote of holders of a majority of the shares of our common stock outstanding and entitled to vote at the special meeting to approve the merger agreement. On the record date, our directors and executive officers and their affiliates owned           shares of our common stock, or approximately     % of our total outstanding shares, all of which are subject to voting agreements with Eastern. Pursuant to these voting agreements, our directors and executive officers and their affiliates have agreed, among other things, to vote in favor of approval of the merger agreement, as discussed in the section entitled “Interests of Certain Persons in the Merger — Voting Agreements” beginning on page 44 of this proxy statement.

The proposal to approve one or more adjournments of the special meeting requires the affirmative vote of holders of a majority of the shares of our common stock present or represented at the special meeting and entitled to vote on the proposal.

Abstentions and Broker Non-Votes

For purposes only of determining the presence or absence of a quorum for the transaction of business at the special meeting, we intend to count abstentions and broker “non-votes” as present at the special meeting. Abstentions and broker “non-votes” are not, however, counted as favorable votes and, therefore, have the same effect as a vote against approval of the merger agreement. If you fail to vote or abstain from voting, it will have the effect of a vote against the proposal to approve the merger agreement. Broker “non-votes” are shares held by brokers or nominees as to which (1) voting instructions have not been received from the beneficial owners or the persons entitled to vote those shares, and (2) the broker or nominee does not have discretionary voting power. The proposal to approve the merger agreement is not an item on which brokerage firms may vote in their discretion on behalf of their clients. Accordingly, we urge you to return the enclosed proxy card marked to indicate your vote, to vote your shares through the Internet or by telephone or to give your broker proper instructions.

To approve the adjournment proposal, a majority of the outstanding shares of our common stock present or represented at the special meeting and entitled to vote, which includes abstentions, must vote in favor of the proposal. Broker “non-votes” will have no effect on the outcome of this proposal.

Proxies and Voting

Stockholders may vote their shares by attending the special meeting and voting their shares in person or by completing, signing and dating the accompanying proxy card and promptly returning it to us. All properly executed proxies received prior to taking the vote at the special meeting and not revoked will be voted as instructed on the proxy card. If the proxy is signed and returned without indicating any voting instructions, the shares represented by that proxy will be voted “FOR” approval of the merger agreement, “FOR” the approval of one or more adjournments or postponements of the special meeting, if necessary, and in the discretion of the individuals named as proxies as to any and all other matters that may come before the special meeting.

In addition, stockholders may vote their shares through the Internet or by telephone by following the instructions included on the accompanying proxy card. If you vote your shares through the Internet or by telephone, please do not return the proxy card. You should be aware that in delivering a vote through the Internet or by telephone, you may incur costs such as telephone and Internet access charges for which you will be responsible. The Internet voting facility and the telephone voting facility for stockholders of record will close at          , Eastern Time, on          , 2008.

Stockholders who have questions or requests for assistance in completing and submitting proxy cards should contact Laurel Hill Advisory Group, LLC, our proxy solicitor, toll-free at (888) 742-1305.

Stockholders who hold their shares of our common stock in “street name,” meaning in the name of a bank, broker or other person who is the record holder, must either direct the record holder of their shares of our common stock how to vote their shares or obtain a proxy from the record holder to vote their shares at the special meeting.

Revocability of Proxies

If you have not submitted a proxy through your broker or other nominee, you may revoke your proxy at any time before it is voted at the special meeting by:

•	delivering to our Secretary at the address listed below a written notice of revocation bearing a later date than the proxy;

•	duly completing, signing, dating and delivering to our Secretary at the address listed below, a new proxy card, dated later than the first proxy card, which will automatically replace any earlier dated proxy card that you returned;

•	properly casting a new vote through the Internet or by telephone at any time before the closure of the Internet voting facilities and the telephone voting facilities; or

•	attending the special meeting and voting in person.

Attendance at the special meeting will not, in and of itself, constitute revocation of a proxy.

If your shares are held in “street name,” you should follow the voter instruction form provided by your broker or other nominee regarding revocation of proxies. If the holder of record of your shares is your broker, bank or other nominee and you wish to vote at the special meeting, you must bring a legal proxy from your broker, bank or other nominee authorizing you to vote those shares.

You should send any notice of revocation of your proxy card to:

MASSBANK Corp.
123 Haven Street
Reading, Massachusetts 01867
Attention: Robert S. Cummings, Secretary

Solicitation of Proxies and Expenses

In addition to solicitation by mail, our directors, officers and employees may solicit proxies by telephone, other electronic means or in person. These people will not receive any additional compensation for their services, but we will reimburse them for their out-of-pocket expenses. We will reimburse banks, brokers, nominees, custodians and fiduciaries for their reasonable expenses in forwarding copies of this proxy statement to the beneficial owners of shares of our common stock and in obtaining voting instructions from those owners. We will pay all expenses of filing, printing and mailing this proxy statement.

We have retained Laurel Hill Advisory Group, LLC to assist in the solicitation of proxies by mail, telephone or other electronic means, or in person, for a fee of approximately $6,000 plus reasonable out-of-pocket expenses relating to the solicitation.

Other Business

We are not currently aware of any business to be acted upon at the special meeting other than the matters discussed in this proxy statement. Under our bylaws, business transacted at the special meeting is limited to matters relating to the purposes stated in the notice of special meeting, which is provided at the beginning of this proxy statement, unless otherwise properly brought before the special meeting by our board or a stockholder. If other matters do properly come before the special meeting, or at any adjournment or postponement of the special meeting, we intend that shares of our common stock represented by properly submitted proxies will be voted by and at the discretion of the persons named as proxies on the proxy card. The grant of a proxy will confer discretionary authority on the persons named as proxies on the proxy card to vote in accordance with their best judgment on other matters that are properly presented at the special meeting.

THE MERGER

(Proposal 1)

This discussion of the merger is qualified by reference to the merger agreement, which is attached to this proxy statement as Annex A. You should read the entire merger agreement carefully as it is the legal document that governs the merger.

General

The merger agreement provides for the merger of Merger Sub with and into the Company. We will be the surviving corporation in the merger and will continue our existence under the laws of the State of Delaware as a wholly-owned subsidiary of Eastern. After the effective time of the merger, on a date selected by Eastern, Company Bank will merge with and into Eastern Bank, which is a wholly-owned subsidiary of Eastern, and Eastern Bank will be the surviving entity (which we sometimes refer to as the bank merger). As a result of the merger, we will cease to exist as a separate company and our common stock will no longer be listed on the NASDAQ Global Select Market. The merger will be consummated when the certificate of merger has been filed with the Secretary of State of the State of Delaware in accordance with Delaware General Corporation Law, which is expected to occur as soon as practicable after the special meeting and the satisfaction or waiver of all other conditions to closing, unless another effective time is specified in the certificate of merger. However, under the merger agreement, Eastern will not be required to consummate the merger until three business days after all of the conditions to the merger that can be satisfied prior to the closing are satisfied or waived.

As of the effective time of the merger, holders of shares of our common stock will have no further ownership interest in the surviving corporation. Instead, each holder of our common stock outstanding immediately prior to the effective time of the merger will be entitled to receive $40.00 in cash per share, without interest and less any applicable withholding taxes (which we sometimes refer to as the merger consideration). At the effective time of the merger, each outstanding option, whether vested or unvested, to purchase shares of our common stock will be canceled and the holder of such stock option will receive an amount in cash equal to the number of shares of common stock underlying the stock option multiplied by the excess, if any, between the merger consideration and the exercise price applicable to that stock option (which we sometimes refer to as the option consideration).

Background of the Merger

Our management and board of directors, with the assistance of our financial advisors and outside legal counsel, have periodically reviewed the various strategic alternatives available to the Company, including, among other things, continued independence, acquisitions of other institutions, and mergers with and acquisitions by larger institutions. Our management and board also prepare and update a strategic business plan and budget on an annual basis. At least once a year, our management and board compare quantitative measures of the Company’s performance with those of other financial institutions and review the banking industry environment, including the trend towards consolidation, and potential strategies for enhancing our competitive position in our industry. In addition, our board periodically discusses issues relating to its fiduciary duties with our outside legal counsel, Goodwin Procter LLP.

In the ordinary course of business, and consistent with these goals, our chairman, chief executive officer and president, Gerard H. Brandi, has been involved, from time to time, in informal discussions with representatives of other financial institutions regarding banking industry issues and exploratory discussions of the potential benefits and issues arising from possible combinations. Any conversations concerning a more substantial alliance between the parties were always general in nature and did not result in the parties engaging in more significant discussions.

On January 9, 2007, the chief executive officer of Company A had a dinner meeting with Mr. Brandi. During this meeting, the chief executive officer of Company A expressed his opinion that a combination of Company A and the Company would be competitively advantageous given, among other reasons, their complementary geographic footprints, and, as he had done in previous years, suggested to Mr. Brandi that, if our board ever decided to consider in a serious fashion the sale of the Company, it should contact Company A.

Between April 4, 2007 and April 6, 2007, we held our annual strategic planning conference where we, among other things, reviewed the banking industry environment, including the trend towards consolidation, the Company’s performance as compared with those of our peers, and the current mergers and acquisition environment in the banking industry. These discussions included a review of the various strategic alternatives available to the Company, including, among other things, continued independence, acquisitions of other institutions, and mergers with and acquisitions by larger institutions. At this conference, Mr. Brandi discussed the limitations facing the Company, including, among other things, industry consolidation, continued competition from non-banks as well as other community banks, the continued loss of market share to credit unions, mega-banks and mortgage companies, margin compression due to the inverted yield curve, the lack of noninterest income, facility limitations, unprofitable products, and employee retention issues. Also at this conference, at the suggestion of members of our board, a financial advisor provided, among other things, an overview of the banking industry environment and the current mergers and acquisition environment in the banking industry.

On August 7, 2007, a third party investor filed a Schedule 13D with the Securities and Exchange Commission in which the investor stated a desire to meet with our board and management to review ways to maximize stockholder value, including the possibility of a sale of the Company to a larger institution.

On August 20, 2007, the chief executive officer of Company A contacted Mr. Brandi to discuss the possibility of a strategic transaction. The parties concluded this discussion by agreeing to meet in person on August 29, 2007 to engage in further discussions.

On August 22, 2007, at a regularly scheduled joint meeting of the executive committee of our board and the executive committee of the Company Bank board, with Goodwin Procter in attendance at the request of the executive committees, Mr. Brandi updated the executive committees on the discussions with Company A. The executive committees also discussed the possibility of a strategic transaction with other parties. Mr. Brandi suggested that Company B may have an interest in a strategic transaction with the Company. At the conclusion of this meeting, the executive committees authorized Mr. Brandi to begin discussions with Company A regarding the terms of a potential transaction, including pricing. The executive committees also authorized Mr. Brandi to contact the chief executive officer of Company B regarding its interest in evaluating a potential strategic transaction between the parties.

On August 29, 2007, Mr. Brandi and the chief executive officer of Company A met in person in Boston to follow up on their August 20th discussion. During this meeting, they continued to express a mutual interest in a potential strategic transaction and discussed, in general terms, the potential merits and challenges of a strategic transaction between the two companies. The chief executive officer of Company A also expressed preliminary interest in pursuing a potential transaction at a price of up to $44.00 per share of our common stock in a combination of cash and Company A common stock.

On August 31, 2007, the Company entered into a customary confidentiality agreement with Company A.

On September 3, 2007, at Mr. Brandi’s initiative, Mr. Brandi had a breakfast meeting with the chief executive officer of Company B to discuss the possibility of a strategic transaction. The chief executive officer of Company B expressed an interest in a strategic transaction with the Company and the parties concluded this meeting by expressing an interest to engage in further discussions.

Between September 3, 2007 and September 5, 2007, Mr. Brandi and the chief executive officer of Company B engaged in several communications to follow up on their September 3rd discussion.

On September 5, 2007, the chief executive officer of Company B informed Mr. Brandi that Company B was not in a position to continue discussions with the Company regarding a potential strategic transaction at that time.

On September 12, 2007, at a regularly scheduled meeting of the Company Bank board, with Goodwin Procter in attendance at the request of the Company Bank board, Mr. Brandi, together with Goodwin Procter, updated the Company Bank board on the status of discussions with Company A and with Company B.

Also on September 12, 2007, the chief executive officer of Company A had a dinner meeting with Mr. Brandi and Goodwin Procter to continue discussions regarding a potential strategic transaction between the parties. The parties continued to discuss the possibility of a transaction at a price of up to $44.00 per share of our common stock in a combination of cash and Company A common stock. The chief executive officer of Company A stated that the exchange ratio for determining the number of shares of Company A common stock to be paid per share of our common stock would float so as to provide a fixed market value within a range to be determined. The chief executive officer of Company A also indicated that this proposal was preliminary and subject to Company A performing confirmatory due diligence and negotiating a mutually satisfactory definitive merger agreement.

Also on September 12, 2007, and in response to the on-going discussions with Company A and Company B, the Company requested that FBR assist our board in these discussions.

Between September 12, 2007 and September 19, 2007, the chief executive officer of Company A engaged in several communications with Mr. Brandi regarding the general terms of a potential transaction between the companies. Also during this period, Company A’s financial advisor engaged in several communications with FBR regarding the general terms of a potential transaction between the companies, including valuation issues.

During this same period, Company A’s financial advisor delivered to the Company a draft term sheet outlining the basic structure of Company A’s proposal to pay up to $44.00 per share for the Company’s common stock in a combination of cash and Company A common stock with the exchange ratio for determining the number of shares of Company A common stock floating so as to provide a fixed market value within a range to be determined.

Beginning on September 17, 2007 and throughout the rest of September, Company A and its financial advisor and legal counsel conducted financial and legal due diligence on the Company.

On September 19, 2007, the chief executive officer of Company A and two members of the board of directors of Company A met in Boston with Mr. Brandi, Allan S. Bufferd, a member of our board, and Robert S. Cummings, the Company’s Secretary and a member of the Company Bank board, regarding the general terms of a potential transaction between the companies, including, among other things, the structure of the transaction, valuation issues, the anticipated role of Mr. Brandi with the combined company and potential seats on Company A’s board of directors for Company representatives as well as the business and operating models of their respective companies.

On September 20, 2007, we formally engaged FBR as our financial advisor to assist our board in assessing the strategic alternatives available to the Company, including the proposal submitted by Company A, which engagement was confirmed in a letter dated September 20, 2007.

Also on September 20, 2007, legal counsel to Company A furnished an initial draft of the merger agreement to the Company.

Between September 20, 2007 and September 24, 2007, Company A and its financial advisor and legal counsel continued to conduct financial and legal due diligence on the Company. During this same period, the Company, FBR and Goodwin Procter began financial and legal due diligence on Company A.

Also during this period, Mr. Brandi and FBR engaged in several communications with Company A’s financial advisor regarding the form of consideration that Company A would pay for the Company’s common stock, whether the exchange ratio would be set at signing or at closing, and if the exchange ratio was set at signing, whether there would be any adjustments to the exchange ratio as a result of fluctuations in the value of Company A’s common stock at closing. Throughout these discussions, Company A’s financial advisor stated that the exchange ratio would be set at closing.

On September 24, 2007, after consulting with FBR and Goodwin Procter, Mr. Brandi called the chief executive officer of Company A and told him that setting the exchange ratio at closing was unacceptable.

On September 25, 2007, legal counsel for Company A furnished a draft term sheet outlining the basic structure and terms of Company A’s proposal to pay up to $44.00 per share of our common stock in a combination of cash and Company A common stock with the exchange ratio being set at closing and with no adjustments to the exchange ratio as a result of fluctuations in the value of Company A’s common stock.

Between September 25, 2007 and September 28, 2007, Mr. Brandi discussed the draft term sheet with FBR and Goodwin Procter.

Also on September 25, 2007, after a regularly scheduled dinner of present and former banking industry executives, Mr. Brandi and a member of the board of directors of Company A, who were both present at the dinner, discussed the general terms of a potential transaction, including, among other things, structure and valuation issues. The parties concluded this discussion by agreeing that the chief executive officer of Company A and two members of the board of directors of Company A would meet with Mr. Brandi and a member of our board in person on September 27, 2007 to discuss the general terms of a potential transaction, including, structure and valuation issues.

On September 26, 2007, at a regularly scheduled joint meeting of the executive committee of our board and the executive committee of the Company Bank board, with Goodwin Procter in attendance at the request of the executive committees, Mr. Brandi, together with Goodwin Procter, updated the executive committees on the discussions with Company A and discussed whether other parties would have a strong interest in acquiring the Company. Mr. Brandi indicated that Company C may be interested in such a transaction. At the conclusion of this meeting, the executive committees authorized Mr. Brandi to continue discussions with Company A regarding the terms of a potential transaction, including pricing, and authorized Mr. Brandi to initiate discussions with Company C.

On September 27, 2007, Mr. Brandi and Robert S. Cummings, the Company’s Secretary and a member of the Company Bank board, met with the chief executive officer of Company A and a member of the board of directors of Company A to discuss the general terms of a potential transaction, including, among other things, the transaction structure and valuation of a potential transaction. At this meeting, Company A provided the Company with a revised draft term sheet that outlined these discussions.

On September 28, 2007, FBR provided a revised draft term sheet to Company A’s financial advisor, which provided for the exchange ratio being set at signing, with adjustments, subject to certain collars, to the exchange ratio based on fluctuations in the value of Company A’s common stock through closing.

Between September 28, 2007 and October 2, 2007, FBR engaged in several discussions with Company A’s financial advisor regarding whether the exchange ratio would be set at signing or at closing and whether there would be any adjustments to the exchange ratio as a result of fluctuations in the value of Company A’s common stock at closing.

Due to the inability of Company A to propose acceptable definitive merger terms, on October 2, 2008, Mr. Brandi instructed Goodwin Procter to deliver a letter to Company A’s legal counsel asking Company A, pursuant to the terms of the confidentiality agreement between the parties, to either destroy or return any of the Company’s confidential information that Company A had in its possession. The letter was sent by Goodwin Procter but Company A did not return any documents to the Company.

On October 4, 2007, the chief executive officer of Company A delivered to Mr. Brandi an outline of a written proposal to acquire the Company for $44.00 per share, with 40% of the total consideration to consist of Company A common stock and 60% of the total consideration to consist of cash. The written proposal also stated that the exchange ratio for determining the number of shares of Company A common stock to be delivered at closing would float, to provide an agreed upon market value, within a +/- range of 10% relative to the 10-day trailing average stock price of Company A’s common stock at the signing of the definitive merger agreement, with each party having the right to terminate the definitive merger agreement if the 10-day trailing average stock price of Company A’s common stock was less than an agreed upon dollar amount per share. The written offer also stated that two members of our board would be asked to join the board of directors of Company A, one of whom would also be asked to join the board of directors of Company A’s banking subsidiary. The proposal was subject to Company A performing confirmatory due diligence and negotiating a mutually satisfactory definitive merger agreement and expired on October 16, 2008.

On October 9, 2007, Mr. Brandi met with the chief executive officer of Company C to discuss a potential strategic transaction between their respective companies, which meeting was arranged by FBR. Mr. Brandi and the chief executive officer of Company C discussed general industry trends and opportunities facing companies in the banking industry as well as their respective business models. The chief executive officer of Company C expressed an interest in a strategic transaction with the Company; however, no specific acquisition prices were discussed.

Between October 9, 2007 and October 16, 2007, FBR engaged in several preliminary discussions with Company C’s financial advisor regarding valuation matters related to a potential strategic transaction between the parties.

On October 10, 2007, at a regularly scheduled meeting of the Company Bank board, Mr. Brandi updated the Company Bank board on the status of discussions with Company A, Company B and Company C.

Also on October 10, 2007, Mr. Brandi had a discussion with the chief executive officer of Company B and inquired as to whether Company B had any interest in re-engaging in discussions concerning a potential strategic transaction between the parties. The chief executive officer of Company B informed Mr. Brandi that Company B was not in a position to engage in any such discussions at that time. Thereafter, discussions with Company B ceased.

On October 11, 2007, Company A’s legal counsel delivered a letter to Mr. Brandi indicating that Company A’s written proposal dated October 4, 2008 was extended from October 16, 2008 to October 18, 2008.

On October 15, 2007, Mr. Brandi had a dinner meeting with Company A’s financial advisors to discuss the status of the Company’s discussions with Company A regarding a potential strategic transaction.

On October 16, 2007, the chief executive officer of Company C delivered to FBR a written preliminary proposal to acquire the Company for a price between $42.00 and $43.00 per share in a combination of a cash and Company C common stock. The proposal also stated that the mix of the total consideration would be in the range of 50% stock/50% cash to 70% stock/30% cash with final percentages to be determined after further discussions between the parties. The written proposal further indicated that the exchange ratio for determining the number of shares of Company C common stock that would be delivered at closing would be fixed at signing. The proposal was subject to Company C performing confirmatory due diligence and negotiating a mutually satisfactory definitive merger agreement

On October 16, 2007, at a regularly scheduled meeting of our board, with FBR and Goodwin Procter in attendance at the request of our board, Mr. Brandi, together with FBR and Goodwin Procter, updated our board on, among other things, the discussions with Company A and Company C and the Company’s strategic alternatives and opportunities in general. FBR reviewed the terms of the preliminary proposals received from each of Company A and Company C. Following these discussions, our board authorized FBR to request a full proposal, including price and terms, from Company C’s financial advisor and to continue negotiations with Company A.

On October 17, 2007, at the request of Company A’s legal counsel, Goodwin Procter furnished Company A’s legal counsel with comments to the initial draft of the merger agreement that we had originally received on September 20, 2007.

During the period from October 9, 2007 to October 23, 2007, the market price of Company C’s common stock declined more than 18%. On October 23, 2007, Company C’s financial advisor informed FBR that, in light of the precipitous decline in Company C’s stock price, Company C was not in a position to continue discussions with the Company regarding a potential strategic transaction at that time.

On October 24, 2007, the chief executive officer of Company C contacted Mr. Brandi to reiterate the conversation between Company C’s financial advisor and FBR on October 23rd and stated that, in light of the precipitous decline in Company C’s stock price, Company C was not in a position to continue discussions with the Company regarding a potential strategic transaction at that time. Thereafter, discussions with Company C ceased.

On October 25, 2007, the chief executive officer of Company A sent a letter to Mr. Brandi asking Mr. Brandi for a response to Company A’s written offer dated October 4, 2008.

On November 1, 2007, Mr. Brandi sent the chief executive officer of Company A a letter stating that the Company had not heard from Company A or its legal counsel regarding the revised draft merger agreement Goodwin Procter had sent to Company A’s legal counsel on October 17, 2008.

During the period from August 31, 2007 to November 7, 2007, the market price of Company A’s common stock declined more than 23%. On November 7, 2007, the chief executive officer of Company A contacted Mr. Brandi and indicated that, in light of the steep fall in Company A’s stock price, the proposed transaction with the Company would be excessively dilutive to the stockholders of Company A and, therefore, Company A had determined to not proceed with the proposed transaction at that time.

On January 16, 2008, Mr. Brandi and the chief executive officer of Company A had a dinner meeting. During this meeting, Mr. Brandi discussed with the chief executive officer of Company A whether Company A was interested in re-engaging in discussions concerning a potential strategic transaction between the parties. The chief executive officer of Company A indicated that he would have to discuss the matter with Company A’s board of directors and financial advisors.

On January 22, 2008, FBR had a discussion with Company A’s financial advisor and inquired as to whether Company A had any interest in re-engaging in discussions concerning a potential strategic transaction between the parties. Company A’s financial advisor informed FBR that Company A was not in a position to pursue a viable transaction at that time. Thereafter, discussions with Company A ceased.

On January 25, 2008, at a special meeting of our board, with FBR and Goodwin Procter in attendance at the request of our board, our board discussed, among other things, the possibility of exploring a strategic transaction. The process and criteria for screening possible strategic partners and evaluating a potential strategic transaction were discussed. Following these discussions, our board authorized FBR to informally contact a number of local, regional and national banks which likely would have an interest in a strategic transaction with the Company.

In late January and early February, FBR contacted 14 institutions regarding their interest in evaluating a potential strategic transaction. Eastern and Company D expressed interest in learning more about the potential strategic transaction, including the identity of the Company, which was withheld by FBR.

During this same period, FBR had separate preliminary discussions with Richard E. Holbrook, the chairman and chief executive officer of Eastern, regarding valuation matters related to a potential strategic transaction between the parties and the chief executive officer of Company D and its financial advisor regarding valuation matters related to a potential strategic transaction between the parties.

On February 6, 2008, the Company entered into a customary confidentiality agreement with Eastern.

Also on February 6, 2008, Mr. Brandi contacted Mr. Holbrook regarding the discussions about a possible strategic transaction between the parties and the due diligence process.

Also on February 6, 2008, Mr. Brandi contacted the chief executive officer of Company D regarding the discussions about a possible strategic transaction between the parties and the due diligence process.

On February 7, 2008, at a special meeting of our board, with FBR and Goodwin Procter in attendance at the request of our board, FBR made a presentation to our board on the current status of the mergers and acquisition market in the banking industry in general and the Company’s performance as compared to our peers. As part of these discussions, FBR noted that there have been fewer merger and acquisition transactions completed in the recent past because of the substantial credit and subprime disruption, which also resulted in the pricing of completed transactions being significantly depressed. FBR also updated our board on the results of FBR’s informal discussions with the 14 potential strategic partners. FBR noted that, of the 14 potential strategic partners contacted, only two indicated an interest in proceeding with discussions. FBR stated that the other 12 potential strategic partners were either not interested or not able, at that time, to pursue a viable transaction. Our board, with the participation of FBR and Goodwin Procter, discussed the possibility of strategic transactions with either Eastern or Company D and authorized FBR to continue discussions with both parties and to discuss, among other things, valuation and the due diligence process.

After the February 7th board meeting, FBR informed both Mr. Holbrook and the chief executive officer of Company D and its financial advisor of the process our board was undertaking to move forward.

On February 8, 2008, the Company entered into a customary confidentiality agreement with Company D.

Between February 11, 2008 and February 22, 2008, FBR engaged in several discussions with the chief financial officer of Company D and the general counsel of Company D regarding the due diligence process.

On February 13, 2008, at a regularly scheduled meeting of the Company Bank board, Mr. Brandi updated the Company Bank board on, among other things, the discussions with Eastern and Company D.

Also on February 13, 2008, Mr. Holbrook delivered to FBR a written offer to acquire the Company for cash consideration of $40.00 for each share of our outstanding common stock, subject to Eastern performing confirmatory due diligence and negotiating a mutually satisfactory definitive merger agreement.

On February 14, 2008, Mr. Brandi and the chief executive officer of Company D discussed the on-going due diligence process.

Between February 14, 2008 and February 25, 2008, Eastern began conducting financial and legal due diligence on the Company.

Between February 22, 2008 and February 29, 2008, Company D and its financial advisor and legal counsel conducted financial and legal due diligence on the Company.

On February 25, 2008, Mr. Holbrook delivered to FBR a letter confirming the February 13th written offer to acquire the Company for cash consideration of $40.00 for each share of our outstanding common stock, subject to Eastern performing confirmatory due diligence and negotiating a mutually satisfactory definitive merger agreement. In addition, Eastern requested that we negotiate exclusively with them for a period of time to be determined. The Company refused to agree to negotiate exclusively with Eastern and did not sign the proposed exclusivity agreement.

Between February 26, 2008 and February 29, 2008, FBR engaged in a series of discussions with the chief executive officer of Company D and its financial advisor regarding Company D’s ability to make a viable proposal for the acquisition of the Company.

On February 28, 2008, Mr. Brandi and Mr. Holbrook met to discuss a potential strategic transaction between the parties. Mr. Brandi and Mr. Holbrook discussed the written offer that Mr. Holbrook had delivered on February 25, 2008 as well as the potential benefits to our stockholders and the customers of both companies that could result from such a transaction. Mr. Brandi and Mr. Holbrook also discussed general industry trends and opportunities facing companies in the banking industry as well as their respective business and operating models.

On February 29, 2008, the chief executive officer of Company D informed FBR that Company D was not in a position to continue discussions with the Company regarding a viable strategic transaction at that time. Thereafter, discussions with Company D ceased.

From February 25, 2008 through March 10, 2008, our management and financial and legal advisors and Eastern’s management and financial and legal advisors facilitated the exchange of business, financial, accounting, tax and legal due diligence and participated in discussions with each other on various issues relating to the proposed transaction.

On February 29, 2008, legal counsel to Eastern furnished an initial draft of the merger agreement to the Company.

On March 3, 2008, Mr. Brandi and Goodwin Procter met with Mr. Holbrook, Terence A. McGinnis, senior vice president and general counsel of Eastern, and Eastern’s outside legal counsel at Goodwin Procter’s offices in Boston to discuss and negotiate various issues in the draft merger agreement, including the representations and warranties to be made by the Company, the treatment of the Company’s employees in the merger, the conduct of the Company’s business between signing and closing of the merger, the parties’ respective conditions to closing, the rights of the parties to abandon the merger, the ability of the Company to consider competing proposals, the amount of the termination fee to be paid by the Company to Eastern, and the voting agreement to be entered into by the Company’s directors and officers pursuant to which such individuals would agree to vote their shares of Company common stock in favor of the merger.

On March 4, 2008, at a special joint meeting of our board and the Company Bank board, with FBR and Goodwin Procter in attendance at the request of our board and the Company Bank board, Mr. Brandi, together with FBR and Goodwin Procter, updated our board and the Company Bank board on the status of discussions with Company D and Eastern. FBR made a presentation to our board and the Company Bank board on the financial analysis of the proposed terms of the transaction with Eastern. Goodwin Procter advised our board and the Company Bank board as to its fiduciary duties in responding to Eastern’s proposal. In addition, Goodwin Procter reviewed for our board and the Company Bank board the terms of the merger agreement and the form of voting agreement, indicated the unresolved issues and informed our board and the Company Bank board as to the parties’ respective positions with respect to those issues, and updated our board and the Company Bank board on the status of due diligence. The directors commented and raised a number of issues, which were addressed by Goodwin Procter. At the conclusion of the meeting, our board and the Company Bank board directed management, FBR and Goodwin Procter to continue negotiations with Eastern and our board and the Company Bank board agreed to meet on March 7, 2008 to consider the proposed merger with Eastern, provided that all the remaining issues were resolved by that time.

Between March 4, 2008 and March 5, 2008, the parties continued negotiating the terms of the merger agreement and exchanging drafts between the parties.

On March 5, 2008, Mr. Brandi, Donna H. West, the Company’s Senior Vice President, Community Banking, and Chief Operating Officer, met with Mr. Holbrook to discuss the Company’s operating model, personnel and related matters.

On March 6, 2008, Mr. Brandi, FBR and Goodwin Procter met with Mr. Holbrook, Mr. McGinnis and Eastern’s outside legal counsel at Goodwin Procter’s offices in Boston to continue to discuss and negotiate various issues in the draft merger agreement.

On March 7, 2008, at a special joint meeting of our board and the Company Bank board, with FBR and Goodwin Procter in attendance at the request of our board and the Company Bank board, Mr. Brandi, together with FBR and Goodwin Procter, updated our board and the Company Bank board on the status of negotiations with Eastern. FBR reviewed for our board and the Company Bank board, its financial analysis of Eastern’s proposal. Goodwin Procter reviewed for our board and the Company Bank board the updated terms of the merger agreement, indicated the unresolved issues that had been agreed upon since the prior joint board meeting, subject to approval by our board and the Company Bank board, indicated the remaining unresolved issues, informed our board and the Company Bank board as to the parties’ respective positions with respect to those issues, and updated our board and the Company Bank board on the status of due diligence. The directors commented and raised a number of issues, which were addressed by Goodwin Procter. At the conclusion of the meeting, our board and the Company Bank board directed management, FBR and Goodwin Procter to continue negotiations with Eastern and our board and the Company Bank board agreed to meet on March 10, 2008 to consider the proposed merger with Eastern, provided that all the remaining issues were resolved by that time.

Between March 7, 2008 and March 10, 2008, the parties continued negotiating the terms of the merger agreement and exchanging drafts between the parties.

On March 10, 2008, our board and the Company Bank board held a special joint meeting, with FBR and Goodwin Procter in attendance at the request of our board and the Company Bank board, to consider approving the merger agreement and the merger. At this meeting, Mr. Brandi, together with FBR and Goodwin Procter, updated our board and the Company Bank board on all of the material terms of the transaction and the resolution of all significant issues. Goodwin Procter made a presentation in which the fiduciary duties of the directors in connection with the proposed transaction were again reviewed and the terms of the merger agreement, including the merger consideration, closing conditions, the ability of the Company to consider competing proposals, termination rights and termination fee, were summarized. The directors commented and raised a number of issues, which were addressed by Goodwin Procter. FBR made an updated presentation to our board and the Company Bank board regarding the financial analysis of the proposed terms of the transaction. At the conclusion of FBR’s update, FBR delivered an oral opinion concerning the fairness, from a financial point of view, of the proposed merger consideration to be received by holders of our common stock as set forth in the merger agreement, which opinion was later confirmed in writing. Our board and the Company Bank board then continued to discuss at length the terms of the proposed merger and a variety of positive and negative considerations concerning the transaction. The factors considered are described in more detail below under the heading “— Recommendation of Our Board and Reasons for the Merger” beginning on page 29 of this proxy statement. Based on these deliberations, by the unanimous vote of all directors, our board and the Company Bank board approved the merger agreement and the merger, authorized management to enter into the merger agreement and other related agreements and recommended that the stockholders vote their shares in favor of approving the merger agreement.

Following this joint meeting, on the evening of March 10, 2008, the parties executed the definitive merger agreement and issued a joint press release announcing the execution of the merger agreement after the closing of the markets.

Recommendation of Our Board and Reasons for the Merger

Recommendation of Our Board

Our board unanimously determined that the merger agreement and the merger were advisable and in the best interests of our stockholders, adopted the merger agreement and approved the merger, and recommended that our stockholders approve the merger agreement. In connection with the foregoing, our board considered the opinion of FBR, our company’s financial advisor, in making its recommendation. For more information on the opinion of FBR, see the section entitled “— Opinion of Financial Advisor” beginning on page 31 of this proxy statement. Our board unanimously recommends that our stockholders vote “FOR” approval of the merger agreement.

Reasons for the Merger

In reaching its determination, our board consulted with senior management and our financial and legal advisors, drew on their knowledge of the business, operations, properties, assets, financial condition, operating results, historical market prices and prospects of our company, and considered the following factors in favor of the merger:

•	the value of the consideration to be received by our stockholders pursuant to the merger agreement, as well as the fact that stockholders will receive the consideration in cash, which provides certainty of value to our stockholders compared to a transaction in which they would receive stock or other non-cash consideration;

•	the presentation of FBR (including the assumptions and methodologies underlying the analyses in connection therewith) and the opinion of FBR to our board dated March 10, 2008, a copy of which is attached to this proxy statement as Annex B and which you should read carefully in its entirety, which provides that, as of March 10, 2008, and based on and subject to the factors, limitations and assumptions set forth in its opinion, the merger consideration was fair, from a financial point of view, to holders of our common stock;

•	the then current financial market conditions, and historical market prices, volatility and trading information with respect to our common stock, including the possibility that if we remained as an independent publicly-owned corporation, in the event of a decline in the market price of our common stock or the stock market in general, the price that might be received by holders of our common stock in the open market or in a future transaction might be less than the merger consideration;

•	the then current and prospective economic, regulatory and competitive climate facing us and independent regional banking organizations generally, including margin pressure, minimal deposit growth, rising expenses, slowing revenue growth, the importance of capitalizing on developing opportunities in the banking and finance industries, the pace and scope of consolidation in the banking industry and competition from larger institutions;

•	the current and prospective regulatory and interest rate environment in which we operate;

•	the fact that discussions with Company A, Company B, Company C and Company D, as discussed in the section entitled “— Background of the Merger Section” beginning on page 21 of this proxy statement, did not result in a binding proposal to acquire the Company;

•	the geographic fit of the branch network of Company Bank and Eastern Bank;

•	the compatibility of the banking cultures and business and management philosophies of the two companies, particularly with respect to customer service, convenience, the meeting of local banking needs, disciplined loan and deposit pricing, conservative underwriting standards, and the companies’ compatible management teams;

•	the anticipated effect of the acquisition on our employees (including the fact that our employees who do not continue as employees of Eastern or Eastern Bank will be entitled to receive severance benefits);

•	the effect on our customers and the communities we serve;

•	the terms and conditions of the merger agreement, including:

•	the ability of our board, under certain circumstances, to furnish information to and conduct negotiations with a third party and, upon the payment to Eastern of a termination fee of $5 million, to terminate the merger agreement to accept a superior proposal; and

•	our board’s belief that the $5 million maximum aggregate fees payable to Eastern was reasonable in the context of termination fees that were payable in other comparable transactions and would not be likely to preclude another party from making a competing proposal;

•	the likelihood that the merger will be consummated in light of the limited conditions to Eastern’s obligation to consummate the merger;

•	Eastern’s financial capability and the absence of any financing condition to Eastern’s obligation to consummate the merger;

•	the fact that the merger agreement and the transactions contemplated thereby were the product of extensive arms’ length negotiations between representatives of Eastern and representatives of the Company;

•	the fact that dissenters’ rights of appraisal would be available to our stockholders under Delaware law. For more information, see the section entitled “Appraisal Rights” beginning on page 62 of this proxy statement; and

•	the fact that approval of the merger agreement would require the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote. Our board noted that all of our directors and executive officers and their affiliates, who collectively owned approximately 9% of our common stock, entered into a voting agreement with Eastern in which the stockholders agreed to vote the shares held by such stockholders in favor of approval of the merger agreement. Our board also noted that the voting agreements with the stockholders were a condition to Eastern entering into the merger agreement and that such voting agreements terminate in the event that the merger agreement is terminated in accordance with its terms.

In the course of its deliberations, our board also considered a variety of risks and other countervailing factors, including:

•	the risks and costs to us if the merger does not close, including:

•	the diversion of management and employee attention, potential employee attrition and the effect on customers and business relationships; and

•	the market price of our common stock, as the market price could be affected by many factors, including (1) the reason or reasons for which the merger agreement was terminated and whether such termination resulted from factors adversely affecting us; (2) our then current operating and financial results, which could be variable; (3) the possibility that, as a result of the termination of the merger agreement, the marketplace would consider us to be an unattractive acquisition candidate; and (4) the possible sale of shares of our common stock by short-term investors (such as arbitrageurs) following an announcement of termination of the merger agreement;

•	the restrictions that the merger agreement imposes on actively soliciting competing bids, and the fact that we would be obligated to pay the $5 million termination fee to Eastern under certain circumstances;

•	the fact that we will no longer exist as an independent, stand-alone company and our stockholders will no longer participate in the growth of the Company or in any synergies resulting from the merger;

•	the fact that gains from an all-cash transaction would be taxable to our stockholders for U.S. federal income tax purposes; and

•	the interests of our officers and directors in the merger described under the section entitled “Interests of Certain Persons in the Merger” beginning on page 41 of this proxy statement.

The foregoing discussion of the factors considered by our board is not intended to be exhaustive, but does set forth the principal factors considered by our board. Our board collectively reached the unanimous conclusion to adopt the merger agreement and approve the merger in light of the various factors described above and other factors that each member of our board felt was appropriate. In view of the wide variety of factors considered by our board in connection with its evaluation of the merger and the complexity of these matters, our board did not consider it practical and did not attempt to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision. Rather, our board made its recommendation based on the totality of information presented to and the investigation conducted by it. In considering the factors discussed above, individual directors may have given different weights to different factors.

After evaluating these factors and consulting with our legal counsel and financial advisors, our board determined that the merger agreement was advisable and in the best interests of our stockholders. Accordingly, our board has unanimously adopted the merger agreement and approved the merger. Our board unanimously recommends that you vote “FOR” approval of the merger agreement.

Opinion of Financial Advisor

We retained FBR as our financial advisor due to FBR’s qualifications, expertise, and reputation and its knowledge of our business and the banking industry. Pursuant to our engagement letter with FBR, dated September 20, 2007 and as amended March 8, 2008, we requested that FBR evaluate the fairness, from a financial point of view, of the merger consideration to be received by holders of our common stock.

On March 10, 2008, FBR delivered its oral opinion and subsequently confirmed in writing on the same date to our board that, based on and subject to the factors, limitations and assumptions set forth in the opinion, the merger consideration to be received by the holders of our common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders.

The full text of the written opinion of FBR, dated March 10, 2008, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B to this proxy statement and is incorporated in this proxy statement by reference. You are urged to, and should, read the FBR opinion carefully and in its entirety. FBR provided its opinion for the information and assistance of our board in connection with its consideration of the transactions contemplated by the merger agreement. The FBR opinion was limited solely to the fairness to our stockholders of the merger consideration from a financial point of view as of the date of the opinion. Neither the FBR opinion nor the related analyses constituted a recommendation of the merger to our board. FBR makes no recommendation to any of our stockholders as to how to vote at the special meeting. FBR was not requested to consider, and its opinion does not address, the relative merits of the merger compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage. This summary of the FBR opinion is qualified in its entirety by reference to the full text of the opinion.

In arriving at its opinion, FBR, among other things:

•	reviewed a draft of the merger agreement dated March 10, 2008 and the financial terms and conditions set forth therein, as well as the schedules and exhibits thereto, furnished by our legal counsel;

•	reviewed our Annual Reports to Stockholders and Annual Reports on Form 10-K for each of the fiscal years ended December 31, 2004, December 31, 2005 and December 31, 2006, including the audited financial statements contained therein and our Quarterly Reports on Form 10-Q for each of the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007;

•	reviewed regulatory financial data concerning the Company, available through SNL Financial LLC (an industry information and research firm), for the fiscal years ended December 31, 2005, December 31, 2006 and December 31, 2007;

•	reviewed certain other public and non-public information, primarily financial in nature, relating to the business, earnings, assets and prospects of the Company and Eastern provided to FBR or publicly available;

•	participated in meetings and telephone conferences with our senior management concerning the financial condition, business, assets, financial forecasts and prospects of the Company, as well as such other matters as we deemed relevant to our inquiry;

•	reviewed certain stock market information for our common stock and compared it with similar information for companies that FBR deemed to be relevant for purposes of arriving at its opinion;

•	compared our results of operations and financial condition with that of certain thrift institutions that FBR deemed to be relevant for purposes of arriving at its opinion;

•	compared the financial terms of the merger with the financial terms, to the extent publicly available, of other transactions that FBR deemed relevant and comparable to the merger;

•	assisted in negotiations and discussions related to the merger among the Company, Eastern and their respective financial and legal advisors; and

•	performed such other reviews and analyses and considered such other information as FBR deemed appropriate for the purposes of its opinion.

In preparing its opinion, FBR, with the consent of our board, relied upon and assumed the accuracy and completeness of all of the financial, accounting, legal, tax and other information it reviewed, and did not assume any responsibility for the independent verification of any of such information. With respect to the financial forecasts provided to or discussed with FBR by our management and other financial information provided to FBR by our management, FBR assumed that they were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the Company. FBR assumed no responsibility for the assumptions, estimates and judgments on which such forecasts and other financial information were based and did not made any independent verification of any such information. In addition, FBR was not requested to make, and did not make, an independent evaluation or appraisal of the assets or liabilities (contingent, derivative, off-balance sheet or otherwise) of the Company or any of its subsidiaries or of Eastern or any of its subsidiaries, independently or combined, nor was FBR furnished with any such evaluations or appraisals, and, accordingly, FBR expressed no opinion as to the future prospects, plans or viability of the Company or Eastern, independently or combined.

FBR also assumed that there has been no change in the assets, liabilities, business, condition (financial or otherwise), results of operations or prospects of the Company or of Eastern since the date of the most recent financial statements made available to FBR that would be material to its analysis. FBR also assumed that the merger agreement, when executed, conformed to the draft reviewed by FBR in all respects material to its analyses, that in the course of obtaining any necessary regulatory and third party consents, approvals and agreements for the merger, no modification, delay, limitation, restriction or condition will be imposed that will have a material adverse effect on the merger and that the merger will be consummated in accordance with the terms of the merger agreement, without waiver, modification or amendment of any term, condition or agreement that is material to FBR’s analysis, including that Eastern will have sufficient funds available at closing to consummate the merger.

The FBR opinion is necessarily based on financial, economic, market and other circumstances and conditions as they exist on and the information made available to FBR as of the date of its opinion. The FBR opinion can be evaluated only as of March 10, 2008 and any change in such circumstances and conditions would require a reevaluation of the opinion, which FBR is under no obligation to undertake. FBR assumes no responsibility to update or revise its opinion based upon events or circumstances occurring after the date of the opinion.

The following is a summary explanation of the various sources of information and valuation methodologies employed by FBR in rendering its opinion. These analyses were presented to our board at its meeting on March 10, 2008. This summary includes the financial analyses used by FBR and deemed to be material, but does not purport to be a complete description of analyses performed by FBR in arriving at its opinion. This summary of financial analyses includes information presented in tabular format. In order to fully understand the financial analyses used by FBR, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

Description of Valuation Analysis

FBR assessed the fairness of the merger consideration to the holders of our common stock in connection with the merger by assessing the value of the Company using several methodologies, including:

•	a comparable companies analysis using valuation multiples from selected publicly traded companies;

•	a comparable acquisitions analysis; and

•	discounted dividend analysis,

each of which is described in more detail below. Each of these methodologies was used to generate imputed valuation ranges that were then compared to the $40.00 per share merger consideration.

The following table shows the ranges of imputed valuation per share of our common stock derived using each of these methodologies. No company or transaction reviewed was directly comparable to the Company or the merger. Accordingly, these analyses involved complex considerations and judgments concerning differences in financial and operating characteristics of the Company relative to the selected companies and to the targets in the selected transactions and other factors that would affect their values. The table should be read together with the more detailed summary of each of the valuation analyses discussed below.

		Implied Valuation of the Company’s Common Stock
Valuation Methodology	Metric	Minimum	Median	Maximum

Comparable Companies Analysis — New England Based Thrifts	Last Twelve Months Earnings Per Share	$25.67	$35.61	$52.18
	2008 Analyst Earnings Per Share Estimates	$20.59	$20.59	$20.59
	Book Value	$22.00	$26.61	$28.54
	Tangible Book Value	$23.37	$28.25	$34.02
Comparable Companies Analysis — Nationwide Thrifts	Last Twelve Months Earnings Per Share	$16.15	$27.59	$52.18
	2008 Analyst Earnings Per Share Estimates	$19.44	$24.48	$38.66
	Book Value	$20.75	$26.21	$45.43
	Tangible Book Value	$25.68	$27.71	$44.84
Comparable Acquisition Analysis — Massachusetts Based Companies	Last Twelve Months Net Income	$30.27	$48.04	$58.83
	Book Value	$35.07	$41.85	$48.38
	Tangible Book Value	$35.60	$45.63	$65.25
	Premium to Core Deposits	$42.61	$49.96	$69.34
Comparable Acquisition Analysis — Nationwide Companies	Last Twelve Months Net Income	$23.95	$37.85	$57.78
	Book Value	$25.90	$39.25	$62.20
	Tangible Book Value	$29.74	$39.79	$62.77
	Premium to Core Deposits	$32.69	$48.01	$72.76
Discounted Dividend Analysis	Not Applicable	$33.58	$43.36	$55.57

In the book value and tangible book value analyses, FBR assumed:

•	that a buyer would be willing to pay a premium to tangible book value on a normalized capital base and would value excess equity on a dollar for dollar basis; and

•	a normalized tangible equity to tangible assets capital ratio of 8%.

Comparable Companies Analysis

FBR compared the financial and operating performance of the Company with publicly available information of selected thrifts (1) located in the New England market and (2) nationwide, in each case, with similar operating characteristics, in order to derive multiples that indicate the value public equity markets place on companies in a particular market segment. In order to perform this analysis, FBR compared financial information of the Company with publicly available information for the companies included in the applicable markets. For this analysis, as well as other analyses, FBR examined publicly available information.

No company utilized in the comparable companies analysis as a comparison to the Company is identical to the Company. In evaluating the comparables, FBR made numerous assumptions with respect to the thrift industry’s performance and general economic conditions, many of which are beyond the control of the Company. Mathematical analysis, such as determining the median, average or range, is not in itself a meaningful method of using comparable company data.

The companies included in the New England-based thrifts market were:

•	Benjamin Franklin Bancorp Inc.;

•	Berkshire Hills Bancorp Inc.;

•	Central Bancorp Inc.;

•	Hingham Institution for Savings;

•	LSB Corp.;

•	Mayflower Bancorp Inc.; and

•	PSB Holdings Inc. (MHC).

These companies were selected, among other reasons, for their size, target market, focus and performance. All companies had a tangible equity to tangible assets ratio of less than 10%.

The companies included in the nationwide thrifts market were:

•	Danvers Bancorp Inc.;

•	First Financial Northwest Inc.;

•	HMN Financial Inc.;

•	BofI Holding, Inc.;

•	HF Financial Corp.;

•	Benjamin Franklin Bancorp Inc.;

•	Rainier Pacific Financial Group Inc.;

•	HopFed Bancorp Inc.;

•	Harleysville Savings Financial;

•	Citizens South Banking Corp.;

•	Fidelity Bancorp Inc.;

•	TF Financial Corp.;

•	Meta Financial Group Inc.;

•	First Federal Bankshares Inc.;

•	Pamrapo Bancorp Inc.;

•	LSB Corp.; and

•	First Keystone Financial

These companies were selected, among other reasons, for their size, target market, focus and performance. All companies had a tangible equity to tangible assets ratio of less than 10%.

For each selected company, using publicly available information, FBR calculated the ratio of

•	its last twelve months earnings per share;

•	its estimated earnings per share for 2008;

•	its book value per share as of the most recent reported quarter; and

•	its tangible book value per share as of the most recent reported quarter,

in each case, to the applicable company’s stock price as of March 7, 2008. The following table presents, based on closing prices as of March 7, 2008, the minimum, median and maximum multiples based on the applicable metric for both the New England-based thrifts comparable companies and the nationwide based thrift comparable companies:

	Comparable New England				Comparable Nationwide
	Based Thrifts				Thrifts
	Low/High				Low/High
	Range		Median		Range		Median

Last Twelve Months Earnings Per Share	14.0x — 29.4	x	19.8	x	8.5x — 29.4	x	14.0	x
Estimated Earnings Per Share	10.4x — 10.4	x	10.4	x	9.8x — 20.3	x	12.6	x
Book Value per Share for the Most Recently Reported Quarter	0.72x — 1.20	x	1.06	x	0.63x — 2.44	x	1.03	x
Tangible Book Value for the Most Recently Reported Quarter	0.84x — 1.63	x	1.20	x	1.01x — 2.44	x	1.10x

The comparables imply the following minimum, median and maximum per share value for the Company:

	Comparable England		Comparable Nationwide
	Based Thrifts		Thrifts
	Low/High		Low/High
	Range	Median	Range	Median

Last Twelve Months Earnings Per Share	$25.67 — $52.18	$35.61	$16.15 — $52.18	$27.59
Estimated Earnings Per Share	$20.59 — $20.59	$20.59	$19.44 — $38.66	$24.48
Book Value per Share for the Most Recently Reported Quarter(1)	$22.00 — $28.54	$26.61	$20.75 — $45.43	$26.21
Tangible Book Value for the Most Recently Reported Quarter(1)	$23.37 — $34.02	$28.25	$25.68 — $44.84	$27.71

(1)	This calculation has been adjusted to an 8% normalized tangible equity to tangible assets capital ratio and equity valued on a dollar for dollar basis above 8%.

Comparable Acquisitions Analysis

FBR considered ratios of equity purchase price to selected historical and projected operating results in order to indicate multiples strategic and financial acquirers have been willing to pay for companies in a particular market segment. In order to perform this analysis, FBR reviewed a number of transactions, including those involving companies deemed by FBR to be comparable to the Company based on financial performance, market focus, business model and size. FBR reviewed 12 comparable merger and acquisition transactions within the thrifts industry announced from January 1, 2003 through March 7, 2008 where the target was a thrift headquartered in Massachusetts and had a tangible equity to tangible assets ratio less than 10%. FBR also reviewed 29 comparable merger and acquisition transactions within the thrifts industry announced from January 1, 2003 through March 7, 2008 where the target was a thrift headquartered in the United States, had total assets between $500 million and $1.5 billion and had a tangible equity to tangible assets ratio less than 10%. For this analysis, as well as other analyses, FBR examined publicly available information.

No transaction reviewed was directly comparable to the merger. In evaluating the comparables, FBR made numerous assumptions with respect to the thrift industry’s performance and general economic conditions, many of which are beyond the control of the Company. Accordingly, this analysis involved complex considerations and judgments concerning differences in financial and operating characteristics of the Company relative to the targets in the selected transactions and other factors that would affect the acquisition values in the precedent transactions. Mathematical analysis, such as determining the median, average or range, is not in itself a meaningful method of using comparable company data.

The 12 comparable merger and acquisition transactions within the thrifts industry announced from January 1, 2003 through March 7, 2008 where the target was a thrift headquartered in Massachusetts and had a tangible equity to tangible assets ratio less than 10% consisted of the following acquisitions:

Target	Acquiror

Port Financial Corp.	Royal Bank of Scotland Group Plc
First Essex Bancorp, Inc.	Sovereign Bancorp, Inc.
FIRSTFED AMERICA BANCORP, INC.	Webster Financial Corporation
Abington Bancorp, Inc.	Seacoast Financial Services Corporation
Seacoast Financial Services Corporation	Sovereign Bancorp, Inc.
BostonFed Bancorp, Inc.	Banknorth Group, Inc.
Mystic Financial, Inc.	Brookline Bancorp, Inc.
Chart Bank A, Cooperative Bank	Benjamin Franklin Bancorp, Inc.
Woronoco Bancorp, Inc.	Berkshire Hills Bancorp, Inc.
BankMalden CO-OP BK	Danvers Bancorp, Inc.
Westborough Financial Services, Inc.	Assabet Valley Bancorp
Ipswich Co-operative Bank	Institution for Savings

The 29 comparable merger and acquisition transactions within the thrifts industry announced from January 1, 2003 through March 7, 2008 where the target was a thrift headquartered in the United States, had total assets between $500 million and $1.5 billion and had a tangible equity to tangible assets ratio less than 10% consisted of the following acquisitions:

Target	Acquiror

Lighthouse Financial Services	SunTrust Banks, Inc.
First Bell Bancorp, Inc.	Northwest Bancorp Inc. (MHC)
Monterey Bay Bancorp, Inc.	UnionBanCal Corporation
Port Financial Corp.	Royal Bank of Scotland Group Plc
Klamath First Bancorp, Inc.	Sterling Financial Corporation
Progress Financial Corporation	FleetBoston Financial Corporation
Southeast Texas Bcshs Inc.	Texas Regional Bancshares, Inc.
Thistle Group Holdings, Co.	Royal Bank of Scotland Group Plc
Abington Bancorp, Inc.	Seacoast Financial Services Corporation
Warwick Community Bancorp, Inc.	Provident Bancorp Inc.
FSF Financial Corp.	MidCountry Financial Corp.
Winton Financial Corp.	WesBanco, Inc.
First Capital Bankers Inc.	Prosperity Bancshares, Inc.
Northeast Pennsylvania Financial Corp.	KNBT Bancorp, Inc.
Woronoco Bancorp, Inc.	Berkshire Hills Bancorp, Inc.
FFLC Bancorp, Inc.	The Colonial BancGroup, Inc.
Gibraltar Financial Corporation	Boston Private Financial Holdings, Inc.
EFC Bancorp, Inc.	MAF Bancorp, Inc.
Great Lakes Bancorp, Inc.	Bay View Capital Corp.
NewMil Bancorp, Inc.	Webster Financial Corporation
FirstBank NW Corp.	Sterling Financial Corporation
Pocahontas Bancorp, Inc.	IBERIABANK Corporation
First Federal Banc of the Southwest, Inc.	Washington Federal, Inc.
FMS Financial Corporation	Beneficial Mutual Bancorp, Inc.
City & Suburban Financial Corp.	Ridgewood Savings Bank
First Mutual Bancshares, Inc.	Washington Federal, Inc.
PVF Capital Corp.	United Community Financial Corp.
Peoples Community Bancorp, Inc.	Integra Bank Corporation
MFB Corp.	MutualFirst Financial, Inc.

For each of the transactions, FBR analyzed the price:

•	as a multiple of the last twelve months earnings of the target company prior to the transaction;

•	as a multiple of the book value of the target company as of the most recent reported quarter prior to announcement of the transaction;

•	as a multiple of the tangible book value of the target company as of the most recent reported quarter prior to announcement of the transaction; and

•	as a premium to core deposits.

The following table presents the results of this analysis for the transactions reviewed, based on information available as of March 7, 2008:

	Comparable Massachusetts		Comparable Nationwide
	Based Transactions		Transactions
	Low/High Range	Median	Low/High Range	Median

Last Twelve Months Earnings	16.7x — 33.2x	27.0x	13.0x — 32.6x	21.1x
Book Value per Share for the Most Recently Reported Quarter	1.68x — 2.65x	2.18x	1.11x — 3.67x	1.98x
Tangible Book Value for the Most Recently Reported Quarter	1.75x — 3.96x	2.50x	1.31x — 3.78x	2.06x
Premium to Core Deposits	13.2% — 33.8%	18.9%	6.1% — 36.5%	17.3%

The comparables imply the following minimum, median and maximum value per share for the Company:

	Comparable Massachusetts		Comparable Nationwide
	Based Transactions		Transactions
	Low/High Range	Median	Low/High Range	Median

Last Twelve Months Earnings	$30.27 — $58.83	$48.04	$23.95 — $57.78	$37.85
Book Value per Share for the Most Recently Reported Quarter(1)	$35.07 — $48.38	$41.85	$25.90 — $62.20	$39.25
Tangible Book Value for the Most Recently Reported Quarter(1)	$35.60 — $65.25	$45.63	$29.74 — $62.77	$39.79
Premium to Core Deposits	$42.61 — $69.34	$49.96	$32.69 — $72.76	$48.01

(1)	As applied to the Company’s normalized book value as of December 31, 2007 adjusted to an 8% normalized tangible equity to tangible assets capital ratio and equity valued on a dollar for dollar basis above 8%.

Discounted Dividend Analysis

A discounted dividend analysis is a method of evaluating a company using estimates of the future theoretical dividends and taking into consideration the time value of money with respect to those future theoretical dividends by calculating their “present value.” “Present value” refers to the current value of one or more future cash dividends from a company and is obtained by discounting those dividends back to the present using a discount rate that takes into account macro-economic assumptions and estimates of risk, the opportunity cost of equity capital, capitalized returns and other appropriate factors. “Terminal value” refers to the capitalized value of all dividends from a company for periods beyond the final forecast period.

FBR conducted discounted dividend analyses to calculate ranges of implied per share values of the Company using projections it had prepared and had reviewed and discussed with the management of the Company, who agreed that these projections were reasonable. These projections are based upon various factors and assumptions, many of which are beyond the control of the Company. These projections are, by their nature, forward-looking and may differ materially from the actual future values or actual future results. Actual future values or results may be significantly more or less favorable than suggested by such projections.

FBR performed the discounted dividend analysis of the Company to calculate the estimated present value of the dividends that the Company could generate in 2008 and beyond. FBR assumed an annual growth rate of 2% for both assets and net income in the forecast period of 2008 through 2012, based on discussions with the Company’s management. FBR calculated a range of terminal values by applying assumed forward net income terminal value multiples of 19.0x to 31.0x to the Company’s calendar year 2012 estimated net income. The dividends and terminal values were then discounted to present value using assumed discount rates ranging from 9.5% to 15.5%. The range of terminal values and discount rates were based on FBR’s analysis of numerous bank and thrift industry metrics over three-, five- and ten-year periods. Based on a level of equity capital for the Company deemed appropriate for purposes of this analysis, FBR maintained a tangible equity to tangible capital ratio of 8%. The discounted dividend analysis, together with FBR’s estimate of excess capital per share, indicated an implied range of values for each share of the Company’s common stock of $33.58 to $55.57.

This analysis does not purport to be indicative of actual values or expected values or an appraisal range of the shares of the Company’s common stock. The discounted dividend analysis is a widely used valuation methodology, but FBR noted that it relies on numerous assumptions, including dividend payout rates, termination values and discount rates, the future values of which may be significantly more or less than such assumptions. Any variation from actual assumptions used would produce different results.

* * * * *

In connection with the review of the merger by our board, FBR performed a variety of financial and comparative analyses for the purpose of rendering its opinion. The above summary of these analyses, while describing the material analyses performed by FBR, does not purport to be a complete description of the analyses performed by FBR in arriving at its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, FBR considered the results of all of its analyses as a whole and did not attribute any particular weight to any particular analysis or factor considered by it; rather, FBR made its determination as to fairness on the basis of its experience and professional judgment after considering the result of all such analyses. Furthermore, FBR believes that selecting any portion of its analyses, without considering all of its analyses, would create an incomplete view of the process underlying its analyses and the opinion.

In performing its analyses, FBR made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company. Any estimates contained in the analyses performed by FBR are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates. Such analyses were prepared solely as a part of FBR’s analysis of the fairness from a financial point of view of the consideration to be offered to the holders of the Company’s common stock pursuant to the merger agreement and were provided to our board in connection with the delivery of the FBR opinion. The analyses do not purport to be appraisals of value or to reflect the prices at which the stock of the Company might actually trade. In addition, as described above, the FBR opinion was one of the many factors taken into consideration by our board in making its determination to approve and adopt the merger agreement. The consideration pursuant to the merger agreement was determined through arm’s-length negotiations between the Company and Eastern and was approved by our board. FBR did not recommend any specific consideration to the Company or advise that any given consideration constituted the only appropriate consideration for the merger. Consequently, the FBR analyses as described above should not be viewed as determinative of the opinion of our board with respect to the value of the Company or of whether our board would have been willing to agree to a different consideration.

FBR, as part of its investment banking business, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. FBR has acted as financial advisor to the Company in connection with the merger. To date, FBR has received a $100,000 retainer fee and $500,000 fairness opinion fee. FBR will be entitled to receive an additional fee of approximately $1.7 million upon consummation of the merger, less the amount of the opinion fee already paid. In addition, the Company has agreed to indemnify FBR and certain related parties against certain liabilities and to reimburse FBR for certain expenses arising in connection with or as a result of its engagement.

FBR and its affiliates provide a wide range of investment banking and financial services, including financial advisory, securities trading, brokerage and financing services. In that regard, FBR and its affiliates have in the past provided and may in the future provide investment banking and other financial services to the Company, Eastern and their respective affiliates for which FBR and its affiliates would expect to receive compensation. In the ordinary course of business, FBR and its affiliates may trade in the securities and financial instruments of the Company and its affiliates for its and its affiliates’ own accounts and the accounts of customers. Accordingly, FBR may at any time hold a long or short position in such securities and financial instruments.

Litigation Related to the Merger

On March 13, 2008, Pennsylvania Avenue Funds, an alleged Company stockholder, filed a purported class action lawsuit allegedly on behalf of all Company stockholders in the Massachusetts Superior Court against the Company, our board, Eastern, Eastern Bank and Merger Sub. The case is captioned Pennsylvania Avenue Funds v. Brandi, et al., Civ. Act. No. 08-1057. The complaint generally alleges that our board breached its fiduciary duties by approving the merger agreement because, plaintiff alleges, the merger consideration is inadequate, the merger agreement’s termination fee and no shop provisions discourage bids from other sources, the transaction unfairly benefits our board to the disadvantage of our stockholders, Mr. Brandi, our chief executive officer and chairman of the board, during negotiations with Eastern, was also discussing a future position at Eastern, and approval of the merger by our board was a response by our board to a proxy contest that might have resulted in three members of our board being replaced. The complaint also alleges that the Company and Eastern aided and abetted our board’s breach of fiduciary duties.

The plaintiff seeks the following relief:

•	declaring that the lawsuit is a proper class action;

•	enjoining the completion of the merger unless and until we implement a procedure to obtain the highest price for the company;

•	declaring the termination fee provisions, as discussed in the section entitled “The Merger Agreement — Termination Fee; Expenses” beginning on page 58 of this proxy statement, to be unfair, unreasonable and improper deal protection devices and enjoining the payment of any termination fee to Eastern or its affiliates;

•	declaring that our board has breached its fiduciary duties to the purported class and that Eastern aided and abetted such breaches;

•	awarding the plaintiff the costs of the action, including attorneys’ fees and experts’ fees; and

•	granting such other further relief as the Court deems appropriate.

On April 18, 2008, the defendants filed motions to dismiss the lawsuit in its entirety. While this case is in the early stages, we believe the lawsuit is without merit and intend to contest it vigorously.

Certain Effects of the Merger

If the merger is consummated, our stockholders will not have an opportunity to continue their equity interest in the surviving corporation as an ongoing corporation and, therefore, will not have the opportunity to share in its future earnings, dividends or growth, if any.

Delisting and Deregistration of Our Common Stock

If the merger is consummated, our common stock will be delisted from the NASDAQ Global Select Market and deregistered under the Exchange Act, and we will cease to file periodic reports with the Securities and Exchange Commission.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

In considering the recommendations of our board with respect to the merger agreement, you should be aware that our directors and executive officers have interests in the merger that may be different from, or in addition to, those of our stockholders generally. These interests may create potential conflicts of interest. Our board was aware of these interests and considered them, among other matters, when it adopted the merger agreement and approved the merger and voted to recommend that our stockholders vote in favor of approving the merger agreement.

Change in Control Payments

The Company and the Company Bank have employment agreements with:

Name	Title

Gerard H. Brandi	Chairman of the Board, Chief Executive Officer and President of the Company and the Company Bank
Reginald E. Cormier	Senior Vice President, Treasurer and Chief Financial Officer of the Company and the Company Bank
Donna H. West	Senior Vice President and Chief Operating Officer of the Company Bank and Assistant Secretary of the Company

The Company Bank has employment agreements with:

Name	Title

James L. Milinazzo	Senior Vice President and Senior Lending Officer
Joseph P. Orefice	Vice President
Thomas J. Queeney	Vice President and Senior Trust Officer
William F. Rivers	Vice President

We sometimes refer to these agreements as the employment agreements.

The employment agreements generally provide that if there is a change in control of the Company (which stockholder approval of the merger would constitute), and if at any time during the two-year period following the change in control, either the Company and/or the Company Bank, as the case may be, were to terminate the employment of any of the executive officers for any reason other than for “cause” or if any of the officers were to terminate his or her employment for “good reason,” including a substantial adverse change in his or her title or responsibilities or a reduction in his or her annual base salary, the executive officer would be entitled to receive a change in control payment under his or her respective employment agreements.

In the case of Mr. Brandi, his change in control payment would be approximately equal to three times the sum of Mr. Brandi’s current base compensation, most recent bonus (or average bonus if higher), and 20% of the difference between Mr. Brandi’s current compensation and the current year’s compensation limit under Section 401(a)(17) of the Internal Revenue Code, and the continuation of all benefits for a period of three years. These benefits include the continuation of Mr. Brandi’s retirement, health and welfare benefits, incentive compensation, the use of an automobile, membership in health club, and tax and financial planning expenses.

In the case of the other executive officers, the change in control payment would be approximately equal to three times his or her average taxable compensation over the five previous years of his or her employment with the Company and/or the Company Bank, as the case may be, and the continuation of benefits for a period of three years. These benefits include the payment of health insurance premiums as may be necessary to provide health insurance coverage to the executive officers substantially similar to the coverage received prior to termination.

Other than for Mr. Brandi, any change in control payments to the executive officers may be subject to reduction if such reduction would result in a higher net after-tax amount to the executive officer. In the case of Mr. Brandi, however, if any payments received by Mr. Brandi become subject to an excise tax as a result of Section 4999 of the Internal Revenue Code, then Mr. Brandi is entitled to an additional gross-up payment from the Company or Company Bank in an amount such that after Mr. Brandi pays all taxes on such gross-up payment, he will retain an amount equal to the excise tax imposed upon the payments.

The table below sets forth, for such executive officer, the approximate cash severance payable under the employment agreements, assuming the merger is completed on August 1, 2008:

		Approximate
		Severance
Name	Title	Amount(1)

Gerard H. Brandi	Chairman of the Board, Chief Executive Officer and President of the Company and the Company Bank	$1,937,880	(2)
Reginald E. Cormier	Senior Vice President, Treasurer and Chief Financial Officer of the Company and the Company Bank	$395,213
James L. Milinazzo	Senior Vice President and Senior Lending Officer of the Company Bank	$383,962
Joseph P. Orefice	Vice President of the Company Bank	$172,087
	Vice President and Senior Trust
Thomas J. Queeney	Officer of the Company Bank	$189,684
William F. Rivers	Vice President of the Company Bank	$287,847
Donna H. West	Senior Vice President and Chief Operating Officer of the Company Bank and Assistant Secretary of the Company	$453,841

Total		$3,820,514

(1)	The above severance amounts were calculated using the compensation information available as of April 10, 2008, which included 2008 base salary and 2007 bonus information. The above severance amounts do not include the value of benefits continuation in the following amounts: Mr. Brandi, $1,040,508; Mr. Cormier, $36,406; Mr. Milinazzo, $0; Mr. Orefice, $36,406; Mr. Queeney, $36,406; Mr. Rivers, $36,406; and Ms. West, $13,509.

(2)	In the event Mr. Brandi becomes subject to the excise tax imposed by Section 280G of the Internal Revenue Code, he would receive a tax gross-up payment of approximately $1,250,000. This assumes an excise tax rate of 20%, a federal income tax rate of 35%, a state income tax rate of 5.3%, and a Medicare tax rate of 1.45%.

Stock Options of Our Directors and Executive Officers

The merger agreement provides that, at the effective time of the merger, each outstanding option, whether vested or unvested, to purchase shares of our common stock will be canceled and the holder of such stock option will receive an amount in cash equal to the option consideration.

Our directors and executive officers holding in-the-money stock options, whether vested or unvested, as of April 10, 2008 will receive cash payments upon the consummation of the merger in the approximate amounts (before withholding for applicable taxes) indicated in the following table:

				Approximate
		Number of	Stock Option	Stock
		Stock	Shares	Option
		Option	Exercise	Settlement
Name	Title	Shares	Price	Amount

Gerard H. Brandi	Chairman of the Board, Chief Executive Officer and President of the Company and the Company Bank	21,250	$19.00 - $37.15	$219,100
Allan S. Bufferd	Director	8,250	$19.00 - $37.15	$91,355
Kathleen M. Camilli	Director	5,000	$29.60 - $37.15	$31,700
Stephen W. Carr	Director	3,000	$32.50 - $36.15	$18,750
Alexander S. Costello	Director	8,250	$19.00 - $37.15	$91,355
O. Bradley Latham	Director	3,000	$32.60 - $36.15	$18,450
Stephen E. Marshall	Director	5,875	$27.63 - $37.15	$43,883
Paul J. McCarthy	Director	2,000	$32.92 - $36.15	$10,930
Nalin M. Mistry	Director	2,000	$32.92 - $36.15	$10,930
Nancy L. Pettinelli	Director	8,250	$19.00 - $37.15	$91,355
William F. Rucci, Jr.	Director	3,000	$32.60 - $36.15	$18,450
Reginald E. Cormier	Senior Vice President, Treasurer and Chief Financial Officer of the Company and the Company Bank	20,000	$19.00 - $37.15	$220,360
James L. Milinazzo	Senior Vice President and Senior Lending Officer of the Company Bank	7,400	$32.60 - $36.15	$45,405
Joseph P. Orefice	Vice President of the Company Bank	7,250	$32.60 - $37.15	$40,962
Thomas J. Queeney	Vice President and Senior Trust Officer of the Company Bank	17,750	$19.00 -$37.15	$206,820
William F. Rivers	Vice President of the Company Bank	8,000	$32.60 - $37.15	$42,600
Donna H. West	Senior Vice President and Chief Operating Officer of the Company Bank and Assistant Secretary of the Company	20,000	$19.00 - $37.15	$220,360

Total				$1,422,765

Severance Obligations

If an eligible employee of the Company or any of our subsidiaries is terminated by Eastern or Eastern Bank for any reason other than cause within one year following the effective time of the merger, the eligible employee will be provided severance benefits as determined under the Company Bank’s Severance Pay Plan in effect on March 10, 2008. None of our directors or our executive officers is eligible for benefits under this plan.

In addition, we have created a change in control retention bonus plan in an aggregate amount of $226,500. Distributions from this plan have been allocated among certain of our employees to be distributed according to the terms of individual letter agreements with these employees.

Indemnification of Our Directors and Executive Officers

Under the terms of the merger agreement, our directors and executive officers will be entitled to indemnification in specified circumstances, as more fully described in the section entitled “The Merger Agreement — Indemnification and Insurance” on page 61 of this proxy statement.

Director Relationships

Paul J. McCarthy, one of our directors, is the Executive Vice President and director of Jobs for Massachusetts, Inc., a non-profit organization whose mission is to promote the economic and social conditions that support job growth in Massachusetts through cooperation among business, government and labor leaders. Currently, there are 36 members on the board of directors for Jobs for Massachusetts, Inc., including the chief executive officer of Eastern, the managing partner of Goodwin Procter LLP, our outside legal counsel, and the managing partner of Nutter McClennen & Fish LLP, outside legal counsel to Eastern. None of these individuals serves on the compensation committee of the board of directors for Jobs for Massachusetts, Inc. Our board was aware of this relationship and considered whether these matters created a conflict of interest for Mr. McCarthy that would prevent him from participating in board deliberations concerning a potential transaction with Eastern. Our board concluded that no material conflict of interest existed that would prevent Mr. McCarthy from participating in any of the discussions or deliberations concerning a potential transaction with Eastern.

Voting Agreements

The following summary of the voting agreements is qualified by reference to the complete text of the form of voting agreement, which is attached to this proxy statement as Annex C and incorporated in this proxy statement by reference.

In connection with the merger agreement, Eastern entered into voting agreements with our directors and executive officers, who are also stockholders of our company or hold stock options, consisting of Gerard H. Brandi, Allan S. Bufferd, Kathleen M. Camilli, Stephen W. Carr, Reginald E. Cormier, Alexander S. Costello, O. Bradley Latham, Stephen E. Marshall, Paul J. McCarthy, James L. Milinazzo, Nalin M. Mistry, Joseph P. Orefice, Nancy L. Pettinelli, Thomas J. Queeney, William F. Rivers, William F. Rucci, Jr., Donna H. West, and their affiliates. Pursuant to the voting agreements, each of these stockholders has agreed that, at the special meeting held in connection with the merger agreement or for purposes of any other vote taken in connection with the merger agreement, he, she or it would:

•	appear and cause all of his, her or its shares of our common stock to be counted as present for purposes of calculating a quorum;

•	vote in favor of approval of the merger agreement;

•	vote against any action or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the merger agreement or of such stockholder in the voting agreement;

•	vote against any acquisition proposal or any other action that is intended, or could reasonably be expected to, materially impede, interfere or be inconsistent with, delay, discourage or materially and adversely affect consummation of the transactions contemplated by the merger agreement or any of such stockholder’s obligations under the voting agreement; and

•	appoint Eastern as his, her or its proxy with respect to the voting of his, her or its shares if the stockholder is unable to perform his, her or its obligations under the respective voting agreement.

As of the record date, there were           shares of our common stock subject to the voting agreements, which represented approximately     % of our outstanding common stock as of that date. Under the voting agreements, each of the stockholders generally agreed not to sell, assign, transfer or otherwise dispose of any of his, her or its shares of our common stock prior to the merger.

Under the voting agreements, each of the stockholders also has agreed not to, and not to permit any of his, her or its affiliates to:

•	initiate, solicit, induce, knowingly encourage, or knowingly take any action that would reasonably be expected to materially facilitate the making of, any offer or proposal which constitutes, or could reasonably be expected to lead to, an acquisition proposal;

•	participate in any discussions or negotiations regarding any acquisition proposal or furnish or otherwise afford access to any person (other than Eastern, Eastern Bank and Merger Sub) any information or data with respect to the Company or any of our subsidiaries or otherwise relating to an acquisition proposal;

•	enter into any agreement, including without limitation, any agreement in principle, letter of intent, memorandum of understanding or similar arrangement with respect to an acquisition proposal;

•	solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in Regulation 14A under the Exchange Act) with respect to an acquisition proposal (other than the merger agreement) or otherwise encourage or assist any party in taking or planning any action that would reasonably be expected to compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the merger in accordance with the terms of the merger agreement;

•	initiate a stockholders’ vote or action by consent of our stockholders with respect to an acquisition proposal; or

•	except by reason of the voting agreement, become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company that takes any action in support of an acquisition proposal.

Nothing in the voting agreements will be deemed to apply to, or limit in any manner, the obligations of the stockholders to comply with whatever fiduciary duties they may have as a director, officer or employee of the Company.

The voting agreements will terminate on the earliest to occur of (1) the effective time of the merger, (2) the termination of the merger agreement in accordance with its terms, or (3) upon mutual written agreement of the parties to the voting agreement.

THE MERGER AGREEMENT

The following is a summary of the material terms of the merger agreement, a copy of which is attached to this proxy statement as Annex A and incorporated in this proxy statement by reference. This description is qualified in its entirety by, and made subject to, the more complete information set forth in the merger agreement. You should read the merger agreement carefully and in its entirety. This summary may not contain all of the information about the merger agreement that is important to you.

Except for the merger agreement’s status as a contractual document that establishes and governs the legal relations of the parties thereto with respect to the merger, we do not intend for its text to be a source of factual, business or operational information about us and our subsidiaries. The representations, warranties and covenants made by the parties in the merger agreement are qualified and limited, including by information in the schedules referenced in the merger agreement that we delivered in connection with the execution of the merger agreement. Representations and warranties may be used as a tool to allocate risks between the respective parties to the merger agreement, including where the parties do not have complete knowledge of all facts, instead of establishing such matters as facts. Furthermore, the representations and warranties may be subject to different standards of materiality applicable to the contracting parties, which may differ from what may be viewed as material by our stockholders. These representations and warranties may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this proxy statement. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the merger agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement. Accordingly, the representations and warranties should not be relied upon as statements of factual information. Stockholders are not third-party beneficiaries under the merger agreement and, therefore, may not directly enforce or rely on its terms and conditions and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or our affiliates.

Structure

If all of the conditions to the merger are satisfied or waived in accordance with the merger agreement, Merger Sub, a wholly-owned subsidiary of Eastern and created solely for the purpose of engaging in the transactions contemplated by the merger agreement, will merge with and into the Company, with the Company being the surviving corporation. The Company will cease to exist as a separate company and our common stock will no longer be listed on the NASDAQ Global Select Market and we will no longer file periodic reports with the Securities and Exchange Commission. After the merger, the Company will be a wholly-owned subsidiary of Eastern. We sometimes refer to the Company after the merger as the surviving corporation.

Effective Time

The merger will become effective when the certificate of merger has been filed with the Secretary of State of the State of Delaware or such time as is specified in the certificate of merger. We expect the merger to become effective as soon as practicable after the special meeting and the satisfaction or waiver of all of the other conditions to closing the merger. However, under the merger agreement, Eastern will not be required to consummate the merger until three business days after all of the conditions to closing the merger described in the merger agreement are satisfied or waived, except for conditions that by their terms are required to be satisfied or waived at the closing. We refer to the time at which the merger is consummated as the effective time. Although we expect that the merger will be consummated during the third quarter of 2008, we cannot specify when, or assure you that, we and Eastern will satisfy or waive all of the conditions to the merger.

Certificate of Incorporation and Bylaws

The certificate of incorporation of Merger Sub, as in effect immediately prior to the effective time of the merger, will be the certificate of incorporation of the surviving corporation, except the name of the surviving corporation will be MASSBANK Corp. At the effective time of the merger, the bylaws of Merger Sub, as in effect immediately prior to the effective time of the merger, will become the bylaws of the surviving corporation.

Board of Directors and Officers of the Surviving Corporation

The directors of Merger Sub immediately prior to the merger will become the directors of the surviving corporation following the merger. The officers of Merger Sub immediately prior to the merger will become the officers of the surviving corporation following the merger.

Merger Consideration

At the effective time of the merger, each outstanding share of our common stock will be converted into the right to receive $40.00 per share (which we sometimes refer to as the merger consideration), other than shares held by stockholders who properly exercise and perfect their appraisal rights and any shares owned by Eastern or us. No interest will be paid with respect to the merger consideration. Our stockholders are entitled to assert appraisal rights and, if the merger is consummated and all requirements of Delaware law are satisfied, to receive payment equal to the fair value of their shares of our common stock, determined in the manner set forth under the Delaware General Corporation Law. For more information on appraisal rights, see the section entitled “Appraisal Rights” beginning on page 62 of this proxy statement.

Dissenting Shares

Shares of our common stock that are held by stockholders who have perfected demands for appraisal of their shares in accordance with Delaware law will not be converted into the right to receive the merger consideration. We have agreed to give Eastern and Merger Sub prompt notice of any demands for appraisal we receive. We have also agreed to give Eastern the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal. We will not, except with the prior written consent of Eastern, make any payment with respect to any demands for appraisals, or settle or offer to settle any demands.

Under the merger agreement, Eastern will not have to consummate the merger if stockholders representing more than 15% of the outstanding shares of our common stock exercise their appraisal rights. For more information, see the section entitled “— Conditions to the Merger” beginning on page 51 of this proxy statement.

Rights of Holders of Our Common Stock at the Effective Time of the Merger

At the effective time of the merger, holders of our common stock will cease to be, and will have no rights as, our stockholders, other than the right to receive the merger consideration and any unpaid dividends with a record date occurring prior to the effective time of the merger. After the merger occurs, there will be no transfers on our stock transfer books of any shares of our common stock.

Exchange of Stock Certificates

Prior to the effective time of the merger, Eastern will appoint a paying agent that will make payment of the merger consideration in exchange for certificates representing shares of our common stock. Eastern will deposit sufficient cash with the paying agent on or before the effective time of the merger in order to permit the payment of the merger consideration. As soon as reasonably practicable after the effective time of the merger, but in no event later than five business days after the effective time of the merger, the paying agent will mail to each holder of record of a certificate representing shares of our common stock, a letter of transmittal and instructions explaining how to surrender your shares of our common stock in exchange for the merger consideration and instructions for use by holders of shares issued in uncertificated form. The letter of transmittal and instructions will specify that delivery will be effected and risk of loss and title to stock certificates will pass only upon proper delivery of the stock certificate to the paying agent and will specify how to properly surrender your stock certificates for payment.

You should not send your stock certificates for exchange until you receive the letter of transmittal and instructions referred to above. Do not return your stock certificate with the enclosed proxy card.

When you deliver your stock certificates to the paying agent along with a properly executed letter of transmittal and any other required documents, you will receive the merger consideration to which you are entitled under the merger agreement for each share of common stock previously represented by your stock certificate, and the stock certificate will be canceled. Eastern, the paying agent and the surviving corporation will be entitled to deduct and withhold from the merger consideration any amounts required to be withheld under the Internal Revenue Code or any provision of federal, state, local or foreign law.

You are not entitled to receive any interest on the merger consideration. The paying agent will issue a check for the merger consideration only in the name in which a surrendered stock certificate is registered, unless the stock certificate surrendered is properly endorsed, or otherwise in proper form for transfer, and you show that you paid any applicable stock transfer taxes. Until surrendered in accordance with the provisions stated above, each certificate will, after the effective time of the merger, represent only the right to receive the merger consideration.

Beginning one year after the effective time of the merger, Eastern will act as the paying agent and our former stockholders may look to Eastern for any amounts owed to them. None of Eastern, Eastern Bank, Merger Sub, the Company, the Company Bank or the paying agent will be liable to any person in respect of any cash delivered to a public official pursuant to applicable abandoned property, escheat or similar law.

After the effective time of the merger, there will be no transfers of certificates that previously represented common stock on our stock record books. If, after the effective time of the merger, stock certificates are presented to Eastern, the surviving corporation or the paying agent for payment, they will be canceled and exchanged for the merger consideration, without interest. However, no holder of a stock certificate will have any greater rights against the surviving corporation than may be accorded to general creditors of the surviving corporation under applicable law.

If any of your certificates representing our common stock have been lost, stolen or destroyed, you will be entitled to obtain the merger consideration after you make an affidavit of that fact and, if required by Eastern or the paying agent, post a bond as Eastern or the paying agent may direct as indemnity against any claim that may be made against the surviving corporation with respect to your lost, stolen or destroyed stock certificates.

Our Conduct of Business Prior to Completing the Merger

Under the merger agreement, we have agreed that, from the date of the merger agreement through the effective time of the merger or the date, if any, on which the merger agreement is terminated, as discussed in the section entitled “— Termination of the Merger Agreement” beginning on page 57 of this proxy statement, we and our subsidiaries will not, except as expressly permitted by the merger agreement, required by law or to the extent that Eastern otherwise consents in writing:

•	conduct our business other than in the ordinary and usual course consistent with recent past practice;

•	fail to use reasonable best efforts to preserve intact our business organizations and assets, and maintain our rights, franchises and existing relations with customers, suppliers, employees and business associates;

•	take any action that would adversely affect the ability of any party to receive any necessary approval from any governmental authority required for the transactions contemplated by the merger agreement or adversely affect a party’s ability to perform any of its material obligations under the merger agreement;

•	issue or sell any securities or equity equivalents, except with respect to stock options outstanding on March 10, 2008 and existing deferral elections under our Director Deferred Compensation Plan as of March 10, 2008;

•	accelerate the vesting of any existing stock options or other equity rights;

•	effect a split, combination or reclassification of our capital stock;

•	declare or pay any dividend or other distribution on our capital stock, other than regular quarterly cash dividends in an amount not to exceed $0.29 per share and dividends from wholly-owned subsidiaries to us or to another of our wholly-owned subsidiaries;

•	directly or indirectly combine, redeem, reclassify, purchase or otherwise acquire any shares of our stock;

•	enter into or amend any employment or similar agreements with any of our directors, officers, employees or consultants or increase the compensation or benefits of any of our directors, officers, employees or consultants, except:

•	for normal increases in compensation to non-executive officer employees in the ordinary course of business consistent with recent past practice, provided that no increase will exceed 15% of an individual’s current annual compensation (unless in connection with a promotion consistent with recent past practice) and 5% in the aggregate;

•	as may be required by law, including Section 409A of the Internal Revenue Code;

•	to satisfy contractual obligations existing as of March 10, 2008; or

•	the hiring of at-will employees at an annual rate of salary not to exceed $50,000 to fill vacancies that may arise from time to time in the ordinary course of business;

•	enter into, establish, adopt or amend any benefit plans or arrangement or any agreement, arrangement, plan or policy between us and any of our directors, officers, or other employees, except:

•	as may be required by applicable law;

•	to satisfy contractual obligations existing as of March 10, 2008; or

•	as otherwise permitted under the merger agreement;

•	except as otherwise permitted under the merger agreement:

•	sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of our assets, deposits, business or properties except in the ordinary course of business consistent with recent past practice and in a transaction that, together with all other such transactions, is not material to us and our subsidiaries taken as whole; or

•	transfer ownership or grant any license or other rights to any person or entity of or in respect of any of our material intellectual property, other than grants of non-exclusive licenses pursuant to license agreements entered into in the ordinary course of business consistent with recent past practice;

•	amend or change our organizational and charter documents or take any action to exempt any person (other than Eastern or its subsidiaries) from any takeover laws or similarly restrictive provisions of our organizational documents;

•	terminate, amend or waive any provisions of any confidentiality or standstill agreements in place with any person;

•	acquire all or any portion of the assets, business, deposits or properties of any other entity other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case, in the ordinary course of business consistent with recent past practices;

•	make any capital expenditures other than capital expenditures in the ordinary course of business consistent with recent past practice in amounts not exceeding $50,000 individually or $100,000 in the aggregate, except as otherwise permitted by the merger agreement or as required pursuant to new contracts entered into in the ordinary course of business consistent with recent past practices;

•	enter into or terminate any material contract or amend or modify in any material respect any of our existing material contracts;

•	settle any litigation;

•	enter into any new material line of business, change our material lending, investment, underwriting, risk and asset liability management and other material banking and operating policies, except as required by law, regulation or policies imposed by any governmental authority, or file any application or make any contract with respect to branching or site location or relocation;

•	enter into any derivative contract;

•	incur any indebtedness for borrowed money (other than deposits, federal funds purchased, federal home loan bank advances and securities sold under agreements to repurchase, in each case, in the ordinary course of business consistent with recent past practice);

•	assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person, other than in the ordinary course of business consistent with recent past practice, or cancel, release or assign any material amount of indebtedness, or any claims held, to any other person;

•	acquire, sell or otherwise dispose of any debt, equity or other investment security except:

•	the acquisition, sale or other disposition of any investment security in the ordinary course of business consistent with recent 2008 past practice (particularly with respect to the size and duration of the portfolio) and in accordance with the Company Bank’s investment policy, which policy will not be amended or modified except to the extent required by law or as we may, in good faith, determine is necessary to comply with safe and sound banking practices (in which case, we will give Eastern notice thereof and will give due consideration to Eastern’s request with respect thereto);

•	by way of foreclosure or acquisitions or sales in a bona fide fiduciary capacity; or

•	in satisfaction of debts previously contracted in good faith;

•	make any loan, loan commitment, letter of credit or other extension of credit other than in the ordinary course of business consistent with recent past practice;

•	invest in real estate or in any real estate development project (other than by way of foreclosure or acquisitions in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted in good faith, in each case in the ordinary course of business consistent with recent past practice);

•	implement or adopt any material change in our accounting principles, practices or methods, other than as may be required by changes in laws or regulations or by generally accepted accounting principles in the United States;

•	make or change any tax election, file any material amended tax return, fail to timely file any material tax return, enter into any material closing agreement, settle or compromise any material liability with respect to taxes, agree to any material adjustment of any tax attribute, file any material claim for a refund of taxes, or consent to any extension or waiver of the limitation period applicable to any material tax claim or assessment;

•	change our loan policies, practices and procedures, except as required by law or any governmental authority;

•	foreclose on or take a deed or title to any loan property without first conducting a Phase I environmental assessment of the property or foreclose on any loan property if such environmental assessment indicates the presence of a hazardous material in amounts which, if such foreclosure were to occur, would be material to the Company Bank;

•	knowingly take any action that is intended, or is reasonably likely to result in (1) any of our representations and warranties in the merger agreement being or becoming untrue in any material respect at any time prior to the effective time of the merger, (2) any of the conditions to the merger set forth in Article VII of the merger agreement not being satisfied, or (3) a material violation of any provision of the merger agreement, except, in every case, as may be required by applicable law; and

•	agree or commit to do, or adopt any resolution of our board in support of, any of the foregoing.

The agreements relating to the conduct of our business contained in the merger agreement are complicated and not easily summarized. You are urged to carefully read Article V of the merger agreement, which is attached to this proxy statement as Annex A.

Eastern’s Conduct of Business Prior to Completing the Merger

From the date of the merger agreement through the effective time of the merger or the date, if any, on which the merger agreement is terminated, as discussed in the section entitled “— Termination of the Merger Agreement” beginning on page 57 of this proxy statement, Eastern has agreed, and has agreed to cause its subsidiaries, except as permitted by the merger agreement or otherwise consented to by us, not to knowingly take any action that would, or would reasonably be likely to result in (1) any of its representations and warranties in the merger agreement being or becoming untrue in any material respect at any time prior to the effective time of the merger, (2) any of the conditions to the merger set forth in Article VII of the merger agreement not being satisfied, or (3) a material violation of any provision of the merger agreement, except, in every case, as may be required by applicable law.

Stockholder Meeting

We have agreed to hold as promptly as practicable a meeting of our stockholders to vote on the proposal to approve the merger agreement. We have also agreed to ensure that the special meeting is called, noticed and held in compliance with the Delaware General Corporation Law, our restated certificate of incorporation and bylaws and all other applicable legal requirements.

Conditions to the Merger

The obligations of the Company and Eastern to consummate the merger are subject to the satisfaction or waiver of the following conditions:

•	the approval of the merger agreement by the required vote of our stockholders;

•	the Company and Eastern having obtained all regulatory approvals required to consummate the transactions contemplated by the merger agreement and all related statutory waiting periods having expired, and none of the regulatory approvals having imposed any term, condition or restriction that Eastern reasonably determines would prohibit or materially limit the ownership or operation by the Company or Eastern or any of their respective subsidiaries of all or any material portion of the business or assets of the Company and its subsidiaries, taken as a whole, or Eastern or its subsidiaries, taken as a whole, or compel Eastern or any of its subsidiaries to dispose of or hold separate all or any material portion of the business or assets of the Company and its subsidiaries, taken as a whole, or Eastern or any of its subsidiaries (which we sometimes refer to as a burdensome condition); and

•	there must be no order, decree or injunction in effect, nor any law, statue or regulation enacted or adopted, that enjoins, prohibits, materially restricts or makes illegal consummation of any of the transactions contemplated by the merger agreement.

Our obligation to consummate the merger is subject to the satisfaction of the following additional conditions, any of which can be waived by us:

•	each of the representations and warranties of Eastern in the merger agreement must be true and correct as of March 10, 2008 and as of the closing date of the merger as though made on and as of such date and time (except to the extent that any such representation and warranty speaks of a specified date, in which case such representation and warranty must be true and correct as of such specified date), unless the failure of those representations and warranties to be true and correct, individually or in the aggregate, has not had, or would not reasonably be expected to have, a material adverse effect on

Eastern (except for certain representations and warranties that will be deemed untrue, incorrect and breached if they are not true and correct in all respects);

•	Eastern must have performed and complied with, in all material respects, all obligations and agreements required by the merger agreement to be performed or complied with by Eastern on or prior to the closing date of the merger; and

•	we must have received a certificate signed by the chief executive officer or the chief financial officer of Eastern, dated as of the closing date of the merger, certifying as to the satisfaction of the preceding two conditions.

The obligations of Eastern to consummate the merger are subject to the satisfaction of the following additional conditions, any of which can be waived by Eastern:

•	each of our representations and warranties in the merger agreement must be true and correct as of March 10, 2008 and as of the closing date of the merger as though made on and as of such date and time (except to the extent that any such representation and warranty speaks of a specified date, in which case such representation and warranty must be true and correct as of such specified date), unless the failure of those representations and warranties to be true and correct, individually or in the aggregate, has not had, or would not reasonably be expected to have, a material adverse effect on us (except for certain representations and warranties that will be deemed untrue, incorrect and breached if they are not true and correct in all respects);

•	we must have performed and complied with, in all material respects, all obligations and agreements required by the merger agreement to be performed or complied with by us on or prior to the closing date of the merger;

•	there must not have occurred a material adverse effect on us since March 10, 2008;

•	Eastern must have received a certificate signed by our chief executive officer or chief financial officer, dated as of the closing date of the merger, certifying as to the satisfaction of the preceding three conditions;

•	we will not have any outstanding shares of capital stock or common stock equivalents outstanding immediately prior to the effective time of the merger other than our common stock and stock options that were outstanding on March 10, 2008, and the number of shares of our common stock outstanding immediately prior to the effective time of the merger will not exceed 4,233,079 shares, except to the extent increased as a result of the exercise of any stock options that were outstanding as of March 10, 2008;

•	all consents or approvals of all persons (other than governmental authorities) required for the consummation of the merger have been obtained, unless the failure to obtain any consent or approval would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on us; and

•	the total number of shares of our common stock held by stockholders that have properly exercised their appraisal rights available under Section 262 of the Delaware General Corporation Law must not exceed 15% of the issued and outstanding shares of our common stock as of the record date for the special meeting.

Representations and Warranties

In the merger agreement, we and the Company Bank made customary representations and warranties, subject to exceptions that were disclosed to Eastern, concerning our business and assets. These representations and warranties related to, among other things:

•	organization, good standing, and authority;

•	our capital structure;

•	our subsidiaries;

•	corporate power;

•	corporate authority;

•	no violation or breach of certain organizational documents, agreements and governmental orders;

•	organizational documents;

•	regulatory approvals;

•	compliance with laws;

•	litigation;

•	Securities and Exchange Commission documents and filings;

•	absence of certain changes;

•	taxes and tax returns;

•	employee benefit plans;

•	labor matters;

•	insurance;

•	environmental matters;

•	intellectual property;

•	material agreements;

•	property and leases;

•	regulatory capitalization;

•	loans and nonperforming and classified assets;

•	trust business and the administration of fiduciary accounts;

•	investment management and related activities;

•	risk management instruments;

•	investment securities and commodities;

•	repurchase agreements;

•	deposit insurance;

•	Community Reinvestment Act and anti-money laundering compliance;

•	transactions with affiliates;

•	inapplicability of takeover provisions;

•	payment of fees to brokers in connection with the merger;

•	the opinion of our financial advisor;

•	our stockholder rights agreement;

•	the accuracy of the information contained in this proxy statement; and

•	disclosure.

The merger agreement also contains customary representations and warranties of Eastern, Eastern Bank and Merger Sub relating to, among other things:

•	organization, good standing and authority;

•	corporate power;

•	corporate authority;

•	regulatory approvals;

•	no violation or breach of certain organizational documents, agreements and governmental orders;

•	organizational documents;

•	compliance with laws;

•	litigation;

•	regulatory capitalization;

•	deposit insurance;

•	sufficient funds to complete the merger;

•	net worth;

•	financial condition;

•	payment of fees to brokers in connection with the merger;

•	the accuracy of the information contained in this proxy statement; and

•	disclosure.

Many of our representations and warranties are qualified by a material adverse effect standard. A material adverse effect means, with respect to us, any fact, change, event, development, effect or circumstance that, individually or in the aggregate, (1) are, or would reasonably be expected to be, materially adverse to the business, operations, assets, liabilities, condition (financial or otherwise), results of operations, cash flows, assets or properties of the Company and our subsidiaries, taken as a whole, or (2) would reasonably be expected to prevent us from performing our obligations under the merger agreement or consummating the transactions contemplated by the merger agreement, without including the impact of:

•	any fact, change, event, development, effect or circumstance generally affecting comparable banks or their holding companies or arising from changes in general business or economic conditions (and not specifically relating to or having the effect of specifically relating to or having a materially disproportionate effect (relative to most other comparable banks or their holding companies) on us and our subsidiaries, taken as a whole);

•	any fact, change, event, development, effect or circumstance resulting from any change in law, generally accepted accounting principles in the U.S. or regulatory accounting, which affects generally entities such as us and our subsidiaries, taken as a whole (and not specifically relating to or having the effect of specifically relating to or having a materially disproportionate effect (relative to most other comparable banks or their holding companies) on us and our subsidiaries taken as a whole);

•	actions and omissions of us or any of our subsidiaries taken with the prior written consent of Eastern in furtherance of the transactions contemplated by the merger agreement or otherwise permitted to be taken by us under the merger agreement;

•	any fact, change, event, development, effect or circumstance resulting from the announcement or pendency of the transactions contemplated by the merger agreement; and

•	any failure by us to meet any estimates of revenues or earnings for any period ending on or after March 10, 2008 and prior to the closing of the merger; except that this exception will not prevent or otherwise affect a determination that any change, effect, circumstance or development underlying such failure has resulted in, or contributed to, a material adverse effect on us.

The representations and warranties included in the merger agreement are complicated and not easily summarized. You are urged to carefully read Articles III and IV of the merger agreement, which is attached to this proxy statement as Annex A.

Solicitation of Proposals from Other Parties

We have agreed that neither we nor our subsidiaries nor any of our respective officers, directors, employees, investment bankers, financial advisors, attorneys, accountants, consultants, affiliates and other of our agents (which we sometimes refer to as our representatives) will, directly or indirectly:

•	initiate, solicit, induce, knowingly encourage or knowingly take any action that would reasonably be expected to materially facilitate the making of any offer or proposal which constitutes, or could reasonably be expected to lead to, an acquisition proposal;

•	participate in any discussions or negotiations regarding any acquisition proposal or furnish, or otherwise afford access, to any person (other than Eastern, Eastern Bank and Merger Sub) any information with respect to us or any of our subsidiaries or otherwise relating to an acquisition proposal;

•	release any person from, waive any provisions of, or fail to enforce any confidentiality agreement or standstill agreement to which we are a party; or

•	enter into any agreement, agreement in principle, letter of intent, memorandum of understanding or similar arrangement with respect to any acquisition proposal or approve or recommend or resolve to approve or recommend any acquisition proposal or any agreement, agreement in principle, letter of intent, memorandum of understanding or similar arrangement relating to an acquisition proposal.

An acquisition proposal means an offer or proposal (other than an offer or proposal from Eastern), whether or not in writing, contemplating, relating to, or that could reasonably be expected to lead to, an acquisition transaction. An acquisition transaction means:

•	any transaction or series of transactions involving any merger, consolidation, recapitalization, share exchange, liquidation, dissolution or similar transaction involving us or any of our subsidiaries;

•	any transaction pursuant to which any third party or group acquires or would acquire (whether through sale, lease or other disposition), directly or indirectly, any assets of us or any of our subsidiaries representing, in the aggregate, 15% or more of the assets of the Company and our subsidiaries on a consolidated basis;

•	any issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase or securities convertible into, such securities) representing 15% or more of the votes attached to the outstanding securities of the Company or any of our subsidiaries;

•	any tender offer or exchange offer that, if consummated, would result in any third party or group beneficially owning 15% or more of any class of equity securities of the Company or any of our subsidiaries; or

•	any transaction which is similar in form, substance or purpose to any of the foregoing transactions, or any combination of the foregoing.

If, prior to the approval of the merger agreement by our stockholders, we receive a bona fide unsolicited written acquisition proposal that did not result from a breach by us of any of the no solicitation provisions in the merger agreement, as discussed above, our board may participate in discussions or negotiations regarding the unsolicited acquisition proposal or furnish the third party with, or otherwise afford access to the third party of, any information with respect to us or any of our subsidiaries or otherwise relating to the acquisition proposal if:

•	our board first determines in good faith, after consultation with and having considered the advice of our outside legal counsel and a nationally recognized, independent financial advisor, that

•	such acquisition proposal constitutes or is reasonably likely to lead to a superior proposal; and

•	the failure to take such actions would be inconsistent with its fiduciary duties to our stockholders under applicable law; and

•	prior to furnishing or affording access to any information with respect to the Company or any of our subsidiaries or otherwise relating to an acquisition proposal, the third party enters into a confidentiality agreement with us containing terms no less favorable to us than those contained in our confidentiality agreement with Eastern.

A superior proposal means any bona fide written proposal (on its most recently amended or modified terms, if amended or modified) made by a third party to enter into an acquisition transaction on terms that our board determines in its good faith judgment, after consultation with and having considered the advice of outside legal counsel and a nationally recognized, independent financial advisor:

•	would, if consummated, result in the acquisition of all, but not less than all, of the issued and outstanding shares of our common stock or all, or substantially all, of the assets of the Company and our subsidiaries on a consolidated basis;

•	would result in a transaction that

•	involves consideration to the holders of the shares of our common stock that is more favorable, from a financial point of view, than the consideration to be paid to our stockholders pursuant to the merger agreement, considering, among other things, the nature of the consideration being offered and any material regulatory approvals or other risks associated with the timing of the proposed transaction beyond or in addition to those specifically contemplated by the merger agreement, and which proposal is not conditioned upon obtaining additional financing; and

•	is, in light of the other terms of such proposal, more favorable to our stockholders than the merger and the transactions contemplated by the merger agreement; and

•	is reasonably likely to be completed on the terms proposed,

in each case taking into account all legal, financial, regulatory and other aspects of the proposal.

We have agreed to promptly, and in any event within 24 hours, notify Eastern in writing if any proposals or offers are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with, us or any of our representatives, in each case in connection with any acquisition proposal. Any such notice will indicate the name of the person initiating such discussions or negotiations or making such proposal, offer or information request and the material terms and conditions of any proposals or offers and, in the case of written materials, providing copies of such materials. We are also required to keep Eastern informed, on a current basis, of the status and terms of any such proposal, offer, information request, negotiations or discussions (including any amendments or modifications to such proposal, offer or request). We have also agreed to promptly provide Eastern with any non-public information regarding us or any of our subsidiaries provided to any other person that was not previously provided to Eastern.

Under the merger agreement, we agreed that our board would not:

•	withdraw, qualify or modify, or propose to withdraw, qualify or modify, in a manner adverse to Eastern, its approval of the merger agreement and its recommendation to our stockholders to vote to approve the merger agreement or make any statement, filing or release, in connection with the special meeting of our stockholders or otherwise, inconsistent with its recommendation to our stockholders to vote to approve the merger agreement (including taking a neutral position or no position with respect to an acquisition proposal);

•	approve or recommend, or propose to approve or recommend, any acquisition proposal; or

•	enter into (or cause the Company or any of our subsidiaries to enter into) any letter of intent, agreement in principle, merger agreement, acquisition agreement or other agreement

•	related to any acquisition transaction (other than a confidentiality agreement entered into in accordance with the no solicitation provisions of the merger agreement discussed above); or

•	requiring the Company to abandon, terminate or fail to consummate the merger or any other transaction contemplated by the merger agreement.

However, prior to the approval of the merger agreement by our stockholders, our board may approve or recommend to our stockholders a superior proposal and withdraw, qualify or modify its recommendation with respect to the merger agreement, if our board reasonably determines in good faith, after consultation with and having considered the advice of outside legal counsel and a nationally recognized, independent financial advisor, that the failure to take such actions would be inconsistent with its fiduciary duties to our stockholders under applicable law. In the event that our board makes this determination, we must provide three business days prior written notice to Eastern that our board has decided that a bona fide unsolicited written acquisition proposal that we received (that did not result from a breach of the no solicitation provisions of the merger agreement discussed above) constitutes a superior proposal. During the three business days period after Eastern’s receipt of the notice of a superior proposal, we and our board must cooperate and negotiate in good faith with Eastern to make such adjustments, modifications or amendments to the terms and conditions of the merger agreement as would enable us to proceed with our board’s original recommendation with respect to the merger agreement without requiring us to approve or recommend to our stockholders a superior proposal and withdraw, qualify or modify our board’s recommendation with respect to the merger agreement. At the end of the three business day notice period, and after taking into account any such adjusted, modified or amended terms as may have been proposed by Eastern during such period, our board must, again, determine in good faith, after consultation with and having considered the advice of outside legal counsel and a nationally recognized, independent financial advisor, that

•	it is required to approve or recommend to our stockholders a superior proposal and withdraw, qualify or modify its recommendation with respect to the merger agreement to comply with its fiduciary duties to our stockholders under applicable law; and

•	such acquisition proposal is a superior proposal.

Termination of the Merger Agreement

Either Eastern or the Company may terminate the merger agreement at or prior to the effective time of the merger if any of the following occurs:

•	the parties mutually agree in writing to terminate the merger agreement;

•	there has been either (1) a breach by the other party of any of its representations or warranties in the merger agreement or (2) a material breach by the other party of any of the covenants or agreements in the merger agreement and, in each case, the breach cannot be or has not been cured within 30 days after written notice of the breach (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement);

•	the merger is not consummated by November 1, 2008, unless the failure to consummate the merger is due to the failure by the terminating party to perform its obligations under the merger agreement;

•	the approval of any governmental authority required for consummation of the merger and the other transactions contemplated by the merger agreement has been denied by final nonappealable action of such governmental authority, or any governmental entity of competent jurisdiction has issued a final nonappealable order, injunction or decree enjoining or otherwise prohibiting the consummation of the transactions contemplated by the merger agreement, provided that the terminating party has used its reasonable best efforts to have such order, injunction or decree lifted;

•	our stockholders do not approve the merger agreement at the special meeting; or

•	a vote on the approval of the merger agreement has not been taken by our stockholders at the special meeting by November 1, 2008.

In addition, Eastern has the right to unilaterally terminate the merger agreement (we sometimes refer to these termination rights as Eastern’s unilateral termination rights) if:

•	our board:

•	modifies, qualifies, withholds or withdraws its approval or recommendation to our stockholders that they vote in favor of approval of the merger agreement (including taking a neutral position or no position with respect to an acquisition proposal);

•	makes any statement, filing or release, in connection with the special meeting or otherwise, inconsistent with its approval or recommendation to our stockholders that they vote in favor of approval of the merger agreement;

•	breaches its obligations to call, give notice of and commence the special meeting;

•	approves or recommends an acquisition proposal;

•	fails to publicly recommend against a publicly announced acquisition proposal within five business days of being requested to do so by Eastern; or

•	resolves or otherwise determines to take, or announces an intention to take, any of the foregoing actions; or

•	there has been a material breach by us of the no solicitation provisions of the merger agreement, as discussed in the section entitled “— Solicitation of Proposals from Other Parties” beginning on page 55 of this proxy statement.

We have the right to terminate the merger agreement if, at any time prior to our stockholders approving the merger agreement, we have received a superior proposal and

•	our board withdraws, qualifies or modifies its recommendation with respect to the merger agreement and we have otherwise complied in all material respects with the no solicitation provisions of the merger agreement, as discussed in the section entitled “— Solicitation of Proposals from Other Parties” beginning on page 55 of this proxy statement;

•	we concurrently pay Eastern a termination fee of $5 million, as discussed in the section entitled “— Termination Fee; Expenses” beginning on page 58 of this proxy statement; and

•	our board concurrently approves, and we concurrently enter into, a definitive agreement with respect to such superior proposal.

Termination Fee; Expenses

The merger agreement requires us to pay Eastern a termination fee equal to $5 million if:

•	the merger agreement is terminated by Eastern

•	pursuant to Eastern’s unilateral termination rights, as discussed in the section entitled “— Termination of the Merger Agreement” beginning on page 57 of this proxy statement;

•	because we have either (1) breached our representations or warranties in the merger agreement or (2) materially breached our covenants or agreements in the merger agreement and, in each case, the breach is incapable of being cured or, if capable of being cured, has not been cured within 30 days after written notice of the breach is given to us and Eastern is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement, as discussed in the section entitled “— Termination of the Merger Agreement” beginning on page 57 of this proxy statement, and on or before the date of such termination,

•	an acquisition proposal with respect to the Company has been publicly disclosed or announced and not withdrawn before the applicable breach by the Company; and

•	within one year of such termination, the Company enters into a definitive agreement with respect to, or the Company has consummated, an acquisition transaction;

•	because the merger has not been consummated by November 1, 2008 (other than because of a breach of the merger agreement caused by Eastern), as discussed in the section entitled “— Termination of the Merger Agreement” beginning on page 57 of this proxy statement, and on or before the date of such termination,

•	an acquisition proposal with respect to the Company has been publicly disclosed or announced and not withdrawn before November 1, 2008; and

•	within one year of such termination, the Company enters into a definitive agreement with respect to, or the Company has consummated, an acquisition transaction;

•	the merger agreement is terminated by Eastern or us

•	because our stockholders fail to approve the merger agreement at the special meeting, or any adjournment thereof, and on or before the date of such termination,

•	an acquisition proposal with respect to the Company has been publicly disclosed or announced and not withdrawn at least 10 days before the special meeting; and

•	within one year of such termination, the Company enters into a definitive agreement with respect to, or the Company has consummated, an acquisition transaction;

•	because a vote on the approval of the merger agreement has not been taken at the special meeting by November 1, 2008, and on or before the date of such termination,

•	an acquisition proposal with respect to the Company has been publicly disclosed or announced and not withdrawn by November 1, 2008; and

•	within one year of such termination, the Company enters into a definitive agreement with respect to, or the Company has consummated, an acquisition transaction; or

•	we terminate the merger agreement because we have received a superior proposal and our board

•	withdraws, qualifies or modifies its recommendation with respect to the merger agreement and we have otherwise complied in all material respects with the no solicitation provisions of the merger agreement, as discussed in the section entitled “— Solicitation of Proposals from Other Parties” beginning on page 55 of this proxy statement; and

•	concurrently approves, and the Company concurrently enters into, a definitive agreement with respect to such superior proposal.

For the purpose of this provision, the definition of acquisition transaction as defined in more detail in the section entitled “— Solicitation of Proposals from Other Parties” beginning on page 55 of this proxy statement, is modified such that all references to “15% or more” are replaced with “50% or more.”

The merger agreement requires Eastern to pay us a termination fee equal to $5 million if we terminate the merger agreement because Eastern has either (1) breached its representations or warranties in the merger agreement or (2) materially breached its covenants or agreements in the merger agreement and, in each case, the breach is incapable of being cured or, if capable of being cured, has not been cured within 30 days after written notice of the breach is given to us and we are not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement, as discussed in the section entitled “— Termination of the Merger Agreement” beginning on page 57 of this proxy statement.

If Eastern has not received the termination fee, as discussed above, the merger agreement requires us to pay Eastern $1 million, if

•	we have either (1) breached our representations or warranties in the merger agreement or (2) materially breached our covenants or agreements in the merger agreement and, in each case, the breach is incapable of being cured or, if capable of being cured, has not been cured within 30 days after written notice of the breach is given to us and Eastern is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement, as discussed in the section entitled “— Termination of the Merger Agreement” beginning on page 57 of this proxy statement;

•	our stockholders fail to approve the merger agreement at the special meeting, or any adjournment thereof; or

•	a vote on the approval of the merger agreement has not been taken by our stockholders at the special meeting by November 1, 2008.

Treatment of Stock Options

At the effective time of the merger, each outstanding option, whether vested or unvested, to purchase shares of our common stock will be canceled and the holder of such option will receive an amount in cash equal to the number of shares of common stock underlying the stock option, multiplied by the excess, if any, between the merger consideration and the exercise price applicable to that stock option (which we sometimes refer to as the option consideration). This payment will be made without interest and will be net of any applicable withholding taxes. As of April 10, 2008, there were outstanding options to purchase 232,925 shares of our common stock with an exercise price per share less than the merger consideration.

Employee Matters

Employee Benefit Plans.  Under the terms of the merger agreement, for one year after the effective time of the merger, Eastern will maintain the current compensation levels (excluding any stock-based benefits) for the employees of the Company and any of our subsidiaries who remain employed after the effective time of the merger at the same levels that are, in the aggregate, comparable to those in effect for our employees on March 10, 2008. Eastern also has the right, in its sole discretion, to maintain any, all or none of our employee benefit plans.

Our employees will receive full credit for service with us for purposes of eligibility, vesting and other appropriate benefits, including applicability of minimum waiting periods for participation, but excluding benefit accrual under Eastern’s defined benefit pension plan, with respect to any employee benefit plans or arrangements maintained by Eastern or any of its subsidiaries. Eastern has also agreed to waive all pre-existing conditions or limitations, eligibility waiting periods or required physical examinations under any health or similar plan of Eastern for our employees, to the extent that our employees had satisfied any similar limitations or requirements under the corresponding plan in which our employees participated immediately prior to the closing date of the merger. In addition, any deductibles paid by our employees under our health plans in the plan year in which the closing date of the merger occurs will be credited towards the deductibles under the health plans of Eastern and its subsidiaries.

Severance Obligations.  Eastern has agreed to honor, in accordance with their terms, all of the employment, severance, change of control and similar obligations of the Company and our subsidiaries. Also, if the employment of an eligible employee of the Company or our subsidiaries is terminated by Eastern for any reason other than cause within one year following the effective time of the merger, and provided that such employee executes a general release and waiver of claims, the eligible employee will be provided severance benefits as determined under the Company Bank’s severance pay plan in effect on March 10, 2008. None of our executive officers or our directors are eligible for benefits under this plan.

In addition, we have created a change in control retention bonus plan in an aggregate amount of $226,500. Distributions from this plan have been allocated among certain of our employees to be distributed according to the terms of individual letter agreements with these employees.

Indemnification and Insurance

Eastern has agreed that all rights to indemnification and all limitations of liability existing in favor of each of our and our subsidiaries’ former and present directors, officers, employees, fiduciaries or agents, as provided in our restated certificate of incorporation and bylaws or similar governing documents of a subsidiary, with respect to matters occurring on or prior to the effective time of the merger will continue from and after the effective time of the merger through the sixth anniversary of the effective time of the merger. All rights to indemnification with respect to any claim asserted or made within such period will continue until the final disposition of the claim, and these indemnification rights will continue despite a liquidation, consolidation or merger of Eastern.

Before the effective time of the merger, we will purchase an extended reporting period endorsement for our directors and officers under our existing directors’ and officers’ liability insurance coverage. The endorsement must be in a form acceptable to us with coverage for a period of six years following the effective time of the merger of not less than the existing coverage under, and with other terms not materially less favorable to, our directors and officers than our current directors’ and officers’ liability insurance policy. However, the aggregate cost for this insurance cannot exceed $200,000. If such amount is insufficient to obtain such coverage, then we will purchase an endorsement with the greatest coverage available for a cost not exceeding $200,000.

Source of Funds

Eastern’s obligation to consummate the merger is not conditioned upon Eastern’s obtaining financing. Eastern anticipates that approximately $170 million will be required to pay the aggregate consideration to our stockholders and option holders. Eastern intends to finance the merger through internal cash resources.

Other Covenants

The merger agreement also contains covenants relating to the preparation and distribution of this proxy statement and all requisite regulatory filings.

Expenses

Each party will pay all expenses incurred by it in connection with the merger agreement and the merger.

Amendment and Waiver

Any provision of the merger agreement may be amended or waived if such amendment or waiver is in writing and signed, in the case of an amendment, by both us and Eastern, or in the case of a waiver, by the party against whom the waiver is to be effective. However, after approval of the merger agreement by our stockholders, no amendment of the merger agreement may be made which, by law, requires further approval of our stockholders without obtaining that approval. While we do not have any current intention to waive any of the conditions to closing in favor of our company, we may determine that such a waiver is in the best interests of our stockholders because the benefits of closing the merger outweigh the detriments, if any, of waiving such condition.

APPRAISAL RIGHTS

If the merger is consummated, holders of shares of our common stock are entitled to appraisal rights under Section 262 of the Delaware General Corporation Law, provided that they (1) strictly comply with the conditions established by Section 262, (2) perfect their rights to appraisal of their capital stock in accordance with Section 262, and (3) do not thereafter withdraw their demand for appraisal of their capital stock or otherwise lose their appraisal rights, in each case in accordance with the Delaware General Corporation Law.

Section 262 is reprinted in its entirety as Annex D to this proxy statement. The following discussion is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Annex D. This discussion and Annex D should be reviewed carefully by any stockholder who wishes to exercise statutory appraisal rights or who wishes to preserve the right to do so, as failure to strictly comply with the procedures set forth in this section or Section 262 will result in the loss of appraisal rights.

A record holder of shares of our common stock:

•	who makes the demand described below with respect to those shares;

•	who continuously is the record holder of those shares through the effective time of the merger;

•	who otherwise complies with the statutory requirements of Section 262; and

•	who neither votes in favor of approval of the merger agreement nor consents to such approval in writing,

will be entitled to an appraisal by the Delaware Court of Chancery of the fair value of his, her or its shares of our common stock. All references in this summary of appraisal rights to a “stockholder” or “holders of shares of our common stock” are to the record holder or holders of shares of our common stock. Except as set forth in this section, our stockholders will not be entitled to appraisal rights in connection with the merger. In addition, neither the Company nor Eastern has made any provisions in connection with this transaction to grant unaffiliated stockholders appraisal services at the expense of the Company or Eastern.

Under Section 262, when a merger agreement is to be submitted for approval at a meeting of stockholders, such as the special meeting, a constituent corporation must notify each of the holders of its stock for whom appraisal rights are available not less than 20 days prior to the meeting that such appraisal rights are available and include in each such notice a copy of Section 262. Such copy is reprinted in its entirety as Annex D to this proxy statement. This proxy statement shall constitute that notice to the record holders of our common stock.

Holders of shares of our common stock who desire to exercise their appraisal rights must not vote in favor of approval of the merger agreement, and must deliver a separate written demand for appraisal to us prior to the vote by our stockholders on the merger agreement at the special meeting. A demand for appraisal must be executed by or on behalf of the stockholder of record and must reasonably inform us of the identity of the stockholder of record and that such stockholder intends to demand appraisal of his, her or its shares of our common stock. A proxy or vote against the merger agreement will not by itself constitute such a demand. Within 10 days after the effective date of the merger, we must provide notice of the effective date to all stockholders who have complied with Section 262.

A stockholder who elects to exercise appraisal rights should mail or deliver his, her or its written demand to the attention of our Secretary at our offices located at 123 Haven Street, Reading, Massachusetts 01867.

A person having a beneficial interest in shares of our common stock that are held of record in the name of another person, such as a broker, fiduciary, depositary or other nominee, must act promptly to cause the record holder to follow the steps summarized in this section properly and in a timely manner to perfect appraisal rights. If the shares of our common stock are owned of record by a person other than the beneficial owner, including a broker, fiduciary (such as a trustee, guardian or custodian), depositary or other nominee, such demand must be executed by or for the record owner. If the shares of our common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, such person is acting as agent for the record owner.

A record holder, such as a broker, fiduciary, depositary or other nominee, who holds shares of our common stock as a nominee for others, may exercise appraisal rights with respect to the shares held for all or less than all beneficial owners of shares as to which such person is the record owner. In that case, the written demand must set forth the number of shares covered by the demand. Where the number of shares is not expressly stated, the demand will be presumed to cover all shares of our common stock outstanding in the name of that record owner.

At any time within 60 days after the effective time of the merger, any former stockholder who has demanded appraisal but has not commenced an appraisal proceeding or joined a proceeding as a named party, has the right to withdraw the demand and accept the terms offered pursuant to the merger agreement. Any attempt by a holder of shares of our common stock to withdraw his, her or its appraisal demand more than 60 days after the effective time of the merger will require our written approval. Within 120 days after the effective time of the merger, the Company or any former stockholder who has complied with the requirements of Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Chancery Court demanding a determination of the value of the shares of our common stock entitled to appraisal. The Company is under no obligation to and has no present intention to file such a petition. Accordingly, it will be the obligation of former stockholders of the Company seeking appraisal rights to initiate all necessary action to perfect any appraisal rights within the time prescribed in Section 262. If no petition for appraisal is filed with the Delaware Chancery Court within 120 days after the effective time of the merger, stockholders’ rights to appraisal shall cease, and all holders of shares of our common stock will be entitled to receive the merger consideration offered pursuant to the merger agreement. No petition timely filed in the Delaware Chancery Court demanding appraisal shall be dismissed as to any stockholder without the approval of the Delaware Chancery Court, and such approval may be conditioned upon such terms as the Delaware Chancery Court deems just.

Within 10 days after the effective time of the merger, the Company, as the surviving corporation, must notify each stockholder who is entitled to appraisal rights that the merger has become effective and inform the stockholder of the effective date; provided, however, that if this second notice is sent more than 20 days following the first notice, this second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with Section 262(d)(2). Within 120 days after the effective time of the merger, any former stockholder who has complied with the requirements for exercise of appraisal rights under Section 262 will be entitled, upon written request, to receive from us a statement setting forth the aggregate number of shares of our common stock not voted in favor of approval of the merger agreement and with respect to which demands for appraisal have been received by us and the aggregate number of holders of such shares of our common stock. This statement must be mailed (1) within 10 days after a written request therefor has been received by us; or (2) within 10 days after the expiration of the period for the delivery of demands for appraisal from the Company as described above, whichever is later. A person who is the beneficial owner of shares of our common stock held either in a voting trust or by a nominee on behalf of such person may, in his, her or its own name, file a petition or request from the Company the statement described above.

If a petition for an appraisal is timely filed, a copy thereof will be served upon the Company, and the Company will then be obligated within 20 days after such service to file in the office of the Register in Chancery a duly verified list containing the names and addresses of all of our stockholders who have demanded an appraisal of their shares of our common stock and with whom an agreement as to the value of their shares has not been reached. After notice to such stockholders by the Register in Chancery in accordance with the provisions of Section 262, the Delaware Chancery Court is empowered to conduct a hearing on such petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights. The Delaware Chancery Court may require the holders of shares of our common stock who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their stock certificates to the Register in Chancery for notation on those certificates of the pendency of the appraisal proceeding; and if any stockholder fails to comply with such direction, the Delaware Chancery Court may dismiss the proceedings as to such stockholder.

After the Delaware Chancery Court determines the stockholders of the Company entitled to an appraisal, the appraisal proceeding will be conducted in accordance with the rules of the Delaware Chancery Court, including any rules specifically governing appraisal proceedings. Through such proceedings, the Delaware Chancery Court will determine the “fair value” of their shares of our common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the Delaware Chancery Court determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Although we believe that the merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Chancery Court, and stockholders should recognize that an appraisal could result in a determination of a value higher or lower than, or the same as, the merger consideration. Moreover, we do not anticipate offering more than the merger consideration to any stockholder exercising appraisal rights and reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the “fair value” of a share of our common stock is less than the merger consideration.

The cost of the appraisal proceeding may be determined by the Delaware Chancery Court and taxed against the parties as the Delaware Chancery Court deems equitable in the circumstances. However, such costs do not include attorneys’ and expert witness fees. Each dissenting stockholder is responsible for his, her or its attorneys’ and expert witness expenses, although, upon application of a dissenting stockholder, the Delaware Chancery Court may order that all or a portion of the expenses incurred by a dissenting stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all shares of stock entitled to appraisal.

Any holder of shares of our common stock who has duly demanded appraisal in compliance with Section 262 will not, after the effective time of the merger, be entitled to vote for any purpose any shares subject to that demand or to receive payment of dividends or other distributions on those shares, except for dividends or distributions payable to stockholders of record at a date prior to the effective time.

Pursuant to the merger agreement, we have agreed to give Eastern and Merger Sub prompt notice of any demands for appraisal received by us. We have also agreed to give Eastern the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal. We will not, except with the prior written consent of Eastern, make any payment with respect to any demands for appraisals, or settle or offer to settle any demands. In addition, the merger agreement provides that Eastern will not have to consummate the merger if stockholders representing more than 15% of the outstanding shares of our common stock exercise their appraisal rights. For more information, see the section entitled “The Merger Agreement — Dissenting Shares” beginning on page 47 of this proxy statement and the section entitled “The Merger Agreement — Conditions to the Merger” beginning on page 51 of this proxy statement.

FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes certain material U.S. federal income tax considerations of the merger generally relevant to holders of our capital stock who are U.S. stockholders (as defined below), assuming that the merger is consummated. This discussion is based upon interpretations of the Internal Revenue Code, Treasury Regulations promulgated under the Internal Revenue Code and judicial decisions and administrative rulings as of the date of this proxy statement, all of which are subject to change or differing interpretations, including changes and interpretations with retroactive effect. The discussion below does not address all U.S. federal income tax consequences or any state, local or foreign tax consequences of the merger. The tax treatment of our stockholders may vary depending upon each stockholder’s particular situation. This discussion does not apply to stockholders who received our stock pursuant to the exercise of employee stock options, warrants or otherwise as compensation. Also, stockholders subject to special treatment, including:

•	dealers in securities or foreign currency;

•	tax-exempt entities;

•	banks and thrifts;

•	insurance companies;

•	persons that hold our capital stock as part of a “straddle,” a “hedge,” a “constructive sale” transaction or a “conversion transaction”;

•	persons that have a “functional currency” other than the U.S. dollar; and

•	investors in pass-through entities,

may be subject to special rules not discussed below. This discussion also does not address the U.S. federal income tax consequences of the merger to holders of our capital stock that do not hold such stock as a capital asset and does not address tax consequences of the merger to non-U.S. stockholders.

A U.S. stockholder is a stockholder that, for U.S. federal income tax purposes, is:

•	a U.S. citizen or resident;

•	a domestic corporation;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if (1) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all the substantial decisions of the trust, or (2) the trust has a valid election in effect under current Treasury Regulations to be treated as a U.S. person.

For investors who own our capital stock through a partnership, the U.S. federal income tax treatment will generally depend upon the status of the partner and the activities of the partnership. Such investors should consult their own tax advisor as to their particular tax consequences.

This discussion of certain material U.S. federal income tax considerations is not tax advice. You are urged to consult your own tax advisor with respect to the particular U.S. federal income tax consequences to you of the merger, including any special considerations related to your particular situation, as well as the applicability and effect of any state, local, foreign or other tax laws and changes in any applicable tax laws.

Consequences to U.S. Stockholders

For U.S. stockholders, the merger will be a taxable event and each U.S. stockholder will recognize capital gain or loss with respect to our capital stock, measured by the excess of the amount of merger consideration received by such U.S. stockholder in exchange for our capital stock over such U.S. stockholder’s tax basis in the exchanged capital stock. If a U.S. stockholder acquired our capital stock by purchase, the U.S. stockholder’s adjusted tax basis in our capital stock will generally equal the amount the U.S. stockholder paid for the stock, less any returns of capital that the U.S. stockholder might have received with regard to the stock. In the case of a

U.S. stockholder that holds multiple blocks of our capital stock (i.e., blocks of our capital stock acquired separately at different times and/or prices), gain or loss must be calculated and accounted for separately for each block.

The gain or loss on the sale of our common stock will constitute long-term capital gain or loss if that capital stock had been held for more than one year as of the effective time of the merger. If a U.S. stockholder receiving long-term capital gain is an individual, then the capital gain will generally be subject to tax at a maximum rate of 15%. U.S. stockholders that are taxable as corporations for U.S. federal income tax purposes will generally be subject to 35% tax on any gain (whether long-term or short-term) from the sale or exchange of our capital stock. A U.S. stockholder may deduct capital losses only to the extent that the U.S. stockholder has capital gains in a given tax year, plus up to $3,000 for individual U.S. stockholders.

REGULATORY APPROVALS AND OTHER INFORMATION

Before we and Eastern may complete the merger and the bank merger, we must obtain a number of regulatory approvals from, or give notices to, federal and state bank regulators, as summarized below.

Federal Reserve Board

On          , 2008 Eastern submitted a notification to the Federal Reserve pursuant to Section 3 of the BHC Act and Section 225.14 of Regulation Y of the Federal Reserve requesting approval for Eastern to acquire ownership and control of the Company and thereby acquire control of the Company Bank. The Federal Reserve’s determination whether to issue a letter of non-objection with respect to the merger is subject to certain requirements. The Federal Reserve generally will not issue a letter of non-objection with respect to any transaction that would result in a monopoly or that would further a combination or conspiracy to monopolize banking in the United States or that would cause Eastern to control deposits that exceed certain deposit concentration limits.

The Federal Reserve also may not issue a letter of non-objection with respect to a transaction that could substantially lessen competition in any section of the country or that would be in restraint of trade. However, the Federal Reserve may issue a letter of non-objection with respect to any such transaction if it determines that the public interest in meeting the convenience and needs of the community served clearly outweigh the anticompetitive effects of the proposed transaction. The Federal Reserve is also required to consider the financial and managerial resources and future prospects of the bank holding companies and banks concerned, as well as the convenience and needs of the communities to be served. The consideration of convenience and needs includes the parties’ performance under the Community Reinvestment Act. Consideration of financial resources generally focuses on capital adequacy.

The BHC Act, as amended by the USA PATRIOT Act, also requires that the Federal Reserve consider the effectiveness of the Company, Eastern and their respective subsidiaries in combating money laundering activities in connection with its determination whether to issue a letter of non-objection with respect to the merger.

The Company and Eastern may not complete the merger before the 30th calendar day following the Federal Reserve’s approval of the merger or, if the Federal Reserve has not received any adverse comments from the Attorney General of the United States concerning the competitive effect of the merger, such shorter period of time as the Federal Reserve may permit that does not end sooner than the 15th calendar day following the Federal Reserve’s issuance of a letter of non-objection with respect to the merger. During this waiting period, the Attorney General may, but is not expected to, commence an action to stay the effectiveness of the Federal Reserve’s approval and prevent the merger. The Federal Reserve or the Attorney General may also challenge the merger on competitive grounds.

FDIC

On          , 2008 Eastern filed with the FDIC the required application under the Bank Merger Act to obtain approval of the bank merger, that is, for the merger of the Company Bank with and into Eastern Bank. The FDIC is required to consider the financial and managerial resources and future prospects of the banks concerned, as well as the convenience and needs of the communities to be served. The consideration of convenience and needs includes the parties’ performance under the Community Reinvestment Act.

Consideration of financial resources generally focuses on capital adequacy. In addition, in reviewing the application, the FDIC must consider the effectiveness of the Company Bank and Eastern Bank in combating money laundering activities in connection with its determination whether to approve the bank merger.

State Regulatory Filings

Eastern is a bank holding company for purposes of the laws of the Commonwealth of Massachusetts. Accordingly, on          , 2008 Eastern filed an application seeking the permission of the Massachusetts BBI pursuant to Massachusetts General Laws, Chapter 167A, Sections 2 and 4, to acquire the Company and the Company Bank. In determining whether to approve the merger, the Massachusetts BBI must consider whether the merger will unreasonably affect competition and whether public convenience and advantage will be promoted. The Massachusetts BBI must also consider whether the merger will result in “net new benefits” in Massachusetts, which includes consideration of factors such as initial capital investments, job creation plans, consumer and business services, commitments to maintain and open branch offices within a bank’s delineated local community and such other matters as may be deemed to benefit the community. Before the Massachusetts BBI may approve the merger, the Massachusetts BBI must hold a public hearing and must receive confirmation from the Massachusetts Housing Partnership Fund that Eastern has made satisfactory arrangements with the Massachusetts Housing Partnership Fund with respect to any assets to be acquired that are located in Massachusetts. All of the Company’s assets are located in Massachusetts. The Company will notify the Massachusetts Housing Partnership Fund of the merger.

On          , 2008 Eastern Bank filed an application with the Massachusetts Commissioner whereby Eastern seeks the Massachusetts Commissioner’s approval, pursuant to Section 34D of Chapter 168 and Section 36 of Chapter 172 of the Massachusetts General Laws, to merge the Company Bank into Eastern Bank, that is, the bank merger. To approve the merger, the Massachusetts Commissioner must find that the bank merger is in the interests of the depositors of the banks concerned. In making a finding that such merger or consolidation is in the interests of the depositors, the Massachusetts Commissioner will also determine whether or not competition among banking institutions will be unreasonably affected and whether or not public convenience and advantage will be promoted. In making such determination, the Massachusetts Commissioner will consider, but not be limited to, a showing of net new benefits.

The merger agreement provides that the obligation of each of the Company and Eastern to complete the merger is conditioned upon the receipt of all requisite regulatory approvals, including the approvals of the Federal Reserve, the Massachusetts Commissioner and the Massachusetts BBI and the expiration of all applicable waiting periods. There can be no assurance that the Federal Reserve, the FDIC, the Massachusetts Commissioner or the Massachusetts BBI will approve or take any required action with respect to the merger, and, if such approvals are received or action is taken, there can be no assurance as to the date of such approvals or action, that such approvals or action will not be conditioned upon matters that would cause Eastern to abandon the merger or that no action will be brought challenging such approvals or action, including a challenge by the Attorney General of the United States or, if such a challenge is made, the result thereof.

The Company and Eastern are not aware of any governmental approvals or actions that may be required for consummation of the merger other than as described above. Should any other approval or action be required, the Company and Eastern currently contemplate that such approval or action would be sought.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 10, 2008 information regarding the beneficial ownership of our common stock for:

•	each person or entity known by us to beneficially own more than 5% of our common stock;

•	each of our directors;

•	each of our executive officers for which compensation information is required to be disclosed in our proxy statement for our annual meeting; and

•	all of our directors and executive officers as a group.

This information is based on filings received by us under the Exchange Act, as supplemented by additional information provided to us. Unless otherwise indicated, the beneficial owner has sole voting power and dispositive power with respect to the shares of common stock beneficially owned.

			Percent of
			Common Stock
	Number of Shares of Common Stock		Beneficially
Name and Address*	Beneficially Owned(1)		Owned(2)

Private Capital Management, L.P.(3)	388,278		9.17%
8889 Pelican Bay Blvd., Suite 500 Naples, FL 34108
Jeffrey L. Gendell, et. al.(4)	288,380		6.81%
55 Railroad Avenue Greenwich, CT 06830
Dimensional Fund Advisors LP(5)	278,446		6.58%
1299 Ocean Avenue Santa Monica, CA 90401
Lawrence B. Seidman, et. al(6)	319,814		7.56%
100 Misty Lane Parsippany, NJ 07054
Eastern Bank Corporation(7)	547,719		12.94%
265 Franklin Street Boston, MA 02110
Gerard H. Brandi	268,104	(8)(9)(10)	6.31%
Allan S. Bufferd	11,075	(11)	**
Kathleen M. Camilli	3,100		**
Stephen W. Carr	2,900		**
Reginald E. Cormier	72,534	(9)	1.71%
Alexander S. Costello	13,475		**
O. Bradley Latham	600		**
Stephen E. Marshall	5,572	(12)	**
Paul J. McCarthy	200		**
James L. Milinazzo	1,738	(9)	**
Nalin M. Mistry	200		**
Nancy L. Pettinelli	6,350		**
William F. Rivers	6,483	(9)	**
William F. Rucci, Jr.	728		**
Donna H. West	59,702	(9)(13)(14)	1.40%
All Directors and executive officers as a group (17 persons)	484,759	(8)(9)(10)(11)(12)(13)(14)(15)(16)	11.19%

*	The address for the directors and executive officers is the Company address: MASSBANK Corp., 123 Haven Street, Reading, MA 01867.

**	Less than 1%.

(1)	Unless otherwise indicated, each person named has sole voting and sole investment power with respect to all shares indicated. Includes the following number of shares that the above listed directors and executive officers, as applicable, have the right to acquire within 60 days after April 10, 2008 through the exercise of stock options granted pursuant to our 2004 Stock Option and Incentive Plan and 1994 Stock Incentive Plan: Mr. Brandi, 16,550 shares; Mr. Bufferd, 6,350 shares; Ms. Camilli, 3,100 shares; Mr. Carr, 400 shares; Mr. Cormier, 16,500 shares; Mr. Costello, 6,350 shares; Mr. Latham, 600 shares; Mr. Marshall, 4,225 shares; Mr. McCarthy, 200 shares; Mr. Milinazzo, 1,400 shares; Mr. Mistry, 200 shares; Ms. Pettinelli, 6,350 shares; Mr. Rivers, 3,200 shares; Mr. Rucci, 600 shares; and Ms. West, 16,500 shares; and all directors and executive officers as a group (17 persons) — 99,925 shares. Does not include the following number of deferred stock units (held by participants in our Deferred Compensation Plan) whose value per unit is derived from changes in the market price per share of our Common Stock: Mr. Bufferd, 3,697 units; Mr. Marshall, 1,528 units; Mr. Rucci, 240 units; and Ms. Pettinelli 2,283 units.

(2)	Our calculation of the percentage of shares beneficially owned by the stockholders in this table is based upon the number of shares of our common stock outstanding as of April 10, 2008 (4,233,079), plus for each listed beneficial owner, any shares of common stock that the listed beneficial owner has the right to acquire within 60 days after April 10, 2008. The number of shares beneficially owned by holders of 5% or more of our voting securities is based on the applicable filings with the Securities and Exchange Commission.

(3)	Based on the share information set forth in Amendment No. 6 to Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2008. Private Capital Management, L.P. (which we sometimes refer to as PCM) is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 (which we sometimes refer to as the Advisers Act). According to a filing made by PCM with the Securities and Exchange Commission on Schedule 13G/A dated February 14, 2008, PCM, in its role as investment adviser, has sole voting power and sole dispositive power over 64,734 of the above shares and shared voting power and shared dispositive power over 323,544 of the above shares, which had been purchased for the accounts of investment advisory clients of PCM.

(4)	Based on share information set forth in Amendment No. 1 to Schedule 13G/A filed with the Securities and Exchange Commission on February 9, 2007. Jeffrey L. Gendell filed the Schedule 13G/A on behalf of himself and the following other reporting persons: Tontine Financial Partners, L.P., a private investment limited partnership (which we sometimes refer to as TFP), and Tontine Management, L.L.C., the general partner of TFP (which we sometimes refer to as TM). According to this filing, Mr. Gendell serves as the managing member of TM. In addition, according to this filing, TFP, TM, and Mr. Gendell possess shared voting and dispositive power over 288,380 of the above shares.

(5)	Based on the share information set forth in Amendment No. 9 to Schedule 13G/A filed with the Securities and Exchange Commission on February 6, 2008. Dimensional Fund Advisors LP (formerly, Dimensional Fund Advisors Inc.) (which we sometimes refer to as Dimensional), an investment adviser registered under Section 203 of the Advisers Act, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serves as investment manager to certain other commingled group trusts and separate accounts (we sometimes refer to such investment companies, trusts and accounts as the Funds). According to a filing made by Dimensional with the Securities and Exchange Commission on Schedule 13G/A dated February 6, 2008, Dimensional, in its role as investment adviser and investment manager, possesses sole voting power and sole dispositive power over 278,446 of the above shares, which are owned by the Funds, and disclaims beneficial ownership of the shares owned by the Funds.

(6)	Based on share information set forth in Amendment No. 7 to Schedule 13D/A filed with the Securities and Exchange Commission on March 24, 2008. The Schedule 13D/A was also filed by: (a) Seidman and Associates L.L.C., (b) Seidman Investment Partnership, L.P., whose principal and executive offices are located at 19 Veteri Place, Wayne, NJ 07470, (c) Seidman Investment Partnership II, L.P., whose principal and executive offices are located at 19 Veteri Place, Wayne, NJ 07470, (d) Broad Park Investors, L.L.C., whose principal and executive offices are located at 80 Main Street, West Orange, NJ 07052, (e) LSBK06-08, L.L.C., whose principal and executive offices are located at 10 Hill Hollow Road, Watchung, NJ 07069, (f) Berggruen Holdings North America Ltd., whose principal offices are located at 1114 Avenue of the Americas, Forty First Floor, New York, NY 10036, (g) Thomas C. Goggins, whose principal office is located at 99 Summer Street, Suite 1520, Boston, MA 02110, and (h) Welles C. Hatch, whose principal office is located at 5 Concord Farms, 555 Virginia Road, Concord, MA 01742.

(7)	Based on share information set forth in a Schedule 13D filed with the Securities and Exchange Commission on March 20, 2008. Eastern filed the Schedule 13D pursuant to the voting agreements Eastern entered into with each of our directors and executive officers in connection with the merger agreement. According to the filing, Eastern possesses shared voting power over all of the above shares and expressly disclaims beneficial ownership of such shares. The figure includes 163,025 shares beneficially owned by the directors and executive officers subject to the voting agreements as unexercised options to purchase shares of common stock, which options, if exercised, would also be subject to the terms and conditions of the voting agreements. For more information on the voting agreements, please see the section entitled “Interests of Certain Persons in the Merger — Voting Agreements” beginning on page 44 of this proxy statement.

(8)	Gerard H. Brandi is the Chairman of the Board of Directors and President and Chief Executive Officer of the Company. This information is as of April 10, 2008 and is based on a filing made by Mr. Brandi with the Securities and Exchange Commission on Schedule 13G/A dated February 5, 2008 and our records. Includes 1,381 shares held by Mr. Brandi as custodian for various nieces and nephews and 19,229 shares owned by Mr. Brandi’s spouse, as to all of which shares Mr. Brandi disclaims beneficial ownership. Also includes 163,739 shares owned jointly with Mr. Brandi’s spouse, with respect to which shares Mr. and Mrs. Brandi share voting and investment power.

(9)	Includes shares allocated to the accounts of executive officers under the Company Bank’s Employee Stock Ownership Plan. As of September 30, 2007, the number of such allocated shares included in the above table is as follows: Mr. Brandi — 31,175; Mr. Cormier — 12,462; Mr. Milinazzo — 238; Mr. Rivers — 283; Ms. West — 14,721; and all executive officers as a group (seven persons) — 65,845.

(10)	In January 2008, Mr. Brandi pledged 46,670 shares as collateral for a loan.

(11)	Includes 600 shares owned jointly with Mr. Bufferd’s spouse, with respect to which shares Mr. and Mrs. Bufferd share voting and investment power.

(12)	Includes 1,125 shares owned jointly with Mr. Marshall’s spouse, with respect to which shares Mr. and Mrs. Marshall share voting and investment power.

(13)	Includes 869 shares held by Ms. West as custodian for her minor grandchildren, as to which shares Ms. West disclaims beneficial ownership.

(14)	7,000 shares of Ms. West’s shares were pledged as of January 10, 2008 as collateral for a loan.

(15)	Includes 99,925 shares that such persons have the right to acquire through the exercise of options granted pursuant to our 2004 Stock Option and Incentive Plan and 1994 Stock Incentive Plan.

(16)	6,500 of Mr. Queeney’s shares, an executive officer, were pledged as of September 18, 2006 and an additional 1,125 shares were pledged as of January 16, 2008 as collateral for a loan.

ADJOURNMENT OF THE SPECIAL MEETING

(Proposal 2)

We are submitting a proposal for consideration at the special meeting to authorize the named proxies to approve one or more adjournments of the special meeting if there are not sufficient votes to approve the merger agreement at the time of the special meeting. Even though a quorum may be present at the special meeting, it is possible that we may not have received sufficient votes to approve the merger agreement by the time of the special meeting. In that event, we would need to adjourn the special meeting in order to solicit additional proxies. The adjournment proposal relates only to an adjournment of the special meeting for purposes of soliciting additional proxies to obtain the requisite stockholder approval to approve the merger agreement. Any other adjournment of the special meeting (e.g., an adjournment required because of the absence of a quorum) would be voted upon pursuant to the discretionary authority granted by the proxy.

The proposal to approve one or more adjournments of the special meeting requires the affirmative vote of holders of a majority of the shares of our common stock present or represented at the special meeting and entitled to vote on the proposal.

Our board recommends that you vote “FOR” the adjournment proposal so that proxies may be used for the purpose described above, should it become necessary. Properly executed proxies will be voted “FOR” the adjournment proposal, unless otherwise indicated on the proxies. If the special meeting is adjourned for 30 days or less, we are not required to give notice of the time and place of the adjourned meeting unless our board fixes a new record date for the special meeting.

The adjournment proposal relates only to an adjournment of the special meeting occurring for purposes of soliciting additional proxies for approval of the merger agreement proposal in the event that there are insufficient votes to approve that proposal. Our board retains full authority to the extent set forth in our bylaws and Delaware law to postpone the special meeting before it is convened, without the consent of any of our stockholders.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information filing requirements of the Exchange Act and, in accordance with the Exchange Act, are obligated to file with the Securities and Exchange Commission periodic reports, proxy statements and other information relating to our business, financial condition and other matters. These reports, proxy statements and other information may be inspected at the Securities and Exchange Commission’s office at the public reference facilities of the Securities and Exchange Commission, which are located at Room 1024, Judiciary Plaza, at 450 Fifth Street, NW, Washington, D.C. 20549. Copies of these materials can be obtained, upon payment of the Securities and Exchange Commission’s customary charges, by writing to the Securities and Exchange Commission’s principal office at 450 Fifth Street, NW, Washington, D.C. 20549. All documents filed by the Company with the Securities and Exchange Commission may be obtained for free at the Securities and Exchange Commission’s website at www.sec.gov. In addition, the documents filed with the Securities and Exchange Commission by the Company may be obtained free of charge by directing such request to our Secretary at (781) 662-1000 or at our offices located at 123 Haven Street, Reading, Massachusetts 01867 or from our website at www.massbank.com.

STOCKHOLDER PROPOSALS

In light of the merger, we have not presently scheduled our annual meeting of stockholders. Any matters that one of our stockholders wishes to have included in our proxy statement for the next annual meeting or otherwise considered at the annual meeting must be received at a time reasonably in advance of the printing and mailing of such proxy material and should be sent to MASSBANK Corp., 123 Haven Street, Reading, Massachusetts 01867, Attention: Robert S. Cummings, Secretary. Our bylaws, which were amended in February 2008, provide that any stockholder wishing to have any director nominations or a stockholder proposal considered at an annual meeting must provide written notice of such nominations or stockholder proposal and certain other information as set forth in our bylaws to the Secretary of the Company at our principal executive offices (a) not less than 75 days nor more than 120 days prior to the anniversary of the immediately preceding annual meeting of stockholders (which we sometimes refer to as the Anniversary Date), (b) in the event that the annual meeting of stockholders is scheduled to be held on a date more than seven days prior to the Anniversary Date, not later than the close of business on (i) the 20th day (or if that day is not a business day for the Company, on the next succeeding business day) following the first date on which the date of such meeting was publicly disclosed, or (ii) if the first date of such public disclosure occurs more than 75 days prior to such scheduled date of such meeting, then the later of (1) the 20th day (or if that day is not a business day for the Company, on the next succeeding business day) following the first date of such public disclosure, or (2) the 75th day prior to such scheduled date of such meeting (or if that day is not a business day for the Company, on the next succeeding business day), or (c) in the event that the annual meeting of stockholders is scheduled to be held on a date more than seven days after the Anniversary Date, not later than the close of business on (i) the 20th day (or if that day is not a business day for the Company, on the next succeeding business day) following the first date on which the date of such meeting was publicly disclosed or (ii) if the first date of such public disclosure occurs more than 75 days prior to such scheduled date of such meeting, then the later of (1) the 20th day (or if that day is not a business day for the Company, on the next succeeding business day) following the first date of such public disclosure or (2) the 75th day prior to such scheduled date of such meeting (or if that day is not a business day for the Company, on the next succeeding business day). Any stockholder desiring to submit a nomination or proposal must comply with our bylaws.

Pursuant to Rule 14a-8 under the Exchange Act, a proposal must be received at our principal executive offices not less than 120 calendar days before the anniversary date of our proxy statement released to our stockholders in connection with our previous year’s annual meeting. However, if the date of the annual meeting has been changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and mail our proxy materials.

Any proposals must be in conformity with all applicable legal provisions and our bylaws. Proxies solicited by our board will confer discretionary voting authority on the proxy holders with respect to these proposals, subject to the rules of the Securities and Exchange Commission governing the exercise of this authority.

You should rely only on the information contained in this proxy statement to vote your shares of our common stock at the special meeting. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement.

This proxy statement is dated          , 2008. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders does not create any implication to the contrary. If any of the information in this proxy statement becomes materially inaccurate prior to the special meeting, we will update and/or correct that information to the extent required by applicable law. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitation in such jurisdiction.

IMPORTANT

YOUR VOTE IS IMPORTANT.  REGARDLESS OF THE NUMBER OF SHARES OF OUR COMMON STOCK THAT YOU OWN, PLEASE VOTE AS RECOMMENDED BY OUR BOARD BY COMPLETING, SIGNING, DATING AND PROMPTLY RETURNING THE ENCLOSED PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED OR BY VOTING YOUR SHARES THROUGH THE INTERNET OR BY TELEPHONE.

Instructions for “Street Name” Stockholders

If you own your shares in the name of a brokerage firm or bank, only your broker or bank can vote your shares on your behalf and only after receiving your specific instructions. Please call your broker or bank and instruct your contact to execute a proxy card on your behalf. You should also promptly complete, sign, date and return your card when you receive it from your broker. Please do so for each separate account you maintain.

Please return your proxy card at once.

If you have any questions or need assistance in voting your shares, or need additional copies of this proxy statement or the accompanying proxy card, please call:

Laurel Hill Advisory Group, LLC
100 Wall Street, 22nd Floor
New York, New York 10005

Call Toll-Free (888) 742-1305

ANNEX A

AGREEMENT AND PLAN OF MERGER
by and among
Eastern Bank Corporation,
Eastern Bank,
Minuteman Acquisition Corp.,
MASSBANK Corp.
and
MASSBANK
Dated as of March 10, 2008

ARTICLE I THE MERGER	A-5
1.1 The Merger	A-5
1.2 Bank Merger	A-5
1.3 Effective Date and Effective Time; Closing; Effects of the Merger	A-5
1.4 Certificate of Incorporation and Bylaws	A-6
1.5 Directors of the Surviving Corporation	A-6
1.6 Officers of the Surviving Corporation	A-6

ARTICLE II MERGER CONSIDERATION AND EXCHANGE PROCEDURES	A-6
2.1 Merger Consideration	A-6
2.2 Rights as Shareholders; Closing of the Company’s Transfer Books	A-7
2.3 Exchange Procedures	A-7
2.4 Options	A-8
2.5 Tax Withholding	A-8
2.6 Appraisal Rights	A-9

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY	A-9
3.1 Making of Representations and Warranties	A-9
3.2 Organization, Standing and Authority	A-9
3.3 Capitalization	A-10
3.4 Subsidiaries	A-10
3.5 Corporate Power	A-11
3.6 Corporate Authority	A-11
3.7 Non-Contravention	A-11
3.8 Certificate of Incorporation; Bylaws; Corporate Records	A-11
3.9 Regulatory Approvals	A-12
3.10 Compliance with Laws	A-12
3.11 Litigation; Regulatory Action	A-13
3.12 SEC Documents; Financial Reports; and Regulatory Reports	A-13
3.13 Absence of Certain Changes or Events	A-15
3.14 Taxes and Tax Returns	A-15
3.15 Employee Benefit Plans	A-17
3.16 Labor Matters	A-20
3.17 Insurance	A-20
3.18 Environmental Matters	A-21
3.19 Intellectual Property	A-22
3.20 Material Agreements; Defaults	A-23
3.21 Property and Leases	A-24
3.22 Regulatory Capitalization	A-25
3.23 Loans; Nonperforming and Classified Assets	A-25
3.24 Trust Business; Administration of Fiduciary Accounts	A-25
3.25 Investment Management and Related Activities	A-25
3.26 Risk Management Instruments	A-26
3.27 Investment Securities and Commodities	A-26
3.28 Repurchase Agreements	A-26

3.29 Deposit Insurance	A-26
3.30 CRA; Anti-money Laundering	A-27
3.31 Transactions with Affiliates	A-27
3.32 Inapplicability of Takeover Provisions	A-27
3.33 Brokers; Fairness Opinion	A-27
3.34 Rights Agreement	A-27
3.35 Company Information	A-28
3.36 Disclosure	A-28

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER	A-28
4.1 Making of Representations and Warranties	A-28
4.2 Organization, Standing and Authority	A-28
4.3 Corporate Power	A-28
4.4 Corporate Authority	A-29
4.5 Regulatory Approvals	A-29
4.6 Non-Contravention	A-29
4.7 Articles of Incorporation; Bylaws	A-29
4.8 Compliance with Laws	A-29
4.9 Litigation	A-30
4.10 Regulatory Capitalization	A-30
4.11 Deposit Insurance	A-30
4.12 Sufficient Funds	A-30
4.13 Net Worth	A-30
4.14 Financial Condition of Buyer	A-30
4.15 Brokers	A-30
4.16 Information Supplied	A-30
4.17 Disclosure	A-30

ARTICLE V COVENANTS RELATING TO CONDUCT OF BUSINESS	A-31
5.1 Company Forbearances	A-31
5.2 Buyer Forbearances	A-33

ARTICLE VI ADDITIONAL AGREEMENTS	A-34
6.1 Reasonable Best Efforts	A-34
6.2 Shareholder Approval	A-34
6.3 Publicity	A-35
6.4 Access; Information	A-35
6.5 No Solicitation	A-36
6.6 Takeover Laws	A-38
6.7 Regulatory Applications; Filings; Consents	A-38
6.8 Indemnification; Directors’ and Officers’ Insurance	A-39
6.9 Employees; Benefit Plans	A-40
6.10 Notification of Certain Matters	A-42
6.11 Confidentiality Agreement	A-42
6.12 Current Information	A-43
6.13 Transition; Informational Systems Conversion	A-43
6.14 Access to Suppliers	A-43

6.15 Environmental Assessments	A-43
6.16 Stock Exchange De-listing	A-44
6.17 Director Resignations	A-44
6.18 Coordination	A-44
6.19 Transactional Expenses	A-44

ARTICLE VII CONDITIONS TO CONSUMMATION OF THE MERGER	A-45
7.1 Conditions to Each Party’s Obligations to Effect the Merger	A-45
7.2 Conditions to the Obligations of Buyer	A-45
7.3 Conditions to the Obligations of the Company	A-46
7.4 Frustration of Closing Conditions	A-46

ARTICLE VIII TERMINATION	A-46
8.1 Termination	A-46
8.2 Effect of Termination and Abandonment	A-47

ARTICLE IX MISCELLANEOUS	A-48
9.1 Survival	A-48
9.2 Certain Definitions	A-49
9.3 Waiver; Amendment	A-53
9.4 Expenses	A-53
9.5 Notices	A-53
9.6 Understanding; No Third Party Beneficiaries	A-54
9.7 Assignability; Binding Effect	A-55
9.8 Headings; Interpretation	A-55
9.9 Counterparts; Delivery	A-55
9.10 Governing Law	A-55
9.11 Jurisdiction	A-55
9.12 Severability	A-55
9.13 Enforcement	A-55

This AGREEMENT AND PLAN OF MERGER, dated as of March 10, 2008 (this “Agreement”) is by and among Eastern Bank Corporation, a Massachusetts corporation (the “Buyer”), Eastern Bank, a Massachusetts-chartered savings bank and wholly owned subsidiary of Buyer (the “Buyer Bank”), Minuteman Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Buyer (the “Merger Sub”), MASSBANK Corp., a Delaware corporation (the “Company”), and MASSBANK, a Massachusetts-chartered savings bank and wholly owned subsidiary of the Company (the “Company Bank”).

BACKGROUND

A. The respective Boards of Directors of Buyer, Buyer Bank, Merger Sub, the Company and Company Bank have determined that it is in the best interests of their respective corporations and shareholders to enter into this Agreement and to consummate the strategic business combination provided for herein, pursuant to which, subject to the terms and conditions set forth in this Agreement: (i) Merger Sub will merge with and into the Company, with the Company as the surviving entity (the “Merger”); and (ii) after the Effective Time of the Merger at a date selected by Buyer, Company Bank will merge with and into Buyer Bank, with Buyer Bank as the surviving entity (the “Bank Merger”);

B. As a condition to the willingness of Buyer to enter into this Agreement, each of the directors and executive officers of the Company (each a “Voting Agreement Shareholder” and collectively, the “Voting Agreement Shareholders”) has entered into a Voting Agreement, substantially in the form of Exhibit A hereto, dated as of the date hereof, with Buyer (each a “Voting Agreement” and collectively, the “Voting Agreements”), pursuant to which each Voting Agreement Shareholder has agreed, among other things, to vote such Voting Agreement Shareholder’s shares of common stock, par value $1.00 per share, of the Company (“Company Common Stock”) in favor of the approval of this Agreement and the transactions contemplated hereby, upon the terms and subject to the conditions set forth in the Voting Agreement; and

C. The parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

THE MERGER

1.1  The Merger.  Subject to the terms and conditions of this Agreement, the satisfaction or waiver of the conditions set forth herein, and in reliance upon the representations, warranties and covenants set forth herein, at the Effective Time, Merger Sub shall merge with and into the Company in accordance with the General Corporation Law of the State of Delaware (the “DGCL”). Upon consummation of the Merger, the separate corporate existence of the Merger Sub shall cease and the Company shall survive and continue to exist as a corporation incorporated under the laws of Delaware (the Company, as the surviving corporation in the Merger, sometimes being referred to herein as the “Surviving Corporation”).

1.2  Bank Merger.  The Plan of Bank Merger, substantially in the form of Exhibit B hereto, has been simultaneously entered into between Buyer Bank and Company Bank providing for the Bank Merger, it being intended that the Bank Merger be consummated at a date selected by Buyer in its sole discretion following consummation of the Merger, by, among other things, the filing of the Articles of Merger with the Secretary of the Commonwealth of the Commonwealth of Massachusetts (the “Articles of Merger”).

1.3  Effective Date and Effective Time; Closing; Effects of the Merger.

(a) On the Closing Date, as promptly as practicable after all of the conditions set forth in Article VII have been satisfied or, if permissible, waived by the party entitled to the benefit of the same, Merger Sub and the Company shall execute and file with the Secretary of State of the State of Delaware the certificate of merger related to the Merger (the “Certificate of Merger”). The Merger provided for herein shall become effective upon the acceptance for filing by the Secretary of State of the State of Delaware of the Certificate of Merger or such later date and time as may be set forth in the Certificate of Merger. The date of such filing or such later effective date is herein called the “Effective Date.” The “Effective Time” of the Merger shall be as specified in the Certificate of Merger.

(b) Subject to the terms and conditions of this Agreement, the transactions contemplated by this Agreement shall be consummated at a closing (the “Closing”) that will take place at 10:00 a.m., local time, on a date to be specified by the parties, which shall be no later than three (3) Business Days after all of the conditions to the closing set forth in Article VII (other than conditions to be satisfied at Closing, which are satisfied or waived (subject to applicable law) at the Closing) have been satisfied or waived in accordance with terms hereof, at the principal offices of Nutter, McClennen & Fish, LLP, in Boston, Massachusetts, or such other place or on such other date as the parties may mutually agree upon in writing (such date, the “Closing Date”), unless this Agreement has been theretofore terminated pursuant to its terms or unless extended by mutual agreement of the parties. At the Closing, there shall be delivered to Buyer and the Company the certificates and other documents required to be delivered pursuant to Article VII.

(c) At and after the Effective Time, the Merger shall have the effects set forth in this Agreement and in the appropriate provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers, and franchises, and be subject to all of the restrictions, disabilities, and duties of the Company and Merger Sub, as provided under Section 259 of the DGCL.

1.4  Certificate of Incorporation and Bylaws.  The Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time (which shall contain such provisions as are necessary to give full effect to the exculpation and indemnification provided for in Section 6.8 hereof), shall be the Certificate of Incorporation of the Surviving Corporation, except the name of the Surviving Corporation shall continue to be MASSBANK Corp., until thereafter amended as provided therein and in accordance with applicable law. The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time (which shall contain such provisions as are necessary to give full effect to the exculpation and indemnification provided for in Section 6.8 hereof), shall be the Bylaws of the Surviving Corporation, until thereafter amended as provided therein and in accordance with applicable law.

1.5  Directors of the Surviving Corporation.  The directors of Merger Sub immediately prior to the Effective Time shall become the directors of the Surviving Corporation, each of whom shall serve in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.

1.6  Officers of the Surviving Corporation.  The officers of Merger Sub immediately prior to the Effective Time shall become the officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.

ARTICLE II

MERGER CONSIDERATION AND EXCHANGE PROCEDURES

2.1  Merger Consideration.  Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of Buyer, Merger Sub, the Company or any shareholder of the Company or Merger Sub:

(a) Each share of common stock, par value $0.01 per share, of Merger Sub that is issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid, and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

(b) Each share of Company Common Stock held as Treasury Stock immediately prior to the Effective Time shall be cancelled and retired at the Effective Time without any conversion thereof, and no payment shall be made with respect thereto.

(c) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Treasury Stock and Dissenting Shares) shall become and be converted into, as provided in and subject to the limitations set forth in this Agreement, the right to receive $40.00 in cash (the “Merger Consideration”), payable to the holder thereof, in each case without interest and less applicable Tax withholdings, if any, upon surrender of the certificate formerly representing such share of the Company Common Stock and such other documents as Buyer reasonably may require in accordance with Section 2.3.

2.2  Rights as Shareholders; Closing of the Company’s Transfer Books.

(a) All shares of Company Common Stock, when converted as provided in Section 2.1(c), shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each certificate (a “Certificate”) previously evidencing such shares, and all uncertificated shares, shall thereafter represent only the right to receive the Merger Consideration for each such share of Company Common Stock. At the Effective Time, holders of Company Common Stock shall cease to be, and shall have no rights as, shareholders of the Company, other than the right to receive the Merger Consideration and the right to receive any unpaid dividend with respect to the Company Common Stock with a record date occurring prior to the Effective Time.

(b) At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock that were outstanding immediately prior to the Effective Time shall thereafter be made, other than transfers of the Company Common Stock that have occurred prior to the Effective Time.

2.3  Exchange Procedures.

(a) Prior to the Effective Time, Buyer shall designate a bank or trust company reasonably acceptable to the Company to act as paying agent in the Merger (the “Paying Agent”), and on or before the Effective Time, Buyer shall deposit or cause to be deposited with the Paying Agent cash in an amount equal to the aggregate amounts payable under Section 2.1(c) (the “Exchange Fund”). In the event the Exchange Fund shall be insufficient to make all such payments, Buyer shall promptly deposit, or cause to be deposited, additional funds with the Paying Agent in an amount that is equal to the deficiency in the amount of funds required to make such payments. The Paying Agent shall make payments of the aggregate Merger Consideration out of the Exchange Fund in accordance with this Agreement. The Exchange Fund shall not be used for any other purpose.

(b) As soon as reasonably practicable after the Effective Time but in no event later than five (5) Business Days after the date thereof, Buyer shall cause the Paying Agent to mail to each holder of record of Company Common Stock at the Effective Time (each an “Effective Date Holder”) whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.1(c): (i) a letter of transmittal in customary form for transactions of this nature (which shall specify that for holders of shares issued in certificated form, delivery of such holder’s Certificates shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as Buyer or the Paying Agent reasonably may specify), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration and instructions for use by holders of shares issued in uncertificated form. Upon delivery to the Paying Agent of a duly executed letter of transmittal and such other documents as the Paying Agent shall reasonably require, including where applicable delivery of Certificates, each Effective Date Holder shall be entitled to receive in exchange therefor the Merger Consideration for each share of Company Common Stock covered by the letter of transmittal, in accordance with Section 2.1(c), and the Certificates so surrendered shall be canceled. If a transfer of ownership of Company Common Stock has occurred but has not been registered in the transfer records of the Company, a check representing the proper amount of Merger Consideration may be issued to the transferee if the Certificate representing such shares of Company Common Stock is presented to the Paying Agent accompanied by all documents and endorsements required to evidence and effect such transfer and evidence that any applicable stock transfer taxes have been paid. Until surrendered as provided in this Section 2.3, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration for each share of Company Common Stock represented thereby. No interest will be paid or accrue on any amounts payable upon surrender of any Certificate.

(c) Promptly following the date that is one (1) year after the Effective Time, the Paying Agent shall deliver to Buyer all cash and any documents in its possession or control relating to the transactions described in this Agreement, and the Paying Agent’s duties shall terminate. Thereafter, each holder of a Certificate may surrender such Certificate to Buyer and (subject to applicable abandoned property, escheat or other similar laws) receive in exchange therefor the Merger Consideration, payable upon due surrender of the Certificate without any interest thereon.

(d) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof determined in accordance with this Article II; provided, however, that Buyer or the Paying Agent may, in its discretion, require the delivery of an indemnity or bond in customary amount against any claim that may be made against the Surviving Corporation with respect to such Certificate or ownership thereof.

(e) The Paying Agent shall invest any funds held by it for purposes of this Section 2.3 as directed by Buyer, on a daily basis. Any interest and other income resulting from such investments shall be paid to Buyer. To the extent that there are losses with respect to any such investments, Buyer shall be responsible to ensure that the Paying Agent has access to funds sufficient to make any required payments under this Article II promptly when due.

(f) None of Buyer, the Company, Buyer Bank, Company Bank, Merger Sub or the Paying Agent shall be liable to any person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate shall not have been surrendered prior to three (3) years after the Effective Time, or immediately prior to such earlier date on which any of the Merger Consideration would otherwise escheat or become the property of any Governmental Authority, the amount payable in respect thereof shall, to the extent permitted by law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

2.4  Options.

(a) At the Effective Time, each option, warrant or other similar right to acquire shares of Company Common Stock (each an “Option”) that then remains outstanding and originally was granted under any Employee Program, whether or not then vested or exercisable, automatically shall be terminated at the Effective Time and converted into the right of the holder thereof to receive thereupon in full satisfaction of such Option as of the Effective Time, an amount in cash (subject to any applicable withholding Taxes) equal to the product of (x) the excess, if any, of the Merger Consideration over the applicable exercise price of such Option and (y) the number (determined without reference to vesting requirements or other limitations on exercisability) of shares of Company Common Stock issuable upon exercise of such Option (the “Option Consideration”). For the avoidance of doubt, Buyer and the Company acknowledge and agree that any Option that is outstanding immediately prior to the Effective Time and has an exercise price greater than the Merger Consideration shall expire without the right to receive any Company Common Stock or any payment in lieu thereof.

(b) As soon as reasonably practicable after the Effective Time, Buyer or the Surviving Corporation shall mail to each holder of an Option immediately prior to the Effective Time, a check in an amount equal to the Option Consideration due and payable to such holder pursuant to Section 2.4(a) in respect of such Option.

2.5  Tax Withholding.  Each of Buyer, the Surviving Corporation, and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any former holder of shares of Company Common Stock or Options, as the case may be, such amounts as Buyer, the Surviving Corporation, or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”), or any other provision of federal, state, local or foreign Tax law. To the extent that amounts are so withheld by Buyer, the Surviving Corporation, or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of the shares of Company Common Stock or Options in respect of which such deduction and withholding was made by Buyer, the Surviving Corporation, or the Paying Agent.

2.6  Appraisal Rights.

(a) Notwithstanding anything in this Agreement to the contrary, any shares (the “Dissenting Shares”) of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held by Company Shareholders who, in accordance with Section 262 of the DGCL (the “Appraisal Rights Provisions”), (i) have not voted in favor of approving this Agreement, (ii) shall have demanded properly in writing appraisal for such shares, (iii) have otherwise complied in all respects with the Appraisal Rights Provisions, and (iv) have not effectively withdrawn, lost or failed to perfect their rights to appraisal (the “Dissenting Shareholders”), will not be converted into Merger Consideration, but at the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, shall be cancelled and shall cease to exist and shall represent the right to receive only those rights provided under the Appraisal Rights Provisions; provided, however, that all shares of Company Common Stock held by Company Shareholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares of Company Common Stock under the Appraisal Rights Provisions shall thereupon be deemed to have been cancelled and to have been converted, as of the Effective Time, into the right to receive the Merger Consideration relating thereto, without interest, in the manner provided in Sections 2.1 and 2.3.

(b) The Company shall give Buyer and Merger Sub prompt notice of any demands received by the Company for the exercise of appraisal rights with respect to shares of Company Common Stock, and Buyer shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Buyer, make any payment with respect to, or settle or offer to settle, any such demands.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

3.1  Making of Representations and Warranties.

(a) As a material inducement to Buyer, Buyer Bank and Merger Sub to enter into this Agreement and to consummate the transactions contemplated hereby, the Company and Company Bank jointly and severally hereby make to Buyer, Buyer Bank and Merger Sub the representations and warranties contained in this Article III.

(b) On or prior to the date hereof, the Company has delivered to Buyer, Buyer Bank and Merger Sub a schedule (the “Company Disclosure Schedule”) listing, among other things, items the disclosure of which is necessary or appropriate in relation to any or all of the Company’s and Company Bank’s representations and warranties contained in this Article III; provided, however, that no such item is required to be set forth on the Company Disclosure Schedule as an exception to a representation or warranty if its absence is not reasonably likely to result in the related representation or warranty being untrue or incorrect under the standards established by Section 3.1(c).

(c) No representation or warranty of the Company and Company Bank contained in this Article III shall be deemed untrue or incorrect, and the Company and Company Bank shall not be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, circumstance or event unless such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any section of this Article III, has had or would reasonably be expected to have a Company Material Adverse Effect; provided, however, that the foregoing standard shall not apply to the representations and warranties contained in Sections 3.3, 3.4(a), 3.5, 3.6, 3.9(a) and 3.32, as well as the first two sentences of Section 3.2, and the last sentence of Section 3.15(g), which shall be deemed untrue, incorrect and breached if they are not true and correct in all respects.

3.2  Organization, Standing and Authority.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (“BHCA”), and the regulations of the Board of Governors of the Federal Reserve System (the “FRB”) promulgated thereunder. The Company is duly qualified to do business and is in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified. A complete and correct list of all such jurisdictions is set forth on Schedule 3.2 of the Company Disclosure Schedule.

3.3  Capitalization.

(a) As of the date hereof, the authorized capital stock of the Company consists solely of (i) 10,000,000 shares of Company Common Stock, of which 4,233,079 shares are issued and outstanding, and (ii) 2,000,000 shares of preferred stock, par value $1.00 per share, none of which are issued and outstanding. As of the date hereof, there were 60,000 shares of the Company’s preferred stock designated as “Series B Junior Participating Cumulative Preferred Stock” and reserved for issuance pursuant to the Rights Agreement. In addition, as of the date hereof, there are 254,575 shares of Company Common Stock reserved for issuance upon exercise of outstanding Options. The outstanding shares of the Company Common Stock are validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof, and subject to no preemptive or similar rights (and were not issued in violation of any preemptive or similar rights). Other than shares issuable under the Rights Agreement, and except as set forth on Schedule 3.3 of the Company Disclosure Schedule, (A) there are no additional shares of the Company’s capital stock authorized or reserved for issuance, (B) the Company does not have any securities (including units of beneficial ownership interest in any partnership or limited liability company) convertible into or exchangeable for any additional shares of stock, any stock appreciation rights, or any other rights to subscribe for or acquire shares of its capital stock issued and outstanding, and (C) the Company does not have, and is not bound by, any commitment to authorize, issue or sell any such shares or other rights.

(b) Except for the Rights Agreement and as set forth on Schedule 3.3 of the Company Disclosure Schedule, there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity interests in, the Company, or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in any Subsidiary of the Company.

(c) Schedule 3.3 of the Company Disclosure Schedule sets forth, as of the date hereof, for each Option, the name of the grantee, the date of grant, the type of grant, the status of the Option grant as qualified or non-qualified under Section 422 of the Code, the number of shares of Company Common Stock subject to each Option, the vesting schedule of each Option, the number of shares of Company Common Stock that are currently exercisable with respect to such Option, the expiration date of each Option, and the exercise price per share. Schedule 3.3 of the Company Disclosure Schedule also sets forth the weighted average exercise price of all outstanding Options.

3.4  Subsidiaries.

(a) (i) Schedule 3.4 of the Company Disclosure Schedule sets forth a complete and correct list of all of the Company’s Subsidiaries, including the jurisdiction of organization of each such Subsidiary and the authorized and outstanding shares of capital stock of such Subsidiary, (ii) the Company owns, directly or indirectly, all of the issued and outstanding equity securities of each Subsidiary, (iii) no equity securities of any of the Company’s Subsidiaries are or may become required to be issued, sold or otherwise transferred (other than to the Company) by reason of any contractual right or otherwise, (iv) there are no contracts, commitments, understandings or arrangements by which any of such Subsidiaries is or may be bound to sell or otherwise transfer any of its equity securities (other than to the Company or a wholly-owned Subsidiary of the Company), (v) there are no contracts, commitments, understandings or arrangements relating to the Company’s rights to vote or to dispose of such securities, and (vi) all of the equity securities of each such Subsidiary held by the Company, directly or indirectly, are validly issued, fully paid and nonassessable, not subject to preemptive or similar rights and are owned by the Company free and clear of all mortgages, pledges, liens, security interests, conditional and installment sale agreements, encumbrances, charges or other claims of third parties of any kind (collectively, “Liens”).

(b) Except for equity interests held in the investment portfolios of the Company’s Subsidiaries, equity interests held by the Company’s Subsidiaries in a fiduciary capacity, and equity interests held in connection with the lending activities of the Company’s Subsidiaries, including stock in the Federal Home Loan Bank of Boston, in each case acquired in the ordinary course of business consistent with recent past practice, and except as set forth on Schedule 3.4 of the Company Disclosure Schedule, the Company does not own (other than in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted) beneficially, directly or indirectly, any equity securities or similar interests of any Person, or any interest in a joint venture of any kind.

(c) Each of the Company’s Subsidiaries has been duly organized and qualified under the laws of the jurisdiction of its organization and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified. A complete and correct list of all such jurisdictions is set forth on Schedule 3.4 of the Company Disclosure Schedule.

3.5  Corporate Power.  Each of the Company and its Subsidiaries has the requisite corporate power and authority to carry on its business as it is now being conducted and to own all of its properties and assets; and each of the Company and Company Bank has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby, subject to obtaining the Company Shareholder Approval.

3.6  Corporate Authority.  This Agreement and the transactions contemplated hereby, subject to the Company Shareholder Approval, have been authorized by all necessary corporate action of the Company and the Board of Directors of the Company (the “Company Board”) and Company Bank and the board of directors of Company Bank (the “Company Bank Board”). The Company Board and the Company Bank Board (i) approved this Agreement and determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable and in the best interests of the holders of Company Common Stock and (ii) resolved to recommend that the holders of Company Common Stock vote for the approval of this Agreement at the Company Meeting. The Plan of Bank Merger has been approved by the Company as the holder of all of the outstanding shares of Company Bank common stock. Each of the Company and Company Bank has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by Buyer, Buyer Bank, and Merger Sub, this Agreement is a legal, valid and binding agreement of the Company and Company Bank, enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights or by a court’s application of general equitable principles (the “Bankruptcy and Equity Exception”).

3.7  Non-Contravention.  Subject to the receipt of the Regulatory Approvals, the required filings under federal and state securities laws, the receipt of the Company Shareholder Approval and the filing of the Certificate of Merger, and except as set forth on Schedule 3.7 of the Company Disclosure Schedule, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the Merger) by each of the Company and Company Bank do not and will not (i) constitute a breach or violation of, or a default under, result in a right of termination or the acceleration of any right or obligation under, any law, rule or regulation or any judgment, decree, order, permit, license, credit agreement, indenture, loan, note, bond, mortgage, reciprocal easement agreement, lease, instrument, concession, franchise or other agreement of the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries, properties or assets is subject or bound, (ii) constitute a breach or violation of, or a default under, the Company’s Restated Certificate of Incorporation or Bylaws or Company Bank’s Articles of Organization or Bylaws, or (iii) require the consent or approval of any third party under any such law, rule, regulation, judgment, decree, order, permit, license, credit agreement, indenture, loan, note, bond, mortgage, reciprocal easement agreement, lease, instrument, concession, franchise or other agreement.

3.8  Certificate of Incorporation; Bylaws; Corporate Records.  The Company has made available to Buyer, Buyer Bank and Merger Sub a complete and correct copy of the Restated Certificate of Incorporation and the Bylaws or equivalent organizational documents, each as amended to date, of the Company and each of its Subsidiaries. The Company is not in violation of any of the terms of its Restated Certificate of Incorporation or Bylaws. The minute books of the Company and each of its Subsidiaries contain complete and accurate records of all meetings held, and complete and accurate records of all other corporate actions of their respective shareholders and boards of directors (including committees of their respective boards of directors).

3.9  Regulatory Approvals.

(a) No consents or approvals of, or waivers by, or filings or registrations with, any Governmental Authority are required to be made or obtained by the Company or any of its Subsidiaries in connection with the execution, delivery or performance by the Company of this Agreement or to consummate the transactions contemplated hereby, except for (i) filings of applications or notices with, and consents, approvals or waivers by the FRB, the FDIC, the Office of the Massachusetts Commissioner of Banks and the Massachusetts Board of Bank Incorporation, (ii) the obtaining by Buyer of a letter from the Massachusetts Housing Partnership Fund (the “MHPF”) to the Massachusetts Commissioner of Banks stating that Buyer has made “satisfactory arrangements” with the MHPF, (iii) obtaining by Buyer from the Depositors Insurance Fund (the “DIF”) a letter to the Massachusetts Commissioner of Banks stating that “arrangements satisfactory to the Depositors Insurance Fund” have been made in connection with the Bank Merger, (iv) the filing of the Certificate of Merger, (v) the filing with the SEC of a proxy statement (as amended and supplemented, the “Proxy Statement”) and related proxy materials to be used in soliciting the Company Shareholders approval and the filing of such other reports under and such other compliance with the Exchange Act as may be required in respect of this Agreement and the transactions contemplated hereby, (vi) the approval of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock (the “Company Shareholder Approval”), and (vii) compliance with the rule and regulations of the Nasdaq Stock Market.

(b) As of the date hereof, the Company is not aware of any reason relating to the Company or Company Bank (including, without limitation, Community Reinvestment Act compliance or the USA Patriot Act) (i) why all of the Regulatory Approvals shall not be procured from the applicable Governmental Authorities having jurisdiction over the transactions contemplated by this Agreement or (ii) why any Burdensome Condition would be imposed.

3.10  Compliance with Laws.  Each of the Company and its Subsidiaries:

(a) to the Knowledge of the Company, is in compliance in all material respects with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting their businesses, including, without limitation, state usury laws, the Bank Secrecy Act, the Truth in Lending Act, the Real Estate Settlement Procedures Act, the Consumer Credit Protection Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Homeowners Ownership and Equity Protection Act, the Fair Debt Collections Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Truth in Savings Act, and all other applicable consumer protection laws, fair lending laws and other laws relating to discriminatory business practices. In addition, each of the Company and its Subsidiaries has complied in all material respects with all applicable laws, privacy policies and terms of use or other contractual obligations relating to privacy, data security, and the collection, storage, use and dissemination of consumer information, including nonpublic personal information. The Company and each of its Subsidiaries have reasonable data security and consumer information protections in place, in compliance with the Interagency Guidelines Establishing Information Security Standards, and there has been no material breach thereof or loss of data since December 31, 2005;

(b) has all material permits, licenses, authorizations, orders, franchises and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such material permits, licenses, authorizations, orders, franchises and approvals are in full force and effect and, to the Knowledge of the Company, no suspension or cancellation of any of them is threatened; and

(c) has not received, since December 31, 2004, any written, or to the Knowledge of the Company, oral, notification from any Governmental Authority (i) asserting that the Company or any of its Subsidiaries is not in material compliance with any statute, law, regulation, ordinance, rule, judgment, order or decree, or threatening an investigation with respect to possible violations of same, (ii) threatening revocation of any license, authorization, order, franchise or approval, (iii) threatening revocation or limitation of, or which would have the effect of revoking or limiting, federal deposit insurance (nor, to the Knowledge of the Company, is there any fact or circumstance reasonably apparent that would reasonably be expected to give rise to such revocation or termination), or (iv) failing to approve any proposed acquisition, or stating its intention not to approve acquisitions, proposed to be effected by the Company or any of its Subsidiaries within a certain time period or indefinitely.

3.11  Litigation; Regulatory Action.

(a) Except as set forth in the Company SEC Documents filed or furnished prior to the date of this Agreement or as set forth on Schedule 3.11 of the Company Disclosure Schedule, no litigation, claim, suit, investigation or other proceeding before any court, Governmental Authority or arbitrator is pending against the Company or any of its Subsidiaries, and, to the Knowledge of the Company, no such litigation, claim, suit, investigation or other proceeding has been threatened and there are no facts that are reasonably apparent that would reasonably be expected to give rise to any litigation, claim, suit, investigation or other proceeding that would result in a Company Material Adverse Effect.

(b) Neither the Company nor any of its Subsidiaries nor any of their respective properties is a party to or is subject to any cease-and-desist or other order or enforcement action, assistance agreement, board resolution, order, decree, supervisory agreement, memorandum of understanding, condition or similar arrangement with, or a commitment letter or similar submission to, any Governmental Authority charged with the supervision or regulation of financial institutions or issuers of securities or engaged in the insurance of deposits (including, without limitation, the FRB, the FDIC, and the Massachusetts Commissioner of Banks) or the supervision or regulation of the Company or any of its Subsidiaries. Except as set forth on Schedule 3.11 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has been subject to any order or directive by, or been ordered to pay any civil money penalty by, or has been since December 31, 2004, a recipient of any supervisory letter from, or since December 31, 2004, has adopted any policies, procedures or board resolutions at the request or suggestion of, any Governmental Authority that currently regulates in any material respect the conduct of its business or that in any manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business, other than those of general application that apply to similarly-situated bank or financial holding companies or their Subsidiaries.

(c) No Governmental Authority has advised the Company or any of its Subsidiaries in writing, or to the Knowledge of the Company, orally, that it will issue any such order, decree, agreement, board resolution, memorandum of understanding, supervisory letter, commitment letter, condition or similar submission, nor to the Knowledge of the Company is there any fact or circumstance reasonably apparent that would reasonably be expected to give rise to the issuance of any such order, decree, agreement, board resolution, memorandum of understanding, supervisory letter, commitment letter, condition or similar submission.

3.12  SEC Documents; Financial Reports; and Regulatory Reports.

(a) The Company’s Annual Report on Form 10-K, as amended through the date hereof, for the fiscal year ended December 31, 2006 (the “Company 2006 Form 10-K”), and all other reports, registration statements, definitive proxy statements or information statements required to be filed by the Company or any of its Subsidiaries subsequent to December 31, 2004 under the Securities Act, or under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (collectively, the “Company SEC Documents”), with the Securities and Exchange Commission (“SEC”), and all of the Company SEC Documents filed with the SEC after the date hereof, in the form filed or to be filed, (i) complied or will comply, at the time filed, in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (ii) did not and will not contain, at the time filed, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(b) The Company has provided to Buyer, Buyer Bank and Merger Sub a complete and correct copy of the audited consolidated balance sheet of the Company and its Subsidiaries (the “Company Balance Sheet”) as of December 31, 2007 (the “Company Balance Sheet Date”) and the audited consolidated statements of income and changes in shareholders’ equity and cash flows or equivalent statements of the Company and its Subsidiaries for each of the years in the three-year period ended December 31, 2007 (together with the Company Balance Sheet, the “2007 Company Financial Statements”). The Company Balance Sheet, and each of the balance sheets contained in or incorporated by reference into any Company SEC Document filed with the SEC after the date hereof (including the related notes and schedules thereto) fairly presents and will fairly present the financial position of the entity or entities to which such balance sheet relates as of its date; and each statement of income and changes in shareholders’ equity and cash flows or equivalent statements in the 2007 Company Financial Statements and each such statement contained in or incorporated by reference into any Company SEC Document filed with the SEC after the date hereof (including any related notes and schedules thereto) fairly present and will fairly present the results of operations, changes in shareholders’ equity and changes in cash flows, as the case may be, of the entity or entities to which such statement relates for the periods to which it relates, in each case in accordance with GAAP consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements. Since December 31, 2007, except for (i) liabilities that are fully reflected or reserved against in the Company Balance Sheet, (ii) liabilities discharged or otherwise satisfied in the ordinary course of business consistent with recent past practices, and (iii) liabilities incurred since the Company Balance Sheet Date in the ordinary course of business consistent with recent past practices or in connection with this Agreement, neither the Company nor any of its Subsidiaries has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on its consolidated balance sheet or in the notes thereto. The books and records of the Company and its Subsidiaries have been, and will be, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions. Each of the balance sheets contained in or incorporated by reference into any Company SEC Document, and each of the statements of income and changes in shareholders’ equity and cash flows or equivalent statements in such Company SEC Document has been prepared from, and is in accordance with, the books and records of the Company and its Subsidiaries.

(c) The records, systems, controls, data and information of the Company and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the Company or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a material adverse effect on the system of internal accounting controls described below in Section 3.12(d).

(d) The Company and each of its Subsidiaries, officers and directors are in compliance with, and have complied, with (1) the applicable provisions of the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”) and the related rules and regulations promulgated under such act and the Exchange Act and (2) the applicable listing and corporate governance rules and regulations of the Nasdaq Stock Market. The Company (i) has established and maintained disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act, and (ii) has disclosed based on its most recent evaluations, to its outside auditors and the audit committee of the Company Board (A) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial data and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. Since December 31, 2006, (i) neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any director, officer, employee, auditor, accountant or representative of the Company or any of its Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Company Board or any committee thereof or to any director or officer of the Company.

(e) Since December 31, 2004, neither the Company nor any of its Subsidiaries has received any SEC comment letter.

(f) Since December 31, 2004, the Company and its Subsidiaries have duly filed with the FRB, the FDIC, the Massachusetts Commissioner of Banks and any other applicable Governmental Authority, in correct form, the reports required to be filed under applicable laws and regulations and such reports were in all material respects complete and accurate in compliance with the requirements of applicable laws and regulations

3.13  Absence of Certain Changes or Events.  As of the date of this Agreement and except as disclosed in Schedule 3.13 of the Company Disclosure Schedule or in the Company SEC Documents filed or furnished prior to the date of this Agreement, or as otherwise expressly permitted or expressly contemplated by this Agreement, since December 31, 2007, there has not been (i) any change or development in the business, operations, assets, liabilities, condition (financial or otherwise), results of operations, cash flows or properties of the Company or any of its Subsidiaries which has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (ii) any change by the Company or any of its Subsidiaries in its accounting principles, or any material change by the Company or any of its Subsidiaries in its accounting methods or practices, in each case other than changes required by applicable law or GAAP or regulatory accounting, (iii) any entry by the Company or any of its Subsidiaries into any contract or commitment of (A) more than $100,000 or (B) $50,000 per annum with a term of more than one year, other than loans and loan commitments and investments and investment commitments that in each case were entered into in the ordinary course of business consistent with recent past practice, (iv) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of the Company or any of its Subsidiaries or any redemption, purchase or other acquisition of any of its securities, other than in the ordinary course of business consistent with recent past practice, (v) other than the payment of year-end bonuses for 2007 in the approximate aggregate amount set forth on Schedule 3.13 of the Company Disclosure Schedule, and except as would be permitted by Section 5.1(d) after the date hereof, any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any director, officer or employee of the Company or any of its Subsidiaries, or any grant of severance or termination pay, or any contract or arrangement entered into to make or grant any severance or termination pay, any payment of any bonus, or the taking of any action not in the ordinary course of business with respect to the compensation or employment of any director, officer or employee of the Company or any of its Subsidiaries, (vi) any material election made by the Company or any of its Subsidiaries for federal or state income Tax purposes, (vii) any material change in the credit policies or procedures of the Company or any of its Subsidiaries, the effect of which was or is to make any such policy or procedure less restrictive in any respect, (viii) any material acquisition or disposition of any assets or properties, or any contract for any such acquisition or disposition entered into other than loans and loan commitments, or (ix) any material lease of real or personal property entered into, other than in connection with foreclosed property or in the ordinary course of business consistent with recent past practice.

3.14  Taxes and Tax Returns.  Except as set forth on Schedule 3.14 of the Company Disclosure Schedule:

(a) The Company and each of its Subsidiaries have timely filed (or have caused to be timely filed on their behalf) (after taking into account any extension of time within which to file) in correct form all Tax Returns that were required to be filed by any of them, and have paid (or have caused to be paid on their behalf) all Taxes shown as due on any Tax Returns, except for Taxes that are being diligently contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP.

(b) No assessment that has not been settled or otherwise resolved has been made with respect to Taxes, other than such additional Taxes as are being diligently contested in good faith and which are described on Schedule 3.14 of the Company Disclosure Schedule. The Tax Returns of the Company and its Subsidiaries have been examined by the Internal Revenue Service (“IRS”) or other taxing authority, as applicable, for all years through December 31, 2003 (or the statute of limitations has closed without examination) and any liability with respect thereto has been satisfied. There is no dispute pending or written claim asserted for Taxes or assessments upon either the Company or any of its Subsidiaries, nor has the Company or any of its Subsidiaries been requested to give, or has given, any currently effective waiver extending the statutory period of limitation applicable to any Tax assessment or deficiency. Neither the Company nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Return. No deficiency in Taxes or other proposed adjustment that has not been settled or otherwise resolved has been asserted in writing by any taxing authority against the Company or any of its Subsidiaries. To the Knowledge of the Company, no Tax Return of the Company or any of its Subsidiaries is now under examination by any applicable taxing authority. There is no Lien for Taxes (other than current Taxes not yet due and payable) on any of the assets of the Company or any of its Subsidiaries.

(c) Adequate provision has been made on the Company Balance Sheet for all Taxes of the Company and its Subsidiaries in respect of all periods through the Company Balance Sheet Date. In addition, (A) proper and accurate amounts have been withheld by the Company and each of its Subsidiaries from its respective employees for all prior periods in compliance in all respects with the Tax withholding provisions of applicable federal, state, county and local laws; (B) federal, state, county and local Tax Returns, which are complete and accurate in all material respects, have been filed by the Company and each of its Subsidiaries for all periods for which Tax Returns were due with respect to income Tax withholding, Social Security and unemployment Taxes; and (C) the amounts shown on such Tax Returns to be due and payable have been paid in full or adequate provision therefor has been included by the Company in its consolidated financial statements included in the Company 2006 Form 10-K, or, with respect to Tax Returns filed after the date hereof, will be so paid or provided for in the consolidated financial statements of the Company for the period covered by such Tax Returns. Since the date of the Company Balance Sheet, neither the Company nor any of its Subsidiaries has incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside the ordinary course of business consistent with recent past practice. The Company has made available to Buyer, Buyer Bank and Merger Sub correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company, or any of its Subsidiaries filed or received since December 31, 2003.

(d) Neither the Company nor any of its Subsidiaries is a party to or bound by any Tax indemnification, Tax allocation or Tax sharing agreement with any Person or has any current or potential contractual obligation to indemnify any other Person with respect to Taxes.

(e) Neither the Company nor any of its Subsidiaries has filed or been included in a combined, consolidated or unitary income Tax Return (including any consolidated federal income Tax Return) other than one of which the Company was the parent.

(f) Except as set forth on Schedule 3.14 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has made any payment, is obligated to make any payment, or is a party to any agreement that could obligate it or its successor after the Merger to make any payment that will not be deductible under Code Section 162(m) or Code Section 280G.

(g) No property of the Company or any of its Subsidiaries is property that is or will be required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Code (as in effect prior to its amendment by the Tax Reform Act of 1986) or is “tax exempt use property” within the meaning of Section 168(h) of the Code. Neither the Company nor any of its Subsidiaries has

been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by the Company or any of its Subsidiaries, and the IRS has not initiated or proposed any such adjustment or change in accounting method.

(h) None of the Company or its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (A) closing agreement as described in Code Section 7121 (or any corresponding or similar provision of state, local, or foreign income Tax law) executed on or prior to the Closing Date; (B) intercompany transactions or any excess loss account described in Treasury Regulations under Code Section 1502 (or any corresponding or similar provision of state, local, or foreign income Tax law); (C) installment sale or open transaction disposition made on or prior to the Closing Date; or (D) prepaid amount received on or prior to the Closing Date.

(i) Neither the Company nor any of its Subsidiaries has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Code Section 355 or Section 361.

3.15  Employee Benefit Plans.

(a) Schedule 3.15(a) of the Company Disclosure Schedule sets forth a list of every Employee Program that is currently maintained by the Company or an ERISA Affiliate, or with respect to which the Company or an ERISA Affiliate has any liability, known or unknown.

(b) Each Employee Program which has ever been maintained by the Company or an ERISA Affiliate and which has been intended to qualify under Section 401(a) or 501(c)(9) of the Code has received a favorable determination or approval letter from the IRS regarding its qualification under such section. Except as set forth in Schedule 3.15(b) of the Company Disclosure Schedule, all amendments and filings required to maintain the qualified status of any Employee Program after initial qualification have been adopted or made on a timely basis. No event or omission has occurred which would reasonably be likely to cause any Employee Program to lose its qualification or otherwise fail to satisfy the relevant requirements to provide tax-favored benefits under the applicable Code Section (including, without limitation, Code Sections 105, 106, 125, 132, 137, 401(a), 409A and 501(c)(9)). Except as set forth on Schedule 3.15(b) of the Company Disclosure Schedule, each asset held under any such Employee Program may be liquidated or terminated without the imposition of any redemption fee, surrender charge or comparable liability. No partial termination (within the meaning of Section 411(d)(3) of the Code) has occurred with respect to any Employee Program.

(c) Each Employee Program intended to qualify as an employee stock ownership plan within the meaning of Section 4975(e) of the Code (an “ESOP”) satisfies the applicable requirements of Section 409 of the Code including, without limitation, Section 409(e). Each ESOP provides that shares of Company Common Stock held as a plan asset shall be voted by the ESOP’s trustee (or other applicable named fiduciary) in a manner that conforms with the Code and the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

(d) To the Knowledge of the Company, neither the Company nor any ERISA Affiliate knows of any failure of any party to comply with any laws applicable with respect to the Employee Programs maintained by the Company or any ERISA Affiliate. With respect to any Employee Program maintained by the Company or any ERISA Affiliate, there has been no (i) “prohibited transaction,” as defined in Section 406 of ERISA or Code Section 4975, (ii) failure to comply with any provision of ERISA, other applicable law, or any agreement, or (iii) non-deductible contribution, which, in the case of any of (i), (ii), or (iii), could subject the Company or any ERISA Affiliate to liability either directly or indirectly (including, without limitation, through any obligation of indemnification or contribution) for any damages, penalties, or Taxes, or any other loss or expense. No litigation or governmental administrative proceeding (or investigation) or other proceeding (other than those relating to routine claims for benefits) is pending or, to the Knowledge of the Company, threatened, with respect to any such Employee Program. All payments and contributions required to have been made (under the provisions of any agreements or other governing documents or applicable law) with respect to any and all Employee Programs ever maintained by the Company or any ERISA Affiliate, for all periods prior to the Closing Date, inclusive, either have been made or have been properly accrued.

(e) Neither the Company nor any ERISA Affiliate has ever maintained, or contributed to (or been obligated to contribute to) a Multiemployer Plan. Except as described in Schedule 3.15(e) of the Company Disclosure Schedule, neither the Company nor any ERISA Affiliate has ever maintained, or contributed to (or been obligated to contribute to) any Employee Program which has been subject to Title IV of ERISA or Code Section 412 or ERISA Section 302. Except as described in Schedule 3.15(e) of the Company Disclosure Schedule, none of the Employee Programs ever maintained by the Company or any ERISA Affiliate has ever provided health care or any other non-pension benefits to any employees after their employment is terminated (other than as required by part 6 of subtitle B of Title I of ERISA) or has ever promised to provide such post-termination benefits.

(f) With respect to each Employee Program, complete and correct copies of the following documents (if applicable to such Employee Program) have been made available to Buyer, Buyer Bank and Merger Sub: (i) all documents embodying or governing such Employee Program, and any funding medium for the Employee Program (including, without limitation, trust agreements) as they may have been amended to the date hereof; (ii) the most recent IRS determination or approval letter with respect to such Employee Program under Code Sections 401(a) or 501(c)(9), and any applications for determination or approval subsequently filed with the IRS; (iii) the two (2) most recently filed IRS Forms 5500, with all applicable schedules and accountants’ opinions attached thereto; (iv) the two (2) most recent actuarial valuation reports completed with respect to such Employee Program; (v) the summary plan description for such Employee Program (or other descriptions of such Employee Program provided to employees) and all modifications thereto; and (vi) any correspondence since December 31, 2001 from any Governmental Authority with respect to any Employee Program that threatens any litigation, claim, suit, investigation or other proceeding against the Company, any ERISA Affiliate or any Employee Program or that refers to or alleges any fact or circumstance which could reasonably be expected to give rise to any such litigation, claim, suit, investigation or other proceeding, together with any response thereto by or on behalf of the Company or of any Subsidiary or Employee Program.

(g) Except as described in Schedule 3.15(g) of the Company Disclosure Schedule, each Employee Program required to be listed on Schedule 3.15(a) of the Company Disclosure Schedule may be amended, terminated, or otherwise modified by the Company to the greatest extent permitted by applicable law, including the elimination of any and all future benefit accruals under any Employee Program and no employee communications or provision of any Employee Program document has failed to effectively reserve the right of the Company or the ERISA Affiliate to so amend, terminate or otherwise modify such Employee Program. Except as described in Schedule 3.15(g) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) result in, cause the accelerated vesting, funding or delivery of, or increase the amount or value of, any payment or benefit to any current or former employee, officer, director or service provider of the Company or any of its Subsidiaries.

(h) Each Employee Program ever maintained by the Company (including each non-qualified deferred compensation arrangement) has been maintained in compliance with all applicable requirements of federal and state laws, including securities laws, including (without limitation, if applicable) the requirements that the offering of interests in such Employee Program be registered under the Securities Act and/or state “blue sky” laws.

(i) Each Employee Program ever maintained by the Company or an ERISA Affiliate has complied with the applicable notification and other applicable requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, the Family and Medical Leave Act of 1993, the Health Insurance Portability and Accountability Act of 1996, the Newborns’ and Mothers’ Health Protection Act of 1996, the Mental Health Parity Act of 1996, the Women’s Health and Cancer Rights Act of 1998, and any other applicable federal or state law.

(j) Except as set forth on Schedule 3.15(j) of the Company Disclosure Schedule, no Employee Program is a nonqualified deferred compensation plan, as such term is defined under Section 409A(d)(1) of the Code and the guidance thereunder (a “409A Plan”) nor are there any so-called “rabbi trusts” or “secular trusts” established to satisfy, in whole or in part, the obligations of any such plan. Each 409A Plan has been operated in good faith compliance with Section 409A of the Code since January 1, 2005. Each 409A Plan complies in all respects, in both form and operation, with the requirements of Section 409A of the Code and the Treasury regulations and guidance thereunder. No payment to be made under any 409A Plan is, or to the Knowledge of the Company will be, includible in gross income of any participant in such 409A Plan pursuant to Sections 409A(a)(1)(A) or 409A(b) of the Code or subject to interest or additional tax pursuant to Section 409A(a)(1)(B) of the Code. No Option granted by the Company provides or provided for a deferral of compensation subject to Section 409A of the Code, and all such Options were granted with an exercise price equal to at least 100% of the fair market value of the underlying Company Common Stock on the date the Option was granted based upon a reasonable valuation method acceptable for purposes of both 409A and GAAP.

(k) The Company, Company Bank, and each of their Affiliates have complied in all respects with the Massachusetts law known as “An Act Providing Access to Affordable, Quality, Accountable Health Care,” as amended, including, without limitation, timely adoption and administration in accordance with 956 CMR 4.01 through 4.08 of a Section 125 plan for all employees for whom such plan is required, filing of all reporting and disclosure requirements (including, without limitation, all requirements with respect to Health Insurance Responsibility Disclosure forms) and the non-discriminatory offer and equal availability requirements.

(l) All Options have been granted in compliance with the terms of the applicable Employee Program, with applicable law, and with the applicable provisions of the Restated Certificate of Incorporation and Bylaws of the Company as in effect at the applicable time, and all such Options are accurately disclosed as required under applicable law in the Company SEC Documents, including the financial statements contained therein or attached thereto (if amended or superseded by a filing with the SEC made prior to the date of this Agreement, as so amended or superseded).

(m) No penalties have been imposed on the Company, any Subsidiary, any Employee Program, or any employee, officer, director, administrator or agent thereof under Sections 1176 or 1177 of the Health Insurance Portability and Accountability Act of 1996, as amended.

(n) Except as set forth in Schedule 3.15(n) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has taken any action to take corrective action or make a filing under any voluntary correction program of the IRS, Department of Labor or any other Governmental Authority with respect to any Employee Program, and neither the Company nor any of its Subsidiaries has any Knowledge of any plan defect including, without limitation, any defect that would qualify for correction under any such program.

(o) Except as set forth in Schedule 3.15(o) of the Company Disclosure Schedule, each qualified defined benefit plan sponsored by the Company or any ERISA Affiliate has assets valued in excess of the accumulated benefit obligations of such plan.

(p) For purposes of this Agreement:

(i) ‘‘Employee Program” means (A) all employee benefit plans within the meaning of ERISA Section 3(3), including, but not limited to, multiple employer welfare arrangements (within the meaning of ERISA Section 3(40)), plans to which more than one unaffiliated employer contributes and employee benefit plans (such as foreign or excess benefit plans) which are not subject to ERISA; (B) all stock option plans, stock purchase plans, bonus or incentive award plans, severance pay policies or agreements, deferred compensation agreements, supplemental income arrangements, vacation plans, and all other employee benefit plans, agreements, and arrangements (including any informal arrangements) not described in (A) above, including, without limitation, any arrangement intended to comply with Code Sections 105, 106, 120, 125, 127, 129, 132 or 137; and (C) all plans or arrangements providing compensation to employees, non-employee directors or other service providers (including, in each case, their beneficiaries), including, without limitation, any employment agreements, severance agreements, change in control agreements or similar agreements. In the case of an Employee Program funded through a trust described in Code Section 401(a) or an organization described in Code Section 501(c)(9), or any other funding vehicle, each reference to such Employee Program shall include a reference to such trust, organization or other vehicle.

(ii) An entity “maintains” an Employee Program if such entity sponsors, contributes to, or provides benefits under or through such Employee Program, or has any obligation (by agreement or under applicable law) to contribute to or provide benefits under or through such Employee Program, or if such Employee Program provides benefits to or otherwise covers employees of such entity (or their spouses, dependents, or beneficiaries).

(iii) An entity is an “ERISA Affiliate” of the Company if it would have ever been considered a single employer with the Company under ERISA Section 4001(b) or part of the same “controlled group” as the Company for purposes of ERISA Section 302(d)(8)(C) or Code Section 414(b).

(iv) ‘‘Multiemployer Plan” means an employee pension or welfare benefit plan to which more than one unaffiliated employer contributes and which is maintained pursuant to one or more collective bargaining agreements.

3.16  Labor Matters.  The Company and its Subsidiaries are in compliance with all federal, state and local laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, and other than normal accruals of wages during regular payroll cycles, there are no arrearages in the payment of wages. There are no complaints, lawsuits, arbitrations, administrative proceedings, or other proceedings of any nature pending or, to the Knowledge of the Company, threatened, against the Company or any of its Subsidiaries brought by or on behalf of any applicant for employment, any current or former employee, any person alleging to be a current or former employee, any class of the foregoing, or any Governmental Authority, relating to any such law or regulation, or alleging breach of any express or implied contract of employment, wrongful termination of employment, or alleging any other discriminatory, wrongful or tortious conduct in connection with the employment relationship. Neither the Company nor any of its Subsidiaries is a party to, or bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is the Company or any of its Subsidiaries the subject of a proceeding asserting that the Company or any of its Subsidiaries has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel the Company or any of its Subsidiaries to bargain with any labor organization as to wages and conditions of employment. No work stoppage involving the Company or any of its Subsidiaries is pending or, to the Knowledge of the Company, threatened. Neither the Company nor any of its Subsidiaries is involved in, or, to the Knowledge of the Company, threatened with, any dispute, arbitration, lawsuit or administrative proceeding relating to labor or employment matters that would reasonably be expected to interfere in any respect with the respective business activities of the Company or its Subsidiaries. To the Knowledge of the Company, no labor union is attempting to organize employees of the Company or any of its Subsidiaries. The Company has made available to Buyer, Buyer Bank and Merger Sub a copy of all written policies and procedures related to the Company’s and its Subsidiaries’ employees.

3.17  Insurance.  The Company and each of its Subsidiaries is insured, and during each of the past three (3) calendar years has been insured, for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured, and has maintained all insurance required by applicable laws and regulations. Schedule 3.17 of the Company Disclosure Schedule lists all insurance policies maintained by the Company and each of its Subsidiaries as of the date hereof. All of the policies and bonds maintained by the Company or any of its Subsidiaries are in full force and effect and, to the Knowledge of the Company, all claims thereunder have been filed in a due and timely manner and no such claim has been denied. Neither the Company nor any of its Subsidiaries is in breach of or default under any insurance policy, and to the Knowledge of the Company, there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a breach or default.

3.18  Environmental Matters.  Except as described in Schedule 3.18 of the Company Disclosure Schedule:

(a) Each of the Company and its Subsidiaries and each property owned, leased or operated by any of them (each, a “Company Property”) and, to the Knowledge of the Company, the Loan Properties, are, and, since December 31, 2004, have been, in material compliance with all Environmental Laws.

(b) The Company has not received any notice from the United States Environmental Protection Agency, the Massachusetts Department of Environmental Protection, or any other Governmental Authority claiming that (i) any Company Property or any use thereof violates any Environmental Law, or (ii) the Company or any of its Subsidiaries or any of their respective employees or agents has violated any Environmental Law with respect to any Company Property.

(c) Neither the Company nor any of its Subsidiaries has any outstanding liability to the Commonwealth of Massachusetts, the United States of America or any other Governmental Authority under any Environmental Law. No Lien against any Company Property has arisen due to any Environmental Law.

(d) There is no suit, claim, action or proceeding pending or, to the Knowledge of the Company, threatened, before any Governmental Authority in which the Company or any of its Subsidiaries has been or, with respect to threatened proceedings, may be, named as a defendant, responsible party or potentially responsible party (A) for alleged noncompliance (including by any predecessor) with any Environmental Law or (B) relating to the release or presence of any Hazardous Materials or Oil at, on, affecting or from any Company Property or any previously owned, operated or leased property.

(e) To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has received or been named in any written notice regarding a matter on which a suit, claim, action or proceeding as described in Section 3.18(d) would reasonably be based.

(f) During the period of (i) the Company’s or any of its Subsidiaries’ ownership or operation of any Company Property or (ii) the Company’s or any of its Subsidiaries’ holding of a security interest in a Loan Property, to the Knowledge of the Company, there has been no release of Hazardous Material or Oil at, on, affecting or from any Company Property or Loan Property, and no Hazardous Material is present at, on, affecting or from any Company Property or Loan Property that would reasonably be expected to result in any material liability or obligation pursuant to Environmental Laws. To the Knowledge of the Company, prior to the period of the Company’s or any of its Subsidiaries’ ownership or operation of any Company Property or any previously owned, operated or leased property, there was no release or presence of Hazardous Material or Oil at, on, affecting or from any Company Property or any previously owned, operated or leased property that would reasonably be expected to result in any material liability or obligation pursuant to Environmental Laws.

(g) No Hazardous Materials have been or are currently generated, stored, transported, utilized, disposed of, managed, released or located at, on, affecting or from any Company Property, whether or not in reportable quantities, or have been in any manner introduced onto any Company Property, including, without limitation, any septic, sewage or other waste disposal systems servicing any Company Property, in material violation of any Environmental Law.

(h) To the Knowledge of the Company, there is no underground storage tank on or under any Company Property.

(i) The Company has obtained and is in compliance with every material permit, license and approval required for any activity or operation at any Company Property by any Environmental Law.

(j) Neither the Company nor any of its Subsidiaries is an owner or operator (as such terms are defined under any Environmental Law) of any Loan Property, and neither the Company nor any of its Subsidiaries has any relationship to a Participation Facility.

(k) The Company has delivered to Buyer an accurate list, together with correct and complete copies, of any and all environmental monitoring, sampling, tests or studies, and any report in respect thereof, which the Company or any of its Subsidiaries may have initiated, or were conducted by or on behalf of the Company or any of its Subsidiaries and any and all environmental tests, studies or reports conducted or made by others which are in the possession of the Company or any of its Subsidiaries in respect of any Company Property.

(l) For purposes of this Agreement:

(i) “Loan Property” means any property in which the Company or any of its Subsidiaries holds a security interest, and, where required by the context (as a result of foreclosure), said term means the owner or operator of such property;

(ii) “Participation Facility” means any facility in which the Company or any of its Subsidiaries participates or has participated in the management and, where required by the context, said term means the owner or operator of such property, pursuant to any Environmental Law;

(iii) “Hazardous Material” means any compound, chemical, pollutant, contaminant, toxic substance, hazardous waste, hazardous material, or hazardous substance (whether solid, liquid or gas), as any of the foregoing may be defined, identified or regulated under or pursuant to any Environmental Laws, and including without limitation, asbestos, asbestos-containing materials, polychlorinated biphenyls, toxic mold, or fungi, or any other material that may pose a threat to the Environment or to human health and safety but excludes substances in kind and amounts used or stored for cleaning purposes or other maintenance or for the operation of motor vehicles used by tenants (if applicable) or guests, and otherwise in compliance with Environmental Laws;

(iv) “Oil” means oil or petroleum of any kind or origin or in any form, as defined in or pursuant to the Federal Clean Water Act, 33 U.S.C. Section 1251 et seq., the Massachusetts Oil and Hazardous Material Release Prevention and Response Act, G.L. c. 21E, or any other Environmental Law;

(v) “Environment” means any air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, sediment, surface or subsurface strata, plant and animal life, and any other environmental medium or natural resource; and

(vi) “Environmental Law” means any federal, state, regional or local law, statute, ordinance, rule, regulation, code, license, permit, approval, consent order, judgment, decree, injunction or agreement with any Governmental Authority relating to (1) the protection, preservation or restoration of the Environment, and/or (2) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Material or Oil. The term “‘Environmental Law” includes without limitation (a) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. § 9601, et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §§ 6901, et seq.; the Clean Air Act, as amended, 42 U.S.C. § 7401, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. § 1251, et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. § 2601, et seq.; the Emergency Planning and Community Right to Know Act, 42 U.S.C. § 11001, et seq.; the Safe Drinking Water Act, 42 U.S.C. § 300f, et seq.; and all comparable state, regional and local laws, regulations, policies or guidance, and (b) any common law (including, without limitation, common law that may impose strict liability) that may impose liability or obligations for injuries or damages to persons or property due to the presence of or exposure to any Hazardous Material or Oil as in effect on or prior to the date of this Agreement.

3.19  Intellectual Property.

(a) Schedule 3.19 of the Company Disclosure Schedule sets forth a complete and correct list of all Company Intellectual Property. The Company or its Subsidiaries owns or has a valid license to use all Company Intellectual Property, free and clear of any Lien, royalty or other payment obligation (except for royalties or payments with respect to off-the-shelf software at standard commercial rates). To the Knowledge of the Company, the conduct of the business of the Company or any of its Subsidiaries does not violate, misappropriate or infringe upon the intellectual property rights of any third party. The consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of the right of the Company or any of its Subsidiaries to own or use any Company Intellectual Property. All renewal and maintenance fees, Taxes, and other fees required to be paid and applicable to the Company Intellectual Property have been paid in full through the date of this Agreement and will be paid in full through the Effective Time.

(b) For purposes of this Agreement:

(i) “Company Intellectual Property” means the Intellectual Property used in or held for use in the conduct of the business of the Company and its Subsidiaries that is material to the financial condition, results of operations or business of the Company.

(ii) “Intellectual Property” means (A) trademarks, service marks, trade names, Internet domain names, designs, logos, slogans, and general intangibles of like nature, together with all goodwill, registrations and applications related to the foregoing; (B) patents and industrial designs (including any continuations, divisionals, continuations-in-part, renewals, reissues, and applications for any of the foregoing); (C) copyrights (including any registrations and applications for any of the foregoing); and (D) technology, trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, and methodologies.

3.20  Material Agreements; Defaults.

(a) Except as filed as an exhibit to any Company SEC Document, Schedule 3.20 of the Company Disclosure Schedule, and except for this Agreement and the transactions contemplated hereby, neither the Company nor any of its Subsidiaries is a party to or is bound by (i) any agreement, arrangement, or commitment that is material to the financial condition, results of operations or business of the Company; (ii) any written (or oral) agreement, arrangement, or commitment in excess of $100,000 per annum relating to the employment, including, without limitation, engagement as a consultant of any Person, or the election or retention in office or severance of any present or former director or officer of the Company or any of its Subsidiaries; (iii) any agreement by and among the Company or any of its Subsidiaries, and/or any of its directors or executive officers or any of their immediate family members or any Person controlled by any of them (except as set forth on the Company’s Regulation O report dated as of February 29, 2008, which has been provided to Buyer, Buyer Bank and Merger Sub); (iv) any contract or agreement or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by the Company as of the date hereof that has not been filed as an exhibit to the Company 2006 Form 10-K; (v) any agreement, arrangement, or commitment (whether written or oral) which, upon the consummation of the transactions contemplated by this Agreement, would result in any payment (whether of severance pay or otherwise) becoming due from the Company or any of its Subsidiaries to any director, officer or employee thereof; (vi) any agreement, arrangement or commitment (whether written or oral) which is a consulting or other agreement (including agreements entered into in the ordinary course and data processing, software programming and licensing contracts) not terminable on sixty (60) days or less notice or involving the payment of in excess of $100,000 per annum; (vii) any agreement, arrangement or commitment (whether written or oral) which restricts the conduct of any line of business by the Company or any of its Subsidiaries; or (viii) any agreement, arrangement or commitment (whether written or oral) (including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan) any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be affected by, or calculated on the basis of, any of the transactions contemplated by this Agreement. Each contract, arrangement, commitment or understanding of the type described in this Section 3.20(a) is referred to herein as a “‘Company Material Contract.” The Company has previously made available to Buyer, Buyer Bank and Merger Sub complete and correct copies of all of the Company Material Contracts, including any and all amendments and modifications thereto.

(b) Each Company Material Contract is legal, valid and binding upon the Company or its Subsidiaries, as the case may be, and to the Knowledge of the Company, all other parties thereto, and is in full force and effect and is enforceable in accordance with its terms (except as such enforceability may be limited by the Bankruptcy and Equity Exception). Neither the Company nor any of its Subsidiaries is in breach of or default under any Company Material Contract and, to the Knowledge of the Company, there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a breach or default. To the Knowledge of the Company, no other party to any Company Material Contract is in breach of or default under such Company Material Contract, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a breach or default.

3.21  Property and Leases.

(a) Schedule 3.21(a) of the Company Disclosure Schedule lists all real property leased or subleased to or by the Company or any of its Subsidiaries. The Company has made available to Buyer, Buyer Bank and Merger Sub complete and correct copies of the leases and subleases (each as amended to date) of the properties listed in Schedule 3.21(a) of the Company Disclosure Schedule. With respect to each such lease and sublease of the properties listed in Schedule 3.21(a) of the Company Disclosure Schedule:

(i) the lease or sublease is a valid, binding and enforceable obligation of the Company or its Subsidiary, as the case may be, subject to the Bankruptcy and Equity Exception;

(ii) neither the Company nor any of its Subsidiaries, or to the Knowledge of the Company, any other party, is in breach or violation of, or default under, any such lease or sublease, and no event has occurred, is pending or to the Knowledge of the Company, is threatened which, after the giving of notice or the lapse of time or both, would constitute a breach or default by the Company or any of its Subsidiaries;

(iii) neither the Company nor any of its Subsidiaries has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in any leasehold or subleasehold; and

(iv) there are no Liens, easements, covenants or other restrictions applicable to the real property subject to such lease or sublease, except for recorded easements, covenants, and other restrictions, which do not, individually or in the aggregate, materially impair the current uses or the occupancy by the Company or its Subsidiaries, as the case may be, of the property subject thereto.

(b) The Company owns fee simple title to the real property listed on Schedule 3.21(b) of the Company Disclosure Schedule, free and clear of any Liens, easements, covenants, or other restrictions applicable to such real property, except for recorded easements, covenants, and other restrictions, which do not, individually or in the aggregate, materially impair the current uses or the occupancy by the Company or its Subsidiaries, as the case may be, of the property subject thereto. Except as set forth on Schedule 3.21(b), no tenant or other party in possession of any of such property has any right to purchase, or holds any right of first refusal to purchase, such properties.

(c) To the Knowledge of the Company, none of the properties listed on Schedules 3.21(a) or (b) of the Company Disclosure Schedule, or the buildings, structures, facilities, fixtures or other improvements thereon, or the use thereof, contravenes or violates any building, zoning, administrative, occupational safety and health or other applicable statute, law ordinance, rule or regulation in any respect that could reasonably be expected to require material expenditures by the Company or any of its Subsidiaries or to result in a material impairment in or limitation on the activities presently conducted there.

(d) The plants, buildings, structures and equipment located on the property listed on Schedules 3.21(a) and (b) of the Company Disclosure Schedule and used by the Company or any of its Subsidiaries are in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted, are adequate and suitable for the purposes for which they are presently being used and, to the Knowledge of the Company, there are no condemnation or appropriation proceedings pending or threatened against any of the Company Real Property or any plants, buildings or other structures thereon.

(e) To the Knowledge of the Company and except as set forth on Schedule 3.21(e) of the Company Disclosure Schedule, the Company and its Subsidiaries own good title, free and clear of all Liens, to all personal property and other non-real estate assets, in all cases excluding Intellectual Property assets, necessary to conduct the business of the Company as currently conducted, except for (i) Liens reflected in the Company

Financial Statements, (ii) Liens or imperfections of title that do not materially detract from the value or materially interfere with the present use of the assets subject thereto or affected thereby, (iii) Liens for current Taxes not yet due and payable, and (iv) Liens on the landlord’s interest in the premises. The Company and its Subsidiaries, as lessees, have the right under valid and subsisting leases to use, possess, and control all personal property leased by the Company or its Subsidiaries as now used, possessed, and controlled by the Company or its Subsidiaries, as applicable.

3.22  Regulatory Capitalization.  The Company Bank is, and immediately after the Effective Time will be, “‘well capitalized”, as such term is defined in the rules and regulations promulgated by the FDIC. The Company is, and immediately prior to the Effective Time will be, “‘well capitalized” as such term is defined in the rules and regulations promulgated by the FRB.

3.23  Loans; Nonperforming and Classified Assets.

(a) Each loan agreement, note or borrowing arrangement, including, without limitation, portions of outstanding lines of credit and loan commitments (collectively, “‘Loans”), on the Company’s or any of its Subsidiaries’ books and records, (i) was made and has been serviced in accordance with the Company’s lending standards in the ordinary course of business; (ii) is evidenced by appropriate and sufficient documentation; (iii) to the extent secured, has been secured by valid liens and security interests which have been perfected; and (iv) constitutes the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to the Bankruptcy and Equity Exception. The Company has made available to Buyer, Buyer Bank and Merger Sub complete and correct copies of its lending policies. The deposit and loan agreements of the Company and its Subsidiaries comply with all applicable laws, rules and regulations. The allowance for loan losses reflected in the Company SEC Documents and financial statements filed therewith, as of their respective dates, is adequate under GAAP and all regulatory requirements applicable to financial institutions.

(b) Schedule 3.23 of the Company Disclosure Schedule discloses as of December 31, 2007 and February 29, 2008: (A) any Loan under the terms of which the obligor is sixty (60) or more days delinquent in payment of principal or interest, or to the Knowledge of the Company, in default of any other provision thereof; (B) each Loan which has been classified as “‘other loans specially maintained,” “‘classified,” “‘criticized,” “‘substandard,” “‘doubtful,” “‘credit risk assets,” “‘watch list assets,” “‘loss” or “‘special mention” (or words of similar import) by the Company, its Subsidiaries or a Governmental Authority (the “‘Classified Loans”); (C) a listing of the real estate owned, acquired by foreclosure or by deed-in-lieu thereof, including the book value thereof; and (D) each Loan with any director, executive officer or five percent (5%) or greater shareholder of the Company, or to the Knowledge of the Company, any Person controlling, controlled by or under common control with any of the foregoing. All Loans which are classified as “‘Insider Transactions” by Regulation O of the FRB have been made by the Company or any of its Subsidiaries in an arms-length manner made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Persons and do not involve more than normal risk of collectibility or present other unfavorable features.

3.24  Trust Business; Administration of Fiduciary Accounts.  The Company Bank (i) has been duly appointed to all fiduciary or representative capacities it holds with respect to the Trust Business, all such appointments are currently in effect, and (ii) has all authorizations, approvals, licenses and permits necessary for the conduct of its Trust Business. For purposes of this Section 3.24, “‘Trust Business” shall mean the trusts, executorships, administrations, guardianships, conservatorships, and other representative capacities at Company Bank’s banking and trust offices.

3.25  Investment Management and Related Activities.  None of the Company, its Subsidiaries or their respective directors, officers or employees is required to be registered, licensed or authorized under the laws or regulations issued by any Governmental Authority as an investment adviser, a broker or dealer, an insurance agency or company, a commodity trading adviser, a commodity pool operator, a futures commission merchant, an introducing broker, a registered representative or associated person, investment adviser, representative or solicitor, a counseling officer, an insurance agent, a sales person or in any similar capacity with a Governmental Authority.

3.26  Risk Management Instruments.

(a) “Derivative Contracts” means a derivative contract or derivative instrument as such terms are used for purposes of reporting the same under the FFIEC Reports of Condition and Income and related Glossary (each as revised as of June 2007); provided that, for the avoidance of doubt, the term “‘Derivative Contracts” shall not include any Option.

(b) The Company and its Subsidiaries have adopted policies and procedures consistent with the publications of Governmental Authorities with respect to Derivative Contracts. All Derivative Contracts, whether entered into for the account of the Company or any of its Subsidiaries or for the account of a customer of the Company or any of its Subsidiaries, were entered into in the ordinary course of business consistent with recent past practice and in accordance with applicable laws, rules, regulations and policies of any Governmental Authority and in accordance with the investment, securities, commodities, risk management and other policies, practices and procedures employed by the Company and its Subsidiaries, and with counterparties believed at the time to be financially responsible and able to understand (either alone or in consultation with their advisers) and to bear the risks of such Derivative Contracts. All of such Derivative Contracts are valid and binding obligations of the Company or one of its Subsidiaries enforceable against it in accordance with their terms (subject to the Bankruptcy and Equity Exception), and are in full force and effect. The Company and its Subsidiaries and, to the Knowledge of the Company, all other parties thereto, have duly performed their obligations under the Derivative Contracts to the extent that such obligations to perform have accrued and, to the Knowledge of the Company, there is no breach, violation or default or allegation or assertion of such by any party thereunder.

3.27  Investment Securities and Commodities.

(a) Each of the Company and its Subsidiaries has good title to all securities and commodities owned by it (except those sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Lien, except to the extent such securities or commodities are pledged in the ordinary course of business to secure obligations of the Company or its Subsidiaries. Such securities and commodities are valued on the books of the Company in accordance with GAAP in all material respects.

(b) The Company and its Subsidiaries and their respective businesses employ investment, securities, commodities, risk management and other policies, practices and procedures (the “‘Policies, Practices and Procedures”) which the Company believes are prudent and reasonable in the context of such businesses. Prior to the date hereof, the Company has made available to Buyer, Buyer Bank and Merger Sub the material Policies, Practices and Procedures.

(c) The Company has provided to Buyer a correct and complete listing of Company Bank’s investment securities portfolio as of February 29, 2008.

3.28   Repurchase Agreements.  With respect to all agreements pursuant to which the Company or any of its Subsidiaries has purchased securities subject to an agreement to resell, if any, the Company or any of its Subsidiaries, as the case may be, has a valid, perfected first lien or security interest in the government securities or other collateral securing the repurchase agreement, and, as of the date hereof, the value of such collateral equals or exceeds the amount of the debt secured thereby.

3.29  Deposit Insurance.

(a) The deposits of Company Bank are insured by the FDIC in accordance with the Federal Deposit Insurance Act (“‘FDIA”) to the fullest extent permitted by law, and Company Bank has paid all premiums and assessments and filed all reports required by the FDIA. No proceeding for the revocation or termination of such FDIC deposit insurance is pending or, to the Knowledge of the Company, threatened.

(b) The deposits of Company Bank are insured, in excess of FDIC limits, by the DIF to the fullest extent permitted by law, and Company Bank has paid all premiums and assessments and filed all reports required by the DIF. No proceeding for the revocation or termination of such DIF deposit insurance is pending or, to the Knowledge of the Company, threatened.

3.30  CRA; Anti-money Laundering.  Neither the Company nor any of its Subsidiaries is a party to any agreement with any individual or group regarding Community Reinvestment Act matters and the Company is not aware of, and none of the Company and its Subsidiaries has been advised of, or has any reason to believe that any facts or circumstances exist, which would cause Company Bank: (i) to be deemed not to be in satisfactory compliance with the Community Reinvestment Act, and the regulations promulgated thereunder, or to be assigned a rating for Community Reinvestment Act purposes by federal or state bank regulators of lower than “‘satisfactory”; or (ii) to be deemed to be operating in violation of the federal Bank Secrecy Act, as amended, and its implementing regulations (31 C.F.R. Part 103), the USA Patriot Act of 2001, Public Law 107-56, and the regulations promulgated thereunder (the “‘USA Patriot Act”), any order issued with respect to anti-money laundering by the U.S. Department of the Treasury’s Office of Foreign Assets Control, or any other applicable anti-money laundering statute, rule or regulation. Furthermore, the Company Bank Board has adopted and Company Bank has implemented an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that has not been deemed ineffective by any Governmental Authority and that meets the requirements of Sections 352 and 326 of the USA Patriot Act.

3.31  Transactions with Affiliates.  Except as set forth in Schedule 3.31 of the Company Disclosure Schedule, there are no outstanding amounts payable to or receivable from, or advances by the Company or any of its Subsidiaries to, and neither the Company nor any of its Subsidiaries is otherwise a creditor or debtor to, any shareholder, director, employee or Affiliate of the Company or any of its Subsidiaries, other than as part of the normal and customary terms of such persons’ employment or service as a director with the Company or any of its Subsidiaries. All agreements between the Company and any of its Affiliates comply, to the extent applicable, with Regulation W of the FRB.

3.32  Inapplicability of Takeover Provisions.

(a) The Company has taken all action required to be taken by it in order to exempt this Agreement, the Voting Agreements and the transactions contemplated hereby and thereby from, and this Agreement, the Voting Agreements and the transactions contemplated hereby and thereby are exempt from, the requirements of any “‘moratorium,” “‘business combination,” “‘control share,” “‘fair price” or other takeover defense laws and regulations (collectively, “‘Takeover Laws”), if any, of the State of Delaware.

(b) In accordance with Section 4 of Article 7 of the Company’s Restated Certificate of Incorporation, the Company Board has determined that Buyer is not an Interested Person (as defined in the Company’s Restated Certificate of Incorporation).

3.33  Brokers; Fairness Opinion.  No action has been taken by the Company or any of its Subsidiaries that would give rise to any valid claim against the Company for a brokerage commission, finder’s fee or other like payment with respect to the transactions contemplated by this Agreement, except in connection with the engagement of Friedman, Billings, Ramsey & Co., Inc. (the “‘Financial Advisor”) by the Company. The fee payable to the Financial Advisor in connection with the transactions contemplated by this Agreement is accurately and completely described in an engagement letter between the Company and the Financial Advisor, a complete and correct copy of which has been made available to Buyer, Buyer Bank and Merger Sub (the “‘Engagement Letter”). The Company Board has received the opinion of the Financial Advisor, to the effect that, as of the date hereof, and based upon and subject to the factors and assumptions set forth therein, the Merger Consideration to be received by the Company Shareholders pursuant to the Merger is fair from a financial point of view to such Company Shareholders, and such opinion has not been amended or rescinded, and remains in full force and effect. The Company has been authorized by the Financial Advisor to permit the inclusion of such opinion in its entirety in the Proxy Statement.

3.34  Rights Agreement.  The Company or the Board of Directors of the Company, as the case may be, has (a) taken all necessary actions so that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in a “‘Distribution Date” (as defined in the Rights Agreement) or result in Buyer being an “‘Acquiring Person” (as defined in the Rights Agreement) and (b) amended the Rights Agreement to (i) render it inapplicable to this Agreement and the transactions contemplated hereby and (ii) provide that the “‘Final Expiration Date” (as defined in the Rights Agreement) shall occur immediately prior to the Closing.

3.35  Company Information.  The information relating to the Company and its Subsidiaries that is provided by the Company or its representatives for inclusion in the Proxy Statement or in any application, notification or other document filed with any other Governmental Authority in connection with the transactions contemplated by this Agreement, will not, on the date the Proxy Statement is first mailed to the Company Shareholders or at the time of the Company Meeting or the date such application notification or other document is filed, as applicable, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The portions of the Proxy Statement relating to the Company and its Subsidiaries and other portions within the reasonable control of the Company and its Subsidiaries will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

3.36  Disclosure.  No representation or warranty contained in this Agreement, and no statement contained in any certificate delivered hereunder, in the Company Disclosure Schedule or in any Company SEC Document as the same may be updated as of the date hereof, furnished to Buyer pursuant to the provisions hereof, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein not misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER

4.1  Making of Representations and Warranties.

(a) As a material inducement to the Company to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer, Buyer Bank and Merger Sub jointly and severally hereby make to the Company the representations and warranties contained in this Article IV.

(b) On or prior to the date hereof, Buyer, Buyer Bank and Merger Sub have delivered to the Company a schedule (the “‘Buyer Disclosure Schedule”) listing, among other things, items the disclosure of which is necessary or appropriate in relation to any or all of its representations and warranties; provided, however, that no such item is required to be set forth on the Buyer Disclosure Schedule as an exception to a representation or warranty if its absence is not reasonably likely to result in the related representation or warranty being untrue or incorrect under the standards established by Section 4.1(c).

(c) No representation or warranty of Buyer, Buyer Bank or Merger Sub contained in this Article IV shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, circumstance or event unless such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any section of this Article IV, has had or would reasonably be expected to have a Buyer Material Adverse Effect; provided, however, that the foregoing standard shall not apply to the representations and warranties contained in Sections 4.3, 4.4, 4.5, 4.12 and the first two sentences of Section 4.2, which shall be deemed untrue, incorrect and breached if they are not true and correct in all respects.

4.2  Organization, Standing and Authority.  Buyer is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. Buyer is duly registered as a bank holding company under the BHCA and the regulations of the FRB thereunder. Buyer is duly qualified to do business and is in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, and is qualified to do business and is in good standing in the jurisdictions where its ownership of property or the conduct of its business requires it to be so qualified.

4.3  Corporate Power.  Each of Buyer and its Subsidiaries has the requisite corporate power and authority to carry on its business as it is now being conducted and to own all of its properties and assets; and each of Buyer, Buyer Bank and Merger Sub has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

4.4  Corporate Authority.  This Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of Buyer and the Board of Directors of Buyer (“‘Buyer Board”), Buyer Bank and the Board of Directors of Buyer Bank, and Merger Sub and the Board of Directors of Merger Sub, including the approval of Buyer as the sole shareholder of Merger Sub. Each of Buyer, Buyer Bank and Merger Sub has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by the Company and Company Bank, this Agreement is a legal, valid and binding agreement of Buyer, Buyer Bank and Merger Sub, enforceable against it in accordance with its terms (except as such enforceability may be limited by the Bankruptcy and Equity Exception).

4.5  Regulatory Approvals.  No consents or approvals of, or waivers by, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by Buyer or any of its Subsidiaries or affiliates in connection with the execution, delivery or performance by Buyer, Buyer Bank and Merger Sub of this Agreement, or to consummate the transactions contemplated hereby, except for (i) filings of applications or notices with, and consents, approvals or waivers by, the FDIC, the FRB, the Office of the Massachusetts Commissioner of Banks and the Massachusetts Board of Bank Incorporation, (ii) the obtaining by Buyer of a letter from the MHPF to the Massachusetts Commissioner of Banks stating that Buyer has made “‘satisfactory arrangements” with the MHPF, (iii) obtaining by Buyer from the DIF a letter to the Massachusetts Commissioner of Banks stating that “‘arrangements satisfactory to the Depositors Insurance Fund” have been made in connection with the Bank Merger and (iv) the filing of the Certificate of Merger. As of the date hereof, Buyer is not aware of any reason why the approvals set forth above will not be received in a timely manner.

4.6  Non-Contravention.

(a) Subject to the receipt of the Regulatory Approvals, the required filings under federal and state securities laws, and the filing of the Certificate of Merger, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the Merger) by Buyer, Buyer Bank and Merger Sub do not and will not (i) constitute a breach or violation of, or a default under, result in a right of termination, or the acceleration of any right or obligation under, any law, rule or regulation or any judgment, decree, order, permit, license, credit agreement, indenture, loan, note, bond, mortgage, reciprocal easement agreement, lease, instrument, concession, franchise or other agreement of Buyer or of any of its Subsidiaries or to which Buyer or any of its Subsidiaries, properties or assets is subject or bound, (ii) constitute a breach or violation of, or a default under, Buyer’s, Buyer Bank’s or Merger Sub’s Articles of Organization or Bylaws, or (iii) require the consent or approval of any third party or Governmental Authority under any such law, rule, regulation, judgment, decree, order, permit, license, credit agreement, indenture, loan, note, bond, mortgage, reciprocal easement agreement, lease, instrument, concession, franchise or other agreement.

(b) As of the date hereof, Buyer is not aware of any reason relating to Buyer or its Subsidiaries (including, without limitation, Community Reinvestment Act compliance or the USA Patriot Act) (i) why all of the Regulatory Approvals shall not be procured from the applicable Governmental Authorities having jurisdiction over the transactions contemplated by this Agreement or (ii) why any Burdensome Condition(s) would be imposed.

4.7  Articles of Incorporation; Bylaws.  Buyer has made available to the Company and Company Bank a complete and correct copy of its Articles of Incorporation and Bylaws, each as amended to date, of Buyer and each of its Subsidiaries. None of Buyer, Buyer Bank nor Merger Sub is in violation of any of the terms of its Articles of Incorporation or Certificate of Incorporation or Bylaws.

4.8  Compliance with Laws.  Each of Buyer and its Subsidiaries is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting their businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage

Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices.

4.9  Litigation.  No litigation, claim, suit, investigation or other proceeding before any court, Governmental Authority or arbitrator is pending against Buyer or any of its Subsidiaries, and, to the Knowledge of Buyer, no litigation, claim, suit, investigation or other proceeding has been threatened and there are no facts that are reasonably apparent that would reasonably be expected to give rise to any litigation, claim, suit, investigation or other proceeding that would result in a Buyer Material Adverse Effect.

4.10  Regulatory Capitalization.  Buyer Bank is, and immediately after the Effective Time will be, “‘well capitalized” as such term is defined in the rules and regulations promulgated by the FDIC. Buyer is, and immediately after the Effective Time will be, “‘well capitalized” as such term is defined in the rules and regulations promulgated by the FRB.

4.11  Deposit Insurance.  The deposits of Buyer Bank are insured by the FDIC in accordance with the FDIA to the fullest extent permitted by law, and Buyer Bank has paid all premiums and assessments and filed all reports required by the FDIA. No proceedings for the revocation or termination of such deposit insurance are pending or, to the knowledge of Buyer, threatened.

4.12  Sufficient Funds.  As of the date of this Agreement, Buyer Bank has, and as of the Closing Buyer will have, as a result of a dividend that Buyer Bank shall pay to Buyer (which dividend has been authorized as of the date of this Agreement by all necessary action by the Board of Directors of Buyer Bank), sufficient funds to consummate the transactions contemplated by this Agreement, including the payment of the aggregate Merger Consideration and the aggregate Option Consideration, subject to the terms and conditions of this Agreement.

4.13  Net Worth.  As of January 31, 2008, Buyer has a tangible net worth (determined in accordance with GAAP) of at least $705,000,000.

4.14  Financial Condition of Buyer.  Buyer has provided to the Company and Company Bank complete and correct copies of the audited financial statements of Buyer and its Subsidiaries for the fiscal year ended December 31, 2007. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present, in accordance with applicable requirements of GAAP, the financial position of Buyer and its Subsidiaries as of the date thereof and the consolidated statements of income and the consolidated statements of cash flows of Buyer and its Subsidiaries for the periods presented therein.

4.15  Brokers.  No action has been taken by Buyer or any of its Subsidiaries that would give rise to any valid claim against Buyer for a brokerage commission, finder’s fee or other like payment with respect to the transactions contemplated by this Agreement, except in connection with Buyer’s engagement of Sandler O’Neill + Partners, L.P.

4.16  Information Supplied.  None of the information to be provided by Buyer or Merger Sub for inclusion in the Proxy Statement will contain any untrue statement of a material fact or omit to state any material fact required to be stated in any such document or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.17  Disclosure.  No representation or warranty contained in this Agreement, and no statement contained in any certificate delivered hereunder or in the Buyer Disclosure Schedule as the same may be updated as of the date hereof, furnished to the Company pursuant to the provisions hereof, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein not misleading.

ARTICLE V

COVENANTS RELATING TO CONDUCT OF BUSINESS

5.1  Company Forbearances.  From the date hereof until the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 8.1, except as expressly set forth in the Company Disclosure Schedule, as expressly provided or expressly contemplated by this Agreement, or as required by applicable law, without the prior written consent of Buyer, which consent shall not be unreasonably withheld, the Company will not, and will cause each of its Subsidiaries not to:

(a) Ordinary Course. Conduct its business other than in the ordinary and usual course consistent with recent past practice or fail to use reasonable best efforts to preserve intact its business organizations and assets and maintain its rights, franchises and existing relations with customers, suppliers, employees and business associates, or take any action that would (i) adversely affect the ability of any party to obtain any necessary approval of any Governmental Authority required for the transactions contemplated hereby or (ii) adversely affect its ability to perform any of its material obligations under this Agreement.

(b) Stock. (i) Other than pursuant to Options or stock-based awards outstanding as of the date hereof and listed on the Company Disclosure Schedule and other than existing deferral elections made under the Company’s Director Deferred Compensation Plan, issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of stock, any securities (including units of beneficial ownership interest in any partnership or limited liability company) convertible into or exchangeable for any additional shares of stock, any stock appreciation rights, any stock options, restricted shares, restricted stock units, deferred equity units, awards based on the value of the Company’s capital stock or other equity-based award with respect to shares of Company Common Stock, or any other rights to subscribe for or acquire shares of stock, or take any action related to such issuance or sale, except with respect to grants of Options to new hires or permitted employees in the ordinary course of business and consistent with recent past practice, (ii) enter into any agreement with respect to the foregoing, (iii) accelerate the vesting of any existing stock options, stock appreciation rights or other rights to subscribe for or acquire shares of stock, or (iv) change (or establish a record date for changing) the number of, or provide for the exchange of, shares of its stock, any securities (including units of beneficial ownership interest in any partnership or limited liability company) convertible into or exchangeable for any additional shares of stock, any stock appreciation rights, or any other rights to subscribe for or acquire shares of stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, reclassification, or similar transaction with respect to its outstanding stock or any other such securities.

(c) Dividends, Etc. (i) Make, declare or pay any dividend on or in respect of, or declare or make any distribution on, any shares of Company Common Stock other than (A) regular quarterly cash dividends on Company Common Stock of no more than $0.29 per share with record and payment dates set consistent with recent past practice (it being the intention of the parties hereto that the Company Shareholders shall not receive more than one dividend in any calendar quarter with respect to their shares of Company Common Stock), and (B) dividends from wholly-owned Subsidiaries to the Company or any wholly-owned Subsidiary of the Company, as applicable or (ii) directly or indirectly combine, redeem, reclassify, purchase or otherwise acquire, any shares of its stock.

(d) Compensation; Employment Agreements; Etc. Enter into or amend any employment, severance or similar agreements or arrangements with any of its directors, officers, employees or consultants, or grant any salary or wage increase, or increase any employee benefit (including incentive or bonus payments), except (i) for normal increases in compensation to non-executive officer employees in the ordinary course of business consistent with recent past practice; provided that no such increase shall exceed fifteen percent (15%) of an individual’s current annual compensation (unless in connection with a promotion consistent with recent past practice) and five percent (5%) in the aggregate, (ii) as may be required by law, including Section 409A of the Code, (iii) to satisfy contractual obligations existing as of the date hereof and disclosed on Schedule 3.15(g) of the Company Disclosure Schedule, or (iv) the hiring of at-will employees at an annual rate of salary not to exceed $50,000 to fill vacancies that may arise from time to time in the ordinary course of business.

(e) Benefit Plans. Except (i) as may be required by applicable law, (ii) to satisfy contractual obligations existing as of the date hereof and disclosed on Schedule 3.15 of the Company Disclosure Schedule, or (iii) as set forth on Schedule 5.1(e) of the Company Disclosure Schedule, enter into, establish, adopt or amend any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any director, officer or other employee of the Company or any of its Subsidiaries, including, without limitation, taking any action that accelerates the vesting or exercise of any benefits payable thereunder.

(f) Dispositions. Except as set forth on Schedule 5.1(f) of the Company Disclosure Schedule:

(i) sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties except in the ordinary course of business consistent with recent past practice and in a transaction that, together with all other such transactions, is not material to the Company and its Subsidiaries taken as a whole.

(ii) transfer ownership, or grant any license or other rights, to any person or entity of or in respect of any material Company Intellectual Property, other than grants of non-exclusive licenses pursuant to license agreements entered into in the ordinary course of business consistent with recent past practice.

(g) Governing Documents. Amend its Restated Certificate of Incorporation or Bylaws (or equivalent documents), or take any action to exempt any Person (other than Buyer or its Subsidiaries), or any action taken by any Person, from any Takeover Laws or similarly restrictive provisions of its organizational documents or terminate, amend or waive any provisions of any confidentiality or standstill agreements in place with any Person.

(h) Acquisitions. Acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary course of business consistent with recent past practice) all or any portion of the assets, business, deposits or properties of any other entity.

(i) Capital Expenditures. Except as set forth on Schedule 5.1(i) of the Company Disclosure Schedule or as required pursuant to new contracts entered into in the ordinary course of business consistent with recent past practice, make any capital expenditures other than capital expenditures in the ordinary course of business consistent with recent past practice in amounts not exceeding $50,000 individually or $100,000 in the aggregate.

(j) Contracts. Enter into or terminate any Company Material Contract or amend or modify in any material respect any of its existing Company Material Contracts.

(k) Claims. Settle any action, suit, proceeding, or enter into any settlement or similar agreement with respect to any order or investigation to which the Company or any of its Subsidiaries is a party as of the date hereof or becomes a party after the date of this Agreement.

(l) Banking Operations. Enter into any new material line of business; change its material lending, investment, underwriting, risk and asset liability management and other material banking and operating policies, except as required by applicable law, regulation or policies imposed by any Governmental Authority; or file any application or make any contract with respect to branching or site location or branching or site relocation.

(m) Derivative Contracts. Enter into any Derivative Contract.

(n) Indebtedness. Incur any indebtedness for borrowed money (other than deposits, federal funds purchased, federal home loan bank advances, and securities sold under agreements to repurchase, in each case in the ordinary course of business consistent with recent past practice) or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person, other than in the ordinary course of business consistent with recent past practice, or cancel, release or assign any material amount of indebtedness, or any claims held, to any other Person.

(o) Investment Securities. Acquire, sell or otherwise dispose of any debt, equity, or other investment security, except (1) the acquisition, sale or other disposition of any such investment security in the ordinary course of business consistent with recent 2008 past practice (particularly with respect to the size and duration of the portfolio) and in accordance with the Company Bank’s investment policy, which policy will not be amended or modified except to the extent required by law or as the Company may, in good faith determine, is necessary to comply with safe and sound banking practices (in which case the Company shall give Buyer notice thereof and shall give due consideration to Buyer’s requests with respect thereto), (2) by way of foreclosure or acquisitions or sales in a bona fide fiduciary capacity, or (3) in satisfaction of debts previously contracted in good faith: provided, however, that any acquisition, sale or other disposition of any such investment security made consistent with the request of Buyer pursuant to Section 6.18(b) shall be deemed not to breach this Section 5.1(o).

(p) Loans. Make any loan, loan commitment, letter of credit or other extension of credit other than in the ordinary course of business consistent with recent past practice.

(q) Investments in Real Estate. Make any investment or commitment to invest in real estate or in any real estate development project (other than by way of foreclosure or acquisitions in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted in good faith, in each case in the ordinary course of business consistent with recent past practice).

(r) Accounting Methods. Implement or adopt any material change in its accounting principles, practices or methods, other than as may be required by changes in laws or regulations or by GAAP.

(s) Tax Matters. Make or change any Tax election, file any material amended Tax Return, fail to timely file any material Tax Return, enter into any material closing agreement, settle or compromise any material liability with respect to Taxes, agree to any material adjustment of any Tax attribute, file any material claim for a refund of Taxes, or consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment.

(t) Loan Policies. Change its loan policies, practices and procedures in effect as of the date of this Agreement, except as required by law or any Governmental Authority.

(u) Environmental Assessments. Foreclose on or take a deed or title to any Loan Property without first conducting a Phase I Environmental Assessment of the property or foreclose on any Loan Property if such environmental assessment indicates the presence of a Hazardous Material in amounts which, if such foreclosure were to occur, would be material to Company Bank.

(v) Adverse Actions. Knowingly take any action that is intended or is reasonably likely to result in (x) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, (y) any of the conditions to the Merger set forth in Article VII not being satisfied, or (z) a material violation of any provision of this Agreement, except, in each case, as may be required by applicable law.

(w) Agreements. Agree or commit to do, or adopt any resolution of the Company Board in support of, any of the actions prohibited by this Section 5.1.

5.2  Buyer Forbearances.  From the date hereof until the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 8.1, except as expressly set forth in the Buyer Disclosure Schedule, as expressly permitted or expressly contemplated by this Agreement, or as required by law, without the prior written consent of the Company, which consent shall not be unreasonably withheld, Buyer will not, and will cause each of its Subsidiaries not to knowingly take any action that would, or would be reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, (ii) any of the conditions to the Merger set forth in Article VII not being satisfied, or (iii) a material violation of any provision of this Agreement, except, in each case, as may be required by applicable law.

ARTICLE VI

ADDITIONAL AGREEMENTS

6.1  Reasonable Best Efforts.  Subject to the terms and conditions of this Agreement, each of the Company, Company Bank, Buyer, Buyer Bank and Merger Sub agree to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Merger as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby, including, without limitation, effecting all filings and obtaining (and cooperating with the other party hereto to obtain) any permit, consent, authorization, order or approval of, or any exemption by, any Governmental Authority (including, but not limited to, the Regulatory Approvals) and any other third party that is required to be obtained by the Company or Buyer or any of their respective Subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement, and using reasonable best efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the Merger and the transactions contemplated hereby, and using reasonable best efforts to defend any litigation seeking to enjoin, prevent or delay the consummation of the Merger and the transactions contemplated hereby or seeking material damages, and each shall cooperate fully with the other party hereto to that end.

6.2  Shareholder Approval.

(a) The Company shall, as soon as reasonably practicable but in any event not more than forty-five (45) days following the date of this Agreement, prepare and file a preliminary form of the Proxy Statement with the SEC and each of the Company and Buyer shall use its reasonable best efforts to respond to any comments of the SEC or its staff, and to cause the Proxy Statement to be mailed to the Company Shareholders as promptly as reasonably practicable after responding to all such comments to the satisfaction of the SEC’s staff. The Company shall notify Buyer promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and shall supply Buyer with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Merger. If at any time prior to the Company Meeting there shall occur any event that is required to be set forth in an amendment or supplement to the Proxy Statement, the Company shall promptly prepare, and, after consultation with Buyer, mail to the Company Shareholders such an amendment or supplement. Buyer shall cooperate with the Company in the preparation of the Proxy Statement, any amendment or supplement thereto, and any other communication that could reasonably be deemed to be proxy solicitation materials relating to the Merger (collectively, “‘Proxy Materials”), and shall furnish the Company with all information reasonably requested by the Company for inclusion in, or otherwise in respect of, the Proxy Materials. Buyer and its counsel shall be given a reasonable opportunity to review and comment upon any Proxy Material prior to its filing with the SEC or dissemination to the Company Shareholders.

(b) Without limiting the generality of the foregoing, each of the parties shall correct promptly any information provided by it to be used specifically in the Proxy Statement, if and to the extent any such information shall be or have become false or misleading in any material respect and shall take all steps necessary to file with the SEC and have declared effective or cleared by the SEC any amendment or supplement to the Proxy Statement so as to correct the same and to cause the Proxy Statement as so corrected to be disseminated to the Company Shareholders, in each case to the extent required by applicable law or otherwise deemed appropriate by the Company.

(c) Following the execution of this Agreement, the Company shall take, in accordance with applicable law, applicable rules of Nasdaq and its Restated Certificate of Incorporation and Bylaws, and subject to any judgment, order, decree or injunction, all action necessary to convene a meeting of its shareholders as promptly as practicable to consider and vote upon the approval of this Agreement and any other matter required to be approved by the Company Shareholders in order to consummate the Merger and the transactions contemplated hereby (including any adjournment or postponement thereof, the “‘Company Meeting”).

(d) Subject to Section 6.5 hereof, the Company shall ensure that the Company Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by the Company in connection with the Company Meeting are solicited in compliance with the DGCL, the Restated Certificate of Incorporation and Bylaws of the Company, and all other applicable legal requirements.

(e) Subject to Section 6.5 hereof, (i) the Company Board shall recommend that the Company Shareholders vote to approve this Agreement and any other matters required to be approved by the Company Shareholders for consummation of the Merger and the transactions contemplated hereby (the “‘Company Recommendation”), and (ii) the Proxy Statement shall include the Company Recommendation.

(f) Participants in any ESOP maintained by the Company or Company Bank who have “‘pass-through” voting rights under Section 409(e) of the Code shall be notified of such rights and may exercise such rights subject to all requirements of the Code and ERISA.

6.3  Publicity.

(a) Except with respect to any action taken pursuant to, and in accordance with, Section 6.5 or Article VIII, so long as this Agreement is in effect, Buyer and the Company will consult with each other before issuing any press release with respect to this Agreement and the transactions contemplated hereby and will not issue any press release or written statement for general circulation relating to the transactions contemplated hereby or make any such public statements without the prior consent of the other party, which consent shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party (but after consultation with the other party, to the extent practicable), issue such press release or public statement as may be required by applicable law or the rules and regulations of any stock exchange.

(b) Without limiting the scope of the Section 6.3(a), Buyer and the Company shall (i) cooperate to develop all public announcement materials related to the transactions contemplated by this Agreement; and (ii) make appropriate management available at presentations related to the transactions contemplated by this Agreement as reasonably requested by the other. In addition, except with respect to any action taken pursuant to, and in accordance with, Section 6.5 or Article VIII, so long as this Agreement is in effect the Company and its Subsidiaries shall coordinate with Buyer regarding all communications with customers, suppliers, employees, shareholders, and the community in general related to the transactions contemplated by this Agreement.

6.4  Access; Information.  Upon reasonable notice and subject to applicable laws relating to the exchange of information, the Company shall, and shall cause its Subsidiaries to, afford Buyer and its officers, employees, counsel, accountants, advisors and other authorized representatives (collectively, “‘Buyer Representatives”), reasonable access, during normal business hours throughout the period from the date of this Agreement until the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 8.1, to all of its properties, books, contracts, commitments and records (including, without limitation, work papers of independent auditors but excluding confidential information contained in personnel files to the extent the disclosure of such information is prohibited by privacy laws), and to its officers, employees, accountants, counsel or other representatives, and, during such period, it shall, and shall cause its Subsidiaries to, furnish promptly to Buyer and the Buyer Representatives (i) a copy of each material report, schedule and other document filed by it pursuant to the requirements of federal or state securities laws (other than reports or documents that the Company, or its Subsidiaries, as the case may be, are not permitted to disclose under applicable law), and (ii) all other information concerning the business, properties and personnel of the Company and its Subsidiaries as Buyer or any Buyer Representative may reasonably request. Neither the Company nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access jeopardizes the attorney-client privilege of the institution in possession or control of such information or may reasonably be deemed to contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. Buyer agrees to hold all information and documents obtained pursuant to this Section 6.4 in confidence (as provided in, and subject to the provisions of, the Confidentiality Agreement, as if it were the party receiving the confidential information as described therein). No investigation by Buyer of the business and affairs of the Company and its Subsidiaries shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to Buyer’s obligation to consummate the transactions contemplated by this Agreement. Notwithstanding anything to the contrary contained in this Section 6.4, the Company shall not be obligated, and shall not be obligated to cause any of its Subsidiaries, to afford to Buyer or the Buyer Representatives any access to any of its properties, books, contracts, commitments, and records relating to, or in respect of, any pricing information, customer specific information, or other similar competitively sensitive information.

6.5  No Solicitation.

(a) Except as authorized or permitted in this Section 6.5, the Company shall not and shall cause its Subsidiaries and shall use its reasonable best efforts to cause the respective officers, directors, employees, investment bankers, financial advisors, attorneys, accountants, consultants, affiliates and other agents of the Company and its Subsidiaries (collectively, the “‘Company Representatives”) not to, directly or indirectly, (i) initiate, solicit, induce, knowingly encourage, or knowingly take any action that would reasonably be expected to materially facilitate the making of, any offer, or proposal which constitutes, or could reasonably be expected to lead to, an Acquisition Proposal; (ii) participate in any discussions or negotiations regarding any Acquisition Proposal or furnish, or otherwise afford access, to any Person (other than Buyer, Buyer Bank and Merger Sub) any information with respect to the Company or any of its Subsidiaries or otherwise relating to an Acquisition Proposal; (iii) release any Person from, waive any provisions of, or fail to enforce any confidentiality agreement or standstill agreement to which the Company is a party; (iv) enter into any agreement, including, without limitation, any agreement in principle, letter of intent, memorandum of understanding or similar arrangement with respect to an Acquisition Proposal; or (v) approve or recommend or resolve to approve or recommend any Acquisition Proposal or any agreement, including without limitation, any agreement in principle, letter of intent, memorandum of understanding or similar arrangement with respect to an Acquisition Proposal. Upon execution of this Agreement, the Company and its Subsidiaries shall, and shall use its reasonable best efforts to cause each of the Company Representatives to, immediately cease and cause to be terminated any and all existing discussions, negotiations, and communications with any Persons with respect to any existing or potential Acquisition Proposal. Any violation of the foregoing restrictions by any of the Company Representatives, whether or not such Company Representative is so authorized and whether or not such Company Representative is purporting to act on behalf of the Company or otherwise, shall be deemed to be a breach of this Agreement by the Company.

For purposes of this Agreement, “‘Acquisition Proposal” shall mean any offer or proposal (other than an offer or proposal from Buyer), whether or not in writing, contemplating, relating to, or that could reasonably be expected to lead to, an Acquisition Transaction, and shall include any public announcement by any Person (including any regulatory application or notice, whether in draft or final form) of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing. For purposes of this Agreement, “‘Acquisition Transaction” shall mean (A) any transaction or series of transactions involving any merger, consolidation, recapitalization, share exchange, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries; (B) any transaction pursuant to which any third party or group acquires or would acquire (whether through sale, lease or other disposition), directly or indirectly, any assets of the Company or any of its Subsidiaries representing, in the aggregate, fifteen percent (15%) or more of the assets of the Company and its Subsidiaries on a consolidated basis; (C) any issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase or securities convertible into, such securities) representing fifteen percent (15%) or more of the votes attached to the outstanding securities of the Company or any of its Subsidiaries; (D) any tender offer or exchange offer that, if consummated, would result in any third party or group beneficially owning fifteen percent (15%) or more of any class of equity securities of the Company or any of its Subsidiaries; or (E) any transaction which is similar in form, substance or purpose to any of the foregoing transactions, or any combination of the foregoing.

(b) Notwithstanding Section 6.5(a), the Company may take any of the actions described in clause (ii) of Section 6.5(a) if, but only if, (i) the Company has received a bona fide unsolicited written Acquisition Proposal that did not result from a breach of this Section 6.5; (ii) the Company Board determines in good faith, after consultation with and having considered the advice of its outside legal counsel and a nationally recognized, independent financial advisor, that (A) such Acquisition Proposal constitutes or is reasonably likely to lead to a Superior Proposal and (B) the failure to take such action would be inconsistent with its fiduciary duties to the Company Shareholders under applicable law; and (iii) prior to furnishing or affording access to any information or data with respect to the Company or any of its Subsidiaries or otherwise relating to an Acquisition Proposal, the Company receives from such Person a confidentiality agreement with terms no less favorable to the Company than those contained in the Confidentiality Agreement. The Company shall promptly provide to Buyer any non-public information regarding the Company or its Subsidiaries provided to any other Person which was not previously provided to Buyer, such additional information to be provided no later than the date of provision of such information to such other party.

For purposes of this Agreement, “‘Superior Proposal” shall mean any bona fide written proposal (on its most recently amended or modified terms, if amended or modified) made by a third party to enter into an Acquisition Transaction on terms that the Company Board determines in its good faith judgment, after consultation with and having considered the advice of outside legal counsel and a nationally recognized, independent financial advisor (i) would, if consummated, result in the acquisition of all, but not less than all, of the issued and outstanding shares of Company Common Stock or all, or substantially all, of the assets of the Company and its Subsidiaries on a consolidated basis; (ii) would result in a transaction that (A) involves consideration to the holders of the shares of Company Common Stock that is more favorable, from a financial point of view, than the consideration to be paid to the Company Shareholders pursuant to this Agreement, considering, among other things, the nature of the consideration being offered and any material regulatory approvals or other risks associated with the timing of the proposed transaction beyond or in addition to those specifically contemplated hereby, and any requirement to obtain additional financing and (B) is, in light of the other terms of such proposal, more favorable to the Company Shareholders than the Merger and the transactions contemplated by this Agreement; and (iii) is reasonably likely to be completed on the terms proposed, in each case taking into account all legal, financial, regulatory and other aspects of the proposal.

(c) The Company shall promptly (and in any event within twenty-four (24) hours) notify Buyer in writing if any proposals or offers are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with, the Company or the Company Representatives, in each case in connection with any Acquisition Proposal, and such notice shall indicate the name of the Person initiating such discussions or negotiations or making such proposal, offer or information request and the material terms and conditions of any proposals or offers (and, in the case of written materials, providing copies of such materials (including e-mails or other electronic communications) unless (i) such materials constitute confidential information of the party making such offer or proposal under an effective confidentiality agreement, (ii) disclosure of such materials jeopardizes the attorney-client privilege or (iii) disclosure of such materials may reasonably be deemed to contravene any law, rule, regulation, order, judgment or decree. The Company agrees that it shall keep Buyer informed, on a current basis, of the status and terms of any such proposal, offer, information request, negotiations or discussions (including any amendment or modification to such proposal, offer or request).

(d) Neither the Company Board nor any committee thereof shall (i) withdraw, qualify or modify, or propose to withdraw, qualify or modify, in a manner adverse to Buyer in connection with the transactions contemplated by this Agreement (including the Merger), the Company Recommendation, or make any statement, filing or release, in connection with the Company Meeting or otherwise, inconsistent with the Company Recommendation (it being understood that taking a neutral position or no position with respect to an Acquisition Proposal shall be considered an adverse modification of the Company Recommendation); (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal; or (iii) enter into (or cause the Company or any of its Subsidiaries to enter into) any letter of intent, agreement in principle, merger agreement, acquisition agreement or other agreement (A) related to any Acquisition Transaction (other than a confidentiality agreement entered into in accordance with the provisions of Section 6.5(b)) or (B) requiring the Company to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement.

(e) Notwithstanding Section 6.5(d), prior to the date of the Company Meeting, the Company Board may approve or recommend to the Company Shareholders a Superior Proposal and withdraw, qualify or modify the

Company Recommendation in connection therewith (a “‘Company Subsequent Determination”) after the third (3rd) Business Day following Buyer’s receipt of a notice (the “‘Notice of Superior Proposal”) from the Company advising Buyer that the Company Board has decided that a bona fide unsolicited written Acquisition Proposal that it received (that did not result from a breach of this Section 6.5) constitutes a Superior Proposal (it being understood that the Company shall be required to deliver a new Notice of Superior Proposal in respect of any revised Superior Proposal from such third party or its Affiliates that the Company proposes to accept) if, but only if, (i) the Company Board has reasonably determined in good faith, after consultation with and having considered the advice of outside legal counsel and a nationally recognized, independent financial advisor, that the failure to take such action would be inconsistent with its fiduciary duties to the Company Shareholders under applicable law, (ii) during the three (3) Business Day period after receipt of the Notice of Superior Proposal by Buyer, the Company and the Company Board shall have cooperated and negotiated in good faith with Buyer to make such adjustments, modifications or amendments to the terms and conditions of this Agreement as would enable the Company to proceed with the Company Recommendation without a Company Subsequent Determination; provided, however, that Buyer shall not have any obligation to propose any adjustments, modifications or amendments to the terms and conditions of this Agreement, and (iii) at the end of such three (3) Business Day period, after taking into account any such adjusted, modified or amended terms as may have been proposed by Buyer since its receipt of such Notice of Superior Proposal, the Company Board has again in good faith made the determination (A) in clause (i) of this Section 6.5(e) and (B) that such Acquisition Proposal constitutes a Superior Proposal. Notwithstanding the foregoing, the changing, qualifying or modifying of the Company Recommendation or the making of a Company Subsequent Determination by the Company Board shall not change the approval of the Company Board for purposes of causing any Takeover Laws to be inapplicable to this Agreement and the Voting Agreements and the transactions contemplated hereby and thereby, including the Merger.

(f) Nothing contained in this Section 6.5 shall prohibit the Company or the Company Board from (i) complying with the Company’s obligations required under Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act; provided, however, that any such disclosure relating to an Acquisition Proposal shall be deemed a change in the Company Recommendation unless the Company Board reaffirms the Company Recommendation in such disclosure, or (ii) informing any Person of the existence of the provisions contained in this Section 6.5.

6.6  Takeover Laws.  No party shall take any action that would cause the transactions contemplated by this Agreement to be subject to requirements imposed by any Takeover Law, as applicable, and each party shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the transactions contemplated by this Agreement from any applicable Takeover Law, as now or hereafter in effect, that purports to apply to this Agreement or the transactions contemplated hereby.

6.7  Regulatory Applications; Filings; Consents.

(a) Buyer and the Company and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts (a) to prepare all necessary documentation, to effect all necessary filings, to obtain all necessary permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the transactions contemplated by this Agreement, including, without limitation, the Regulatory Approvals, (b) to comply with the terms and conditions of such permits, consents, approvals and authorizations and (c) to cause the Merger to be consummated as expeditiously as practicable (including by avoiding or setting aside any preliminary or permanent injunction or other order of any United States federal or state court of competent jurisdiction or any other Governmental Authority); provided, however, that in no event shall Buyer be required to agree to any prohibition, limitation, or other requirement which would prohibit or materially limit the ownership or operation by the Company or any of its Subsidiaries, or by Buyer or any of its Subsidiaries, of all or any material portion of the business or assets of the Company and its Subsidiaries, taken as a whole, or Buyer or its Subsidiaries, or compel Buyer or any of its Subsidiaries to dispose of or hold separate all or any material portion of the business or assets of the Company and its Subsidiaries, taken as a whole, or Buyer or any of its Subsidiaries (together, the “‘Burdensome Conditions”). Provided the Company has cooperated as required above, Buyer agrees to file the requisite applications to be filed by it with the FRB, the FDIC, the Massachusetts Commissioner of Banks and the Governmental

Authorities of the states in which Buyer, the Company and their respective Subsidiaries operate. Each of Buyer and the Company shall have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to, all material written information submitted to any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it will consult with the other parties hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other parties apprised of the status of material matters relating to completion of the transactions contemplated hereby.

(b) The Company will notify Buyer promptly and shall promptly furnish Buyer with copies of notices or other communications received by the Company or any of its Subsidiaries of (i) any communication from any Person alleging that the consent of such Person (or another Person) is or may be required in connection with the transactions contemplated by this Agreement (and the response thereto from the Company, its Subsidiaries or the Company Representatives), (ii) subject to applicable laws and the instructions of any Governmental Authority, any communication from any Governmental Authority in connection with the transactions contemplated by this Agreement (and the response thereto from the Company, its Subsidiaries or the Company Representatives) and (iii) any legal action threatened or commenced against or otherwise affecting Company or any of its Subsidiaries that are related to the transactions contemplated by this Agreement (and the response thereto from the Company, its Subsidiaries or the Company Representatives). With respect to any of the foregoing, the Company will consult with Buyer and the Buyer Representatives so as to permit the Company and Buyer and their respective representatives to cooperate to take appropriate measures to avoid or mitigate any adverse consequences that may result from any of the foregoing.

(c) Buyer will notify the Company promptly and shall promptly furnish the Company with copies of notices or other communications received by Buyer or any of its Subsidiaries of (i) any communication from any Person alleging that the consent of such Person (or another Person) is or may be required in connection with the transactions contemplated by this Agreement (and the response thereto from Buyer, its Subsidiaries or the Buyer Representatives), (ii) subject to applicable laws and the instructions of any Governmental Authority, any communication from any Governmental Authority in connection with the transactions contemplated by this Agreement (and the response thereto from Buyer, its Subsidiaries or the Buyer Representatives), and (iii) any legal action threatened or commenced against or otherwise affecting Company or any of its Subsidiaries that are related to the transactions contemplated by this Agreement (and the response thereto from Buyer, its Subsidiaries or the Buyer Representatives). With respect to any of the foregoing, Buyer will consult with the Company, its Subsidiaries and the Company Representatives so as to permit Buyer and the Company and their respective representatives to cooperate to take appropriate measures to avoid or mitigate any adverse consequences that may result from any of the foregoing.

6.8  Indemnification; Directors’ and Officers’ Insurance.

(a) Buyer agrees that all rights to indemnification and all limitations of liability existing in favor of each former and present director, officer, employee, fiduciary or agent of the Company or its Subsidiaries (each, an “‘Indemnified Party” and collectively, the “‘Indemnified Parties”) as provided in the Company’s Restated Certificate of Incorporation or Bylaws or in the similar governing documents of the Company’s Subsidiaries as in effect as of the date hereof (including, without limitation, the right to the advancement of expenses) with respect to matters occurring on or prior to the Effective Time shall survive the Merger and shall continue in full force and effect, without any amendment thereto, for a period of six (6) years from the Effective Time; provided, however, that all rights to indemnification in respect of any Claim asserted or made within such period shall continue until the final disposition of such Claim. During such period, Buyer shall not amend, repeal or otherwise modify such provisions for indemnification in any manner that would materially and adversely affect the rights thereunder of individuals who at any time prior to the Effective Time was an Indemnified Party in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), unless such modification is required by law; provided, however, that in the event any claim or claims are asserted or made either prior to the Effective

Time or within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until disposition of any and all such claims.

(b) Prior to the Effective Time, the Company shall purchase an extended reporting period endorsement under the Company’s existing directors’ and officers’ liability insurance coverage, which, by its terms, shall survive the Merger, for the Company’s directors and officers in a form acceptable to the Company which shall provide such directors and officers with coverage for six (6) years following the Effective Time of not less than the existing coverage under, and have other terms not materially less favorable to, the insured persons than the directors’ and officers’ liability insurance coverage presently maintained by the Company so long as the aggregate cost is less than $200,000 (the “‘Maximum D&O Tail Premium”); provided that, if the cost of such endorsement exceeds the Maximum D&O Tail Premium, the Company shall obtain such an endorsement with the greatest coverage available for a cost not exceeding Maximum D&O Tail Premium.

(c) In the event Buyer or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Buyer or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 6.8.

(d) The provisions of this Section 6.8 are intended to be for the benefit of, and to grant third party rights to, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

6.9  Employees; Benefit Plans.

(a) For purposes of this Section 6.9, the term “‘Bank” shall refer to Company Bank after the Merger and until such time as the Bank Merger in Section 1.2 occurs, after which the term shall refer to Buyer Bank.

(b) For the 12 month period commencing on the Effective Date, Buyer shall cause, and cause Bank to, maintain the current compensation levels, excluding any stock-based benefits, for the employees of the Company or any Subsidiary of the Company who remain employed by Bank after the Effective Time (collectively, the “‘Company Employees”) at the same levels that are, in the aggregate, comparable to those in effect for the Company Employees on the date hereof. With respect to retirement, health, and welfare benefits, Buyer may cause or may cause the Bank to cause, such Company Employees to be enrolled in plans of Buyer or Buyer Bank during such 12 month period (instead of plans of the Company or any Subsidiary of the Company), provided that during such 12 month period the retirement, health and welfare benefits offered shall be reasonably comparable to those offered to similarly situated employees of Buyer Bank. For purposes of any such plan, Buyer shall cause, and shall cause Buyer Bank or the Surviving Corporation to, treat, and cause the applicable benefit plans to treat, the service of the Company Employees with the Company or any Subsidiary of Company attributable to any period before the Effective Time as service rendered to Buyer or the Surviving Corporation for purposes of eligibility to participate, vesting and for other appropriate benefits including, but not limited to, applicability of minimum waiting periods for participation but excluding benefit accrual under any defined benefit plan of Buyer. For purposes of determining any matching or other employer contribution under the 401(k) plan of Buyer Bank, compensation prior to the Effective Time will not be considered. Without limiting the foregoing, and subject to the consent of Buyer’s or Buyer Bank’s health insurance carriers, Buyer shall cause any pre-existing conditions or limitations, eligibility waiting periods or required physical examinations under any health or similar plan of Buyer to be waived with respect to the Company Employees and their eligible dependents, to the extent the Company Employees had satisfied any similar limitations or requirements under the corresponding plan in which the Company Employees participated immediately prior to the Closing Date, and any deductibles paid by the Company Employees under any of Company’s or its Subsidiaries’ health plans in the plan year in which the Closing Date occurs shall be credited towards deductibles under the health plans of Buyer or any Subsidiary of Buyer. Buyer shall use all commercially reasonable efforts to attempt and cause the Surviving Corporation to attempt, to make appropriate arrangements with its insurance carrier(s) to ensure such result. Except with respect to employees who have entered into employments agreements with the Company or its Subsidiaries, and subject to Section 6.9(j) hereof, the Company Employees who remain employed after the Effective Time shall be considered to be employed by Buyer “‘at will” and nothing shall be construed to limit the ability of Buyer or the Surviving Corporation to terminate the employment of any such Company Employee at any time.

(c) Following the Effective Date, Bank may choose to maintain any, all, or none of the Employee Programs in its sole discretion. However, for any Employer Program terminated for which there is a comparable Buyer Bank benefit plan of general applicability (meaning that the plan is available to all employees satisfying uniformly applied age and service requirements), all Company Employees shall be entitled to participate prospectively after the Effective Date in such Buyer Bank benefit plan (or a comparable plan offered by Bank) to the same extent as similarly-situated employees of Buyer or Buyer Bank (it being understood that inclusion of Company Employees in such benefit plans may occur, if at all, at different times with respect to different plans). Nothing herein shall limit the ability of Buyer, Buyer Bank or Bank to amend or terminate any of the Employee Programs or Buyer Bank benefit plans in accordance with their terms at any time.

(d) With respect to each Employee Program subject to Section 409A of the Code, the Company agrees to amend each such plan or cause each such plan to be amended to the extent, in Buyer’s reasonable judgment, such an amendment is necessary to comply with Section 409A of the Code (or to cause such plan, in whole or in part, to avoid the application of Section 409A of the Code by preserving the terms of such plan, and the law in effect, for benefits earned and vested as of December 31, 2004) prior to the earlier of the Effective Time or the deadline imposed by the IRS for such amendment. Such amendments shall be provided to Buyer and its counsel at least ten (10) days prior to their proposed adoption by the Company or Company Bank and shall be subject to the prior approval of Buyer, which shall not be unreasonably withheld.

(e) During the one-year period commencing as of the date on which the Effective Time occurs, Buyer (or Bank) shall honor, with respect to Company Employees employed as of the Effective Time, the Severance Pay Plan of Company Bank (the “‘Company Bank Severance Pay Plan”) (referenced at page 6.49 of the Employee Handbook provided to Buyer, Buyer Bank and Merger Sub as in effect as of the date of this Agreement) in connection with the involuntary termination of employment, other than for cause, of any Company Employee (excluding any employee who is party to an employment agreement, change-in-control agreement or any other agreement which provides for severance payments or who separates from service in connection with a business transaction between the Buyer or Bank and another entity that offers employment to the employee immediately following the effective date of the transaction), in such amounts, at such times and upon such conditions as set forth in the Company Severance Pay Plan with respect to involuntary employment terminations for reasons other than cause. Neither Buyer nor Bank shall be obligated to pay any amount to any Company Employee who does not execute a general release and waiver of claims, in a form satisfactory to Buyer, of any and all claims, known or unknown, against Buyer, Buyer Bank, the Company, Company Bank, and officers, trustees, directors, employees, attorneys and affiliates of the above.

(f) Buyer shall honor, in accordance with their terms, all compensation, employment, severance, change-of-control, and deferred compensation obligations of the Company and its Subsidiaries as set forth on Schedule 6.9(f) of the Company Disclosure Schedule.

(g) The Company shall use all commercially reasonable efforts to cause its ESOP to be terminated at the Effective Time.

(h) The Company shall not terminate prior to the Effective Time any Employee Program that is an “‘employee pension benefit plan” within the meaning of Section 3(2) of ERISA that is subject to Title IV of ERISA. After the Effective Time, at its sole election, Buyer will determine whether to terminate any such Employee Program, merge it into a defined benefit pension plan of Buyer or Buyer Bank in a transaction meeting all ERISA and Code requirements including, without limitation, Section 414(l) of the Code, to maintain it separately and to freeze or modify further accruals under such plan, or take other action. Upon Buyer’s reasonable request, the Company shall cooperate with Buyer Bank to facilitate such action, on or after the Effective Date, provided that any termination of such Employee Program is effected in a manner that does not adversely affect such Employee Program’s qualification under Sections 401(a) and 501(a) of the Code. Buyer Bank, Bank and the Company shall use reasonable best efforts to effect such a termination and the associated distribution of all assets of each such terminated Employee Program.

(i) Nothing in this Section 6.9, expressed or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Section 6.9. Without limiting the foregoing, no provision of this Section 6.9 will create any third party beneficiary rights in any current or former employee, director or consultant of the Company or its Subsidiaries in respect of continued employment (or resumed employment) or any other matter. Nothing in this Section 6.9 is intended (i) to amend any Employee Program, (ii) interfere with Buyer’s or Bank’s or the Surviving Corporation’s right from and after the Effective Date to amend or terminate any Employee Program or (iii) interfere with Buyer’s or Bank’s or the Surviving Corporation’s right from and after the Effective Time to terminate the employment or provision of services by any director, employee, independent contractor or consultant.

(j) The Company shall use reasonable best efforts to cause the “‘employee welfare benefit plan,” within the meaning of Section 3(1) of ERISA, known as the Company Bank Severance Pay Plan and referenced in Section 6.9(e) to be administered at all times in accordance with the requirements for exemption from Section 409A of the Code available under Treasury Regulation section 1.409A-1(b)(9)(iii).

6.10  Notification of Certain Matters.

(a) Each of Buyer and the Company shall give prompt notice to the other of any fact, event or circumstance known to it that (a) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Buyer Material Adverse Effect or Company Material Adverse Effect, respectively, or (b) notwithstanding the standards set forth in Section 3.1(c) or 4.1(c), as applicable, would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein. No such notice by Buyer or the Company shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to Buyer’s or the Company’s obligations to consummate the transactions contemplated by this Agreement.

(b) Not less than three (3) Business Days prior to the contemplated Closing Date, the Company shall supplement or amend the Company Disclosure Schedules delivered in connection with the execution of this Agreement to reflect any material matter which, if existing, occurring or Known at the date of this Agreement, would have been required to be set forth or described in the Company Disclosure Schedules or that is necessary to correct any information in the Company Disclosure Schedules which has been rendered materially inaccurate thereby; provided, however, that the Company shall not be required to update the Company Disclosure Schedule to the extent such change is as a result of any action taken at the request of Buyer. No supplement or amendment to the Company Disclosure Schedules shall have any effect for the purpose of determining the accuracy of the representations and warranties contained in Article III in order to determine the fulfillment of the conditions set forth in Section 7.2(a), or the compliance by the Company with its covenants and agreements contained herein.

6.11  Confidentiality Agreement.

(a) The Confidentiality Agreement shall remain in full force and effect after the date hereof in accordance with its terms.

(b) With respect to Confidential Buyer Information, the Company shall not (i) use any Confidential Buyer Information or Notes (as defined in the Confidentiality Agreement) except in connection with the transactions contemplated by this Agreement, or (b) disclose any Confidential Buyer Information or Notes other than to those Company Representatives with a need to know the information contained therein; provided, that the Company specifically informs each such Company Representative of the confidential nature of the Confidential Buyer Information and the terms of this Agreement; and provided, further, that the Company shall be responsible for any breach of this Section 6.11(b) by any Company Representative. For purposes of this Agreement, the term “‘Confidential Buyer Information” shall mean confidential and proprietary information of Buyer and its Subsidiaries, whether written or oral, including, without limitation, the trade secrets of Buyer and all information, data, reports, analyses, compilations, studies, interpretations, projections, forecasts, records and other materials (whether prepared by Buyer or otherwise and in whatever form maintained, whether documentary, computerized or otherwise).

6.12  Current Information.  During the period from the date of this Agreement to the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 8.1, the Company will cause one or more of its designated representatives to confer on a regular and frequent basis (not less than weekly during normal business hours) with representatives of Buyer and to report the general status of the ongoing operations of the Company and each of its Subsidiaries. Without limiting the foregoing, the Company agrees to provide Buyer (i) a copy of each report filed by the Company or any of its Subsidiaries with a Governmental Authority within one (1) Business Day following the filing thereof, (ii) a consolidated balance sheet and a consolidated statement of operations, without related notes, within twenty-five (25) days after the end of each month, prepared in accordance with the Company’s current financial reporting practices, and (iii) promptly after the end of each quarter, a schedule comparable to Schedule 3.23 of the Company Disclosure Schedule current as of the end of the most recent quarter or as recent as practical.

6.13  Transition; Informational Systems Conversion.  From and after the Company Shareholder Approval, Buyer and the Company shall use their reasonable best efforts to facilitate the integration of the Company with the business of Buyer following the Effective Time, and shall meet on a regular basis during normal business hours to discuss and plan for the conversion of the data processing and related electronic informational systems of the Company and each of its Subsidiaries (the “‘Informational Systems Conversion”) to those used by Buyer, which planning shall include, but not be limited to, (a) discussion of third-party service provider arrangements of the Company and each of its Subsidiaries; (b) non-renewal, after the Effective Time, of personal property leases and software licenses used by the Company and each of its Subsidiaries in connection with the systems operations; (c) retention of outside consultants and additional employees to assist with the conversion; (d) outsourcing, as appropriate after the Effective Time, of proprietary or self-provided system services; and (e) any other actions necessary and appropriate to facilitate the conversion, as soon as practicable following the Effective Time. Buyer shall indemnify the Company for any reasonable out-of-pocket fees, expenses or charges that the Company may incur as a result of taking, at the request of Buyer, any action to facilitate the Informational Systems Conversion.

6.14  Access to Suppliers.  From and after the Company Shareholder Approval, the Company shall, upon Buyer’s reasonable request, use commercially reasonable efforts to introduce Buyer and its representatives to suppliers of the Company and its Subsidiaries for the purpose of facilitating the integration of the Company and its business into that of Buyer. Any interaction between Buyer and the Company’s suppliers shall be coordinated by the Company. The Company shall have the right to participate in any discussions between Buyer and the Company’s suppliers.

6.15  Environmental Assessments.

(a) The Company shall cooperate with and grant access to an environmental consulting firm selected by Buyer and reasonably acceptable to the Company, during normal business hours (and at such other times as may be agreed), to any Company Property set forth on Schedule 3.21 of the Company Disclosure Schedule, as to which Buyer has elected to perform an environmental assessment, for the purpose of conducting Phase I Environmental Assessments (which also may include an evaluation of asbestos containing materials, lead based paint, lead in drinking water, mold and radon).

(b) Each environmental assessment shall include an estimate by the environmental consulting firm preparing such environmental assessment of the costs to investigate, monitor, clean up, or remediate, as the case may be, the “‘potential environmental condition(s)” or “‘recognized environmental condition(s)” identified in any Phase I Environmental Assessment.

(c) Buyer shall bear and pay the environmental consulting firm’s fees and expenses. With respect to any Company Property as to which Buyer has elected to perform an environmental assessment, within twenty (20) days after the date hereof, Buyer shall engage an environmental consulting firm reasonably acceptable to the Company to perform the Phase I Environmental Assessments. Buyer shall use its reasonable best efforts to cause its environmental consulting firm to complete and provide Buyer with its written Phase I Environmental Assessment(s) within forty-five (45) days after such consultant is retained.

6.16  Stock Exchange De-listing.  Prior to the Closing Date, the Company shall cooperate with Buyer and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable laws and rules and policies of Nasdaq and the other exchanges on which the common stock of the Company is listed to enable the de-listing by the Surviving Corporation of the Company Common Stock from Nasdaq and the other exchanges on which the Company Common Stock is listed and the deregistration of the Company Common Stock under the Exchange Act as promptly as practicable after the Effective Time, and in any event no more than ten (10) days after the Closing Date.

6.17  Director Resignations.  The Company shall use its reasonable best efforts to cause to be delivered to Buyer resignations of all the directors of the Company and its Subsidiaries to be effective as of the Effective Time.

6.18  Coordination.

(a) The Company shall take any action Buyer may reasonably request prior to the Effective Time to facilitate the consolidation of the operations of Company Bank with Buyer Bank. Without limiting the foregoing, senior officers of the Company and Buyer shall meet from time to time as the Company may reasonably request, and in any event not less frequently than monthly, to review the financial and operational affairs of the Company and Company Bank, and the Company shall give due consideration to Buyer’s input on such matters, with the understanding that, notwithstanding any other provision contained in this Agreement, (i) neither Buyer nor Buyer Bank shall under any circumstance be permitted to exercise control of the Company, Company Bank or any of its Subsidiaries prior to the Effective Time, and (ii) the Company shall not be under any obligation to act in a manner that could reasonably be deemed to constitute anti-competitive behavior under federal or state antitrust laws.

(b) Upon Buyer’s reasonable request, prior to the Effective Time and consistent with GAAP, the rules and regulations of the SEC and applicable banking laws and regulations, the Company shall give due consideration to Buyer’s request that the Company Bank divest itself of such investment securities and loans as are identified by Buyer in writing from time to time prior to the Closing Date, provided, however, that no such divestitures need be made prior to the Effective Time.

(c) No accrual or reserve or change in policy or procedure, or any divestiture of investment securities or loans, made by the Company or any of its Subsidiaries at the request of Buyer pursuant to this Section 6.18 shall constitute or be deemed to be a breach, violation of or failure to satisfy any representation, warranty, covenant, agreement, condition or other provision of this Agreement or otherwise be considered in determining whether any such breach, violation or failure to satisfy shall have occurred. The recording of any such adjustment shall not be deemed to imply any misstatement of previously furnished financial statements or information and shall not be construed as concurrence of the Company or its management with any such adjustments.

6.19  Transactional Expenses.  The Company has provided on Schedule 6.19 of the Company Disclosure Schedule a reasonable good faith estimate of costs and fees that the Company and its Subsidiaries expect to pay to retained representatives in connection with the transactions contemplated by this Agreement excluding for this purpose any litigation-related fees or expenses (collectively, “‘Company Expenses”). Upon the reasonable request of Buyer, not more frequently than quarterly, the Company shall promptly provide an updated budget of the Company Expenses to Buyer. The Company shall not incur investment banking fees in connection with the Merger other than those expressly provided for in the Engagement Letter.

ARTICLE VII

CONDITIONS TO CONSUMMATION OF THE MERGER

7.1  Conditions to Each Party’s Obligations to Effect the Merger.  The obligations of each of the parties to consummate the Merger is conditioned upon the satisfaction (or waiver if permissible under applicable law) at or prior to the Effective Time of each of the following conditions:

(a) Shareholder Vote. This Agreement shall have been approved by the requisite affirmative vote of the Company Shareholders present and voting at the Company Meeting in accordance with DGCL Section 251(c) and the Company’s Restated Certificate of Incorporation and Bylaws.

(b) Regulatory Approvals; No Burdensome Condition. All Regulatory Approvals required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired. None of such Regulatory Approvals shall impose any term, condition or restriction upon Buyer or any of its Subsidiaries that Buyer reasonably determines is a Burdensome Condition; provided, however, that no divestiture requirement or other term, condition, or restriction shall be deemed to be materially burdensome if such divestiture, term, condition, or restriction is consistent with Department of Justice or FDIC guidelines, policies and practices as applied in recent bank merger transactions.

(c) No Injunction, Etc. No order, decree or injunction of any court or agency of competent jurisdiction shall be in effect, and no law, statute or regulation shall have been enacted or adopted, that enjoins, prohibits, materially restricts or makes illegal consummation of any of the transactions contemplated hereby.

7.2  Conditions to the Obligations of Buyer.  The obligation of Buyer to consummate the Merger is also conditioned upon the satisfaction or waiver (in writing if permissible under applicable law) by Buyer, at or prior to the Effective Time, of each of the following conditions:

(a) Company Capital Stock and Common Stock Equivalents. Notwithstanding the standard set forth in Section 3.1, (i) the Company shall not have any outstanding shares of capital stock or common stock equivalents outstanding at immediately prior to the Effective Time, other than outstanding shares of Company Common Stock and Options, and (ii) the number of shares of Company Common Stock outstanding immediately prior to the Effective Time shall not exceed 4,233,079, except to the extent increased as a result of the exercise, after the date of this Agreement, of one or more Options listed on the Company Disclosure Schedule, provided such exercise is in accordance with the terms existing as of the date of this Agreement and such Option is disclosed on the Company Disclosure Schedule; provided, however, that this condition shall be deemed to be satisfied unless the consequence of its failure to be true would reasonably be expected to increase the aggregate Merger Consideration and Option Consideration, taken as a whole, by more than a de minimis amount.

(b) Representations, Warranties and Covenants of the Company. (i) Each of the representations and warranties of the Company contained herein shall be true and correct as of the date hereof and as of the Closing Date with the same effect as though all such representations and warranties had been made on the Closing Date, except for any such representations and warranties made as of a specified date, which shall be true and correct as of such date, in any case subject to the standard set forth in Section 3.1(c), and (ii) each and all of the agreements and covenants of the Company to be performed and complied with pursuant to this Agreement on or prior to the Closing Date shall have been duly performed and complied with in all material respects.

(c) Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Company Material Adverse Effect.

(d) Officer’s Certificate. Buyer shall have received a certificate, dated the Closing Date, signed by the Chief Executive Officer or Chief Financial Officer of the Company, to the effect that the conditions set forth in Sections 7.2(b) and (c) have been satisfied.

(e) Third Party Consents. All consents or approvals of all Persons (other than Governmental Authorities) required for the consummation of the Merger shall have been obtained and shall be in full force and effect, unless the failure to obtain any such consent or approval would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(f) Appraisal Rights. The aggregate number of shares of Company Common Stock at the Effective Time, the holders of which have demanded purchase of their shares of Company Common Stock in accordance with the provisions of Section 262 of the DGCL, shall not exceed fifteen percent (15%) of the shares of Company Common Stock outstanding as of the record date for the Company Meeting.

(g) Other Actions. The Company shall have furnished Buyer with such customary certificates of its officers to evidence fulfillment of the conditions set forth in Sections 7.1 and 7.2 as Buyer may reasonably request.

7.3  Conditions to the Obligations of the Company.  The obligation of the Company to consummate the Merger is also conditioned upon the satisfaction or waiver (in writing if permissible under applicable law) by the Company, at or prior to the Effective Time, of each of the following conditions:

(a) Representations, Warranties and Covenants of Buyer. (i) Each of the representations and warranties of Buyer contained herein shall be true and correct as of the date hereof and as of the Closing Date with the same effect as though all such representations and warranties had been made on the Closing Date, except for any such representations and warranties made as of a specified date, which shall be true and correct as of such date, in any case subject to the standard set forth in Section 4.1(c), and (ii) each and all of the agreements and covenants of Buyer to be performed and complied with pursuant to this Agreement on or prior to the Closing Date shall have been duly performed and complied with in all material respects.

(b) Officer’s Certificate. The Company shall have received a certificate, dated the Closing Date, signed by the Chief Executive Officer or Chief Financial Officer of Buyer, to the effect that the conditions set forth in Sections 7.3(a) have been satisfied.

7.4  Frustration of Closing Conditions.  Neither Buyer nor the Company may rely on the failure of any condition set forth in Section 7.1, 7.2 or 7.3, as the case may be, to be satisfied if such failure was caused by such party’s failure to use reasonable best efforts to consummate any of the transactions contemplated hereby, as required by and subject to Section 6.1.

ARTICLE VIII

TERMINATION

8.1  Termination.  This Agreement may be terminated, and the Merger and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time, whether before or after the Company Shareholder Approval:

(a) by the mutual consent of Buyer and the Company in a written instrument;

(b) by Buyer or the Company (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein), in the event of either: (i) a breach by the other party of any representation or warranty contained herein (subject to the standards set forth in Section 3.1(c) or 4.1(c), as applicable), and such breach shall be incapable of being cured or, if capable of being cured, shall not have been cured within thirty (30) days after the giving of written notice to the breaching party of such breach; or (ii) a material breach by the other party of any of the covenants or agreements contained herein, and such breach shall be incapable of being cured or, if capable of being cured, shall not have been cured within thirty (30) days after the giving of written notice to the breaching party of such breach;

(c) by Buyer or the Company, in the event that the Merger is not consummated by November 1, 2008, except to the extent that the failure of the Merger to be consummated shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

(d) by Buyer or the Company, in the event the approval of any Governmental Authority required for consummation of the Merger and the other transactions contemplated by this Agreement shall have been denied by final nonappealable action of such Governmental Authority, or any governmental entity of competent jurisdiction shall have issued a final nonappealable order, injunction or decree enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement; provided that the party seeking to terminate this Agreement shall have used its reasonable best efforts to have such order, injunction or decree lifted;

(e) by Buyer or the Company, if either (x) the Company Meeting shall have been duly held and the votes cast at the Company Meeting (including any adjournment thereof) shall be insufficient to constitute the Company Shareholder Approval or (y) a vote on the approval of this Agreement shall not have been duly taken at the Company Meeting (including by reason of the absence of a quorum) by the Termination Date.

(f) by Buyer, if (i) the Company Board (A) modifies, qualifies, withholds or withdraws the Company Recommendation (it being understood that taking a neutral position or no position with respect to an Acquisition Proposal shall be considered an adverse modification of the Company Recommendation), or makes any statement, filing or release, in connection with the Company Meeting or otherwise, inconsistent with the Company Recommendation, (B) breaches its obligations to call, give notice of and commence the Company Meeting under Section 6.2, (C) approves or recommends an Acquisition Proposal, (D) fails to publicly recommend against a publicly announced Acquisition Proposal within five (5) Business Days of being requested to do so by Buyer, or (E) resolves or otherwise determines to take, or announces an intention to take, any of the foregoing actions or (ii) there shall have been a material breach by the Company of Section 6.5; or

(g) by the Company, if, at any time after the date of this Agreement and prior to obtaining the Company Shareholder Approval, the Company receives a Superior Proposal; provided, however, that the Company shall not terminate this Agreement pursuant to the foregoing clause unless:

(i) the Company shall have made a Company Subsequent Determination in accordance with Section 6.5(e) and shall otherwise have complied in all material respects with Section 6.5 of this Agreement;

(ii) the Company concurrently pays the Termination Fee payable pursuant to Section 8.2(b); and

(iii) the Company Board concurrently approves, and the Company concurrently enters into, a definitive agreement with respect to such Superior Proposal.

8.2  Effect of Termination and Abandonment.

(a) In the event of termination of this Agreement by either Buyer or the Company as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, and none of Buyer, the Company, any of their respective Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that Sections 6.4, 6.11 and 9.4 and this Section 8.2 and all other obligations of the parties specifically intended to be performed after the termination of this Agreement shall survive any termination of this Agreement; provided, however, that, notwithstanding anything to the contrary herein (including Section 8.2(f)), neither Buyer nor the Company shall be relieved or released from any liabilities or damages arising out of knowing, intentional misrepresentation or fraud.

(b) In the event this Agreement is terminated by Buyer pursuant to Section 8.1(f) or by the Company pursuant to Section 8.1(g), the Company shall pay to Buyer an amount equal to $5,000,000 (the “‘Termination Fee”).

(c) In the event (i) this Agreement is terminated by the Company or Buyer pursuant to Section 8.1(e) or Buyer pursuant to Section 8.1(b) or 8.1(c), and (ii) on or before the date of any such termination, (x) an Acquisition Proposal with respect to the Company shall have been publicly disclosed or announced and not withdrawn (x) in the case of a termination pursuant to clause (x) of Section 8.1(e), at least 10 days before the Company Meeting, (y) in the case of a termination pursuant to Section 8.1(b), before the applicable breach by the Company, or (z) in the case of a termination pursuant to Section 8.1(c) or clause (y) of Section 8.1(e), before the date specified therein, and (iii) within one (1) year of such termination, the Company shall consummate a transaction or have entered into a definitive agreement for a transaction with any third party that involves the consummation of a transaction described in the definition of Acquisition Transaction (but replacing references to “‘15% or more” with “‘50% or more”), then the Company shall pay to Buyer, upon consummation of such transaction, the Termination Fee less the Expense Amount if previously paid.

(d) If this Agreement is terminated pursuant to Section 8.1(e) or by Buyer pursuant to Section 8.1(b), but the Termination Fee (or any portion thereof) has not been paid and is not then payable, the Company shall pay at the direction of Buyer as promptly as practicable (but in any event within two (2) Business Days after receipt of Buyer’s request therefor), $1,000,000 (the “‘Expense Amount”) on account of the expenses and opportunity costs incurred by Buyer and its Subsidiaries in connection with this Agreement and the transactions contemplated by this Agreement.

(e) If this Agreement is terminated by the Company pursuant to Section 8.1(b), then Buyer shall pay at the direction of the Company as promptly as practicable (but in any event within two (2) Business Days after receipt of the Company’s request therefor) the Termination Fee.

(f) Any payment of the Termination Fee required to be made pursuant to this Section 8.2 shall be made not more than two (2) Business Days after the date of the event giving rise to the obligation to make such payment, unless the Termination Fee is payable as a result of the termination of this Agreement by the Company pursuant to Section 8.1(g), in which case, the Termination Fee shall be payable concurrently with such termination. All payments under this Section 8.2 shall be made by wire transfer of immediately available funds to an account designated by Buyer or the Company, as the case may be. The payment of the Termination Fee and/or Expense Amount by the Company pursuant to Section 8.2(b), 8.2(c) or 8.2(d) shall be the sole and exclusive remedy of Buyer, Buyer Bank and Merger Sub in connection with the termination of this Agreement under the circumstances described thereunder. The payment of the Termination Fee by Buyer pursuant to Section 8.2(e) shall be the sole and exclusive remedy of the Company and Company Bank in connection with the termination of this Agreement under the circumstances described thereunder.

(g) Buyer, Buyer Bank, Merger Sub, the Company and Company Bank acknowledge that the agreements contained in this Section 8.2 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the parties would not enter into this Agreement. Accordingly, if the Company or Buyer, as the case may be, fails promptly to pay any amount due pursuant to this Section 8.2 and, in order to obtain such payment, Buyer or the Company, as the case may be, commences a suit which results in a judgment against the Company or Buyer for the amount set forth in this Section 8.2, the Company or Buyer, as the case may be, shall pay to the other party its costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such suit, together with interest on all amounts due pursuant to this Section 8.2 at an interest rate equal to the prime rate of Citibank N.A. in effect on the date such payment was required to be made plus 300 basis points.

ARTICLE IX

MISCELLANEOUS

9.1  Survival.  No representations, warranties, agreements and covenants contained in this Agreement shall survive the Effective Time. This Section 9.1 shall not limit any covenant or agreement of the parties that, by its terms, contemplates performance after the Effective Time or relates to the delivery of the Exchange Fund.

9.2  Certain Definitions.

(a) As used in this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” shall mean, with respect to any Person, any other Person controlling, controlled by or under common control with such Person. As used in this definition, “‘control” (including, with its correlative meanings, “controlled by” and “‘under common control with”) means the possession, directly or indirectly, of power to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise.

“Business Day” means Monday through Friday of each week, except any legal holiday recognized as such by the U.S. Government or any day on which banking institutions in the Commonwealth of Massachusetts are authorized or obligated to close.

“Buyer Material Adverse Effect” shall mean any fact, change, event, development, effect or circumstance that (a) individually or in the aggregate, would reasonably be expected to materially delay or materially impair the ability of Buyer, Buyer Bank or Merger Sub to perform its respective obligations under this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement or (b) has a material adverse effect on the ability of Buyer to obtain in a timely manner all Regulatory Approvals.

“Company Material Adverse Effect” shall mean any fact, change, event, development, effect or circumstance that, individually or in the aggregate, (a) are, or would reasonably be expected to be, materially adverse to the business, operations, assets, liabilities, condition (financial or otherwise), results of operations, cash flows or properties of the Company and its Subsidiaries, taken as a whole, or (b) would reasonably be expected to prevent the Company from performing its obligations under this Agreement or consummating the transactions contemplated by this Agreement; provided, however, that notwithstanding the foregoing, the term “‘Company Material Adverse Effect” shall not include (i) any fact, change, event, development, effect or circumstance generally affecting comparable banks or their holding companies or arising from changes in general business or economic conditions (and not specifically relating to or having the effect of specifically relating to or having a materially disproportionate effect (relative to most other comparable banks or their holding companies) on the Company and its Subsidiaries, taken as a whole); (ii) any fact, change, event, development, effect or circumstance resulting from any change in law, GAAP or regulatory accounting, which affects generally entities such as the Company and its Subsidiaries, taken as a whole (and not specifically relating to or having the effect of specifically relating to or having a materially disproportionate effect (relative to most other comparable banks or their holding companies) on the Company and its Subsidiaries taken as a whole); (iii) actions and omissions of the Company and its Subsidiaries taken with the prior written consent of Buyer in furtherance of the transactions contemplated hereby or otherwise permitted to be taken by the Company under this Agreement; (iv) any fact, change, event, development, effect or circumstance resulting from the announcement or pendency of the transactions contemplated by this Agreement; and (v) any failure by the Company to meet any estimates of revenues or earnings for any period ending on or after the date of this Agreement and prior to the Closing; provided, however, that the exception in this clause (v) shall not prevent or otherwise affect a determination that any change, effect, circumstance or development underlying such failure has resulted in, or contributed to, a Company Material Adverse Effect.

“Company Shareholders” shall mean the holders of Company Common Stock.

“Confidentiality Agreement” shall mean the letter dated February 6, 2008 from the Financial Advisor, as the Company’s agent, and accepted by Buyer with respect to, among other things, the parties’ obligations with respect to Evaluation Material (as defined therein).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“FDIC” shall mean the Federal Deposit Insurance Corporation.

“GAAP” shall mean generally accepted accounting principles in the United States.

“Governmental Authority” shall mean any department, agency, or other body or division of any federal, state, regional or local government, commission, board, body, bureau or other regulatory authority or agency, that exercises any form of jurisdiction or authority under federal, state, regional, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees, including without limitation Environmental Laws, or any quasi-governmental or private body exercising any regulatory, taxing or other governmental or quasi-governmental authority.

“Knowledge” or “‘Known” as used with respect to the Company and Company Bank means the actual knowledge of any of the persons named in Schedule 9.2(a) of the Company Disclosure Schedule, and with respect to Buyer, Buyer Bank and Merger Sub, means the actual knowledge of the persons named in Schedule 9.2(a) of the Buyer Disclosure Schedule.

“Person” or “‘person” shall mean any individual, bank, corporation, partnership, limited liability company, association, joint-stock company, business trust or unincorporated organization.

“Regulatory Approvals” shall mean (a) the approval (or waiver) of the FRB, (b) the approval of the Office of the Massachusetts Commissioner of Banks, (c) notification to the Massachusetts Department of Banking, Insurance, Securities and Healthcare Administration, and (d) the approval of the Massachusetts Board of Bank Incorporation (including by the Massachusetts Housing Partnership Fund with respect to an application for credit for affordable housing lending).

“Rights Agreement” shall mean the Shareholder Rights Agreement dated as of January 18, 2000, between the Company and The First National Bank of Boston, as Rights Agent.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Subsidiary” shall mean, when used with reference to a party, any corporation, partnership, limited liability company, association, joint-stock company, business trust or other entity, whether incorporated or unincorporated, of which such party or any other Subsidiary of such party is a general partner or serves in a similar capacity, or with respect to such corporation or other entity, at least twenty percent (20%) of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions is directly or indirectly owned or controlled by such party or by any one of more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

“Tax Returns” shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Taxes” shall mean (i) all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, goods and services, capital, transfer, franchise, profits, license, withholding, payroll, employment, employer health, excise, estimated, severance, stamp, occupation, property or other taxes, custom duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority; and (ii) any liability for the payment of amounts with respect to payments of a type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group, or as a result of any obligation under any tax sharing arrangement or tax indemnity agreement.

“Treasury Stock” shall mean shares of Company Common Stock held (i) in the Company’s treasury or (ii) by the Company or any of its Subsidiaries or by Buyer or any of its Subsidiaries, in each case other than in a fiduciary capacity (including custodial or agency).

(b) The following terms are defined elsewhere in this Agreement, as indicated below:

“2007 Company Financial Statements” shall have the meaning set forth in Section 3.12(b).

“409A Plan” shall have the meaning set forth in Section 3.15(j).

“Acquisition Proposal” shall have the meaning set forth in Section 6.5(a).

“Acquisition Transaction” shall have the meaning set forth in Section 6.5(a).

“Agreement” shall have the meaning set forth in the preamble to this Agreement.

“Appraisal Rights Provision” shall have the meaning set forth in Section 2.6(a).

“Articles of Merger” shall have the meaning set forth in Section 1.2.

“Bank” shall have the meaning set forth in Section 6.9(a).

“Bank Merger” shall have the meaning set forth in the recitals to this Agreement.

“Bankruptcy and Equity Exception” shall have the meaning set forth in Section 3.6.

“BHCA” shall have the meaning set forth in Section 3.2.

“Burdensome Conditions” shall have the meaning set forth in Section 6.7(a).

“Buyer” shall have the meaning set forth in the preamble to this Agreement.

“Buyer Bank” shall have the meaning set forth in the preamble to this Agreement.

“Buyer Board” shall have the meaning set forth in Section 4.4.

“Buyer Disclosure Schedule” shall have the meaning set forth in Section 4.1(b).

“Buyer Representatives” shall have the meaning set forth in Section 6.4.

“Certificate” shall have the meaning set forth in Section 2.2(a).

“Certificate of Merger” shall have the meaning set forth in Section 1.3(a).

“Classified Loans” shall have the meaning set forth in Section 3.23(b).

“Closing” shall have the meaning set forth in Section 1.3(b).

“Closing Date” shall have the meaning set forth in Section 1.3(b).

“Code” shall have the meaning set forth in Section 2.5.

“Company” shall have the meaning set forth in the preamble to this Agreement.

“Company 2006 Form 10-K” shall have the meaning set forth in Section 3.12(a).

“Company Balance Sheet” shall have the meaning set forth in Section 3.12(b)

“Company Balance Sheet Date” shall have the meaning set forth in Section 3.12(b)

“Company Bank” shall have the meaning set forth in the preamble to this agreement.

“Company Bank Board” shall have the meaning set forth in Section 3.6.

“Company Bank Severance Pay Plan” shall have the meaning set forth in Section 6.9(e).

“Company Board” shall have the meaning set forth in Section 3.6.

“Company Common Stock” shall have the meaning set forth in the recitals to this Agreement.

“Company Disclosure Schedule” shall have the meaning set forth in Section 3.1(b).

“Company Employees” shall have the meaning set forth in Section 6.9(a).

“Company Expenses” shall have the meaning set forth in Section 6.19.

“Company Intellectual Property” shall have the meaning set forth in Section 3.19(b)(i).

“Company Material Contract” shall have the meaning set forth in Section 3.20(a).

“Company Meeting” shall have the meaning set forth in Section 6.2(c).

“Company Property” shall have the meaning set forth in Section 3.18(a).

“Company Recommendation” shall have the meaning set forth in Section 6.2(e).

“Company Representatives” shall have the meaning set forth in Section 6.5(a).

“Company SEC Documents” shall have the meaning set forth in Section 3.12(a).

“Company Shareholder Approval” shall have the meaning set forth in Section 3.9(a).

“Company Subsequent Determination” shall have the meaning set forth in Section 6.5(e).

“Confidential Buyer Information” shall have the meaning set forth in Section 6.11(b).

“Derivative Contracts” shall have the meaning set forth in Section 3.26(a).

“DIF” shall have the meaning set forth in Section 3.9(a).

“Dissenting Shareholders” shall have the meaning set forth in Section 2.6(a).

“Dissenting Shares” shall have the meaning set forth in Section 2.6(a).

“DGCL” shall have the meaning set forth in Section 1.1.

“Effective Date” shall have the meaning set forth in Section 1.3(a).

“Effective Date Holder” shall have the meaning set forth in Section 2.3(b).

“Effective Time” shall have the meaning set forth in Section 1.3(a).

“Employee Program” shall have the meaning set forth in Section 3.15(p)(i).

“Engagement Letter” shall have the meaning set forth in Section 3.33.

“Environment” shall have the meaning set forth in Section 3.18(l)(v).

“Environmental Law” shall have the meaning set forth in Section 3.18(l)(vi).

“ERISA” shall have the meaning set forth in Section 3.15(c).

“ERISA Affiliate” shall have the meaning set forth in Section 3.15(p)(iii).

“ESOP” shall have the meaning set forth in Section 3.15(c).

“Exchange Fund” shall have the meaning set forth in Section 2.3(a).

“Expense Amount” shall have the meaning set forth in Section 8.2(d).

“FDIA” shall have the meaning set forth in Section 3.29(a).

“Financial Advisor” shall have the meaning set forth in Section 3.33.

“FRB” shall have the meaning set forth in Section 3.2.

“Hazardous Material” shall have the meaning set forth in Section 3.18(l)(iii).

“Indemnified Party” and “‘Indemnified Parties” shall each have the meaning set forth in Section 6.8(a).

“Intellectual Property” shall have the meaning set forth in Section 3.19(b)(ii).

“IRS” shall have the meaning set forth in Section 3.14(b).

“Liens” shall have the meaning set forth in Section 3.4(a).

“Loans” shall have the meaning set forth in Section 3.23(a).

“maintains” shall have the meaning set forth in Section 3.15(p)(ii).

“Massachusetts Courts” shall have the meaning set forth in Section 9.11.

“Maximum D&O Tail Premium” shall have the meaning set forth in Section 6.8(b).

“Merger” shall have the meaning set forth in the recitals to this Agreement.

“Merger Consideration” shall have the meaning set forth in Section 2.1(c).

“Merger Sub” shall have the meaning set forth in the preamble of this Agreement.

“MHPF” shall have the meaning set forth in Section 3.9(a).

“Multiemployer Plan” shall have the meaning set forth in Section 3.15(p)(iv).

“Notice of Superior Proposal” shall have the meaning set forth in Section 6.5(e).

“Oil” shall have the meaning set forth in Section 3.18(l)(iv).

“Option” shall have the meaning set forth in Section 2.4(a).

“Option Consideration” shall have the meaning set forth in Section 2.4(a).

“Paying Agent” shall have the meaning set forth in Section 2.3(a).

“Policies, Practices and Procedures” shall have the meaning set forth in Section 3.27(b).

“Proxy Materials” shall have the meaning set forth in Section 6.2(a).

“Proxy Statement” shall have the meaning set forth in Section 3.9(a).

“Sarbanes-Oxley” shall have the meaning set forth in Section 3.12(d).

“SEC” shall have the meaning set forth in Section 3.12(a).

“Superior Proposal” shall have the meaning set forth in Section 6.5(b).

“Surviving Corporation” shall have the meaning set forth in Section 1.1.

“Takeover Laws” shall have the meaning set forth in Section 3.32(a).

“Termination Fee” shall have the meaning set forth in Section 8.2(b).

“Trust Business” shall have the meaning set forth in Section 3.24.

“USA Patriot Act” shall have the meaning set forth in Section 3.30.

“Voting Agreement” and “‘Voting Agreements” shall each have the meaning set forth in the recitals to this Agreement.

“Voting Agreement Shareholder” and “‘Voting Agreement Shareholders” shall each have the meaning set forth in the recitals to this Agreement.

9.3  Waiver; Amendment.  Subject to compliance with applicable law, prior to the Effective Time, any provision of this Agreement may be (a) waived by the party intended to benefit by the provision, or (b) amended or modified at any time, by an agreement in writing between the parties hereto approved by their respective Boards of Directors and executed in the same manner as this Agreement; provided, however, that after the approval of this Agreement by the Company Shareholders, no amendment of this Agreement shall be made which by law requires further approval of the Company Shareholders without obtaining such approval.

9.4  Expenses.  Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby.

9.5  Notices.  All notices and other communications hereunder shall be in writing and may be given by any of the following methods: (a) personal delivery; (b) facsimile transmission; (c) registered or certified mail, postage prepaid return receipt requested; or (d) overnight delivery service. Notices shall be sent to the appropriate party at its address or facsimile number (or such other address or facsimile number for such party as shall be specified by such party by notice given hereunder):

If to Buyer:

Eastern Bank
265 Franklin Street
Boston, MA 02110-3120
Attention: Richard Holbrook, Chief Executive Officer
Facsimile: 617-897-1005

with copies (which shall not constitute notice) to:

Eastern Bank
One Eastern Place, EP5-10
Lynn, MA 01901-1508
Attention: Terence McGinnis, General Counsel
Facsimile: 781-596-4540

and

Nutter, McClennen & Fish, LLP
World Trade Center West
155 Seaport Blvd
Boston, MA 02210
Attention: Michael E. Mooney, Esq.
Michael K. Krebs, Esq.

If to the Company, to:

MASSBANK Corp.
123 Haven Street
Reading, Massachusetts 01867
Attn: Gerard H. Brandi, Chief Executive Officer and President
Facsimile: (781) 942-8138

with a copy (which shall not constitute notice) to:

Goodwin Procter llp
Exchange Place
Boston, Massachusetts 02109
Attention: Raymond C. Zemlin
Facsimile: (617) 523-1231

All such notices and other communications shall be deemed received (i) in the case of personal delivery, upon actual receipt by the addressee, (ii) in the case of overnight delivery, on the first business day following delivery to the overnight delivery service, (iii) in the case of mail, on the date of delivery indicated on the return receipt, and (iv) in the case of a facsimile transmission, upon transmission by the sender and issuance by the transmitting machine of a confirmation slip that the number of pages constituting the notice has been transmitted without error. In the case of notices sent by facsimile transmission, the sender shall contemporaneously mail by overnight delivery service a copy of the notice to the addressee at the address provided for above; however, such mailing shall in no way alter the time at which the facsimile notice is deemed received.

9.6  Understanding;  No Third Party Beneficiaries.  Except for the Confidentiality Agreement, which shall remain in effect, this Agreement represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and thereby and supersedes any and all other oral or written agreements heretofore made. Except for Section 6.8 and the provisions of Article II concerning payment of the Merger Consideration, which shall inure to the Company Shareholders but, prior to the Effective Time, may only be enforced by the Company acting on their behalf, nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

9.7  Assignability; Binding Effect.  Prior to the Closing, this Agreement may not be assigned by Buyer without the written consent of the Company and no such assignment shall release Buyer of its obligations hereunder. After the Closing, Buyer’s rights and obligations hereunder shall be freely assignable. This Agreement may not be assigned by the Company without the prior written consent of Buyer. This Agreement shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

9.8  Headings; Interpretation.  The headings contained in this Agreement are for reference purposes only and are not part of this Agreement. The word “‘including” and words of similar import when used in this Agreement shall mean “‘including, without limitation,” unless the context otherwise requires or unless otherwise specified. Words of number may be read as singular or plural, as required by context.

9.9  Counterparts; Delivery.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. Signatures delivered by facsimile or by electronic data file shall have the same effect as originals.

9.10  Governing Law.  This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, without regard to the conflict of law principles thereof.

9.11  Jurisdiction.  Each of Buyer, Buyer Bank, the Company, Company Bank and Merger Sub hereby irrevocably and unconditionally consents and agrees to submit to the exclusive jurisdiction of the courts of the Commonwealth of Massachusetts and of the United States of America located in the Commonwealth of Massachusetts (the “‘Massachusetts Courts”) for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Massachusetts Courts and agrees not to plead or claim in any Massachusetts Court that such litigation brought therein has been brought in an inconvenient forum; provided, however, that nothing in this Section 9.11 is intended to waive the right of any party to remove any such action or proceeding commenced in any such state court to an appropriate federal court that is a Massachusetts Court to the extent the basis for such removal exists under applicable law.

9.12  Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by reason of any law or public policy, all other terms and provisions of this Agreement nevertheless shall remain in full force and effect and the parties shall use their reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.

9.13  Enforcement.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

BUYER	EASTERN BANK CORPORATION By: /s/ Richard E. Holbrook Name: Richard E. Holbrook Title: Chairman, President, CEO

MERGER SUB	MINUTEMAN ACQUISITION CORP. By: /s/ Richard E. Holbrook Name: Richard E. Holbrook Title: Chairman

BUYER BANK	EASTERN BANK By: /s/ Richard E. Holbrook Name: Richard E. Holbrook Title: Chairman and CEO

COMPANY	MASSBANK CORP. By: /s/ Gerard H. Brandi Name: Gerard H. Brandi Title: Chief Executive Officer and President

COMPANY BANK	MASSBANK CORP. By: /s/ Gerard H. Brandi Name: Gerard H. Brandi Title: President

ANNEX B

Board of Directors
MASSBANK Corp.
123 Haven Street
Reading, MA 01867

March 10, 2008

Ladies and Gentlemen:

We understand that MASSBANK Corp. (“MASB”) intends to enter into an agreement with Eastern Bank Corporation (“Eastern”) pursuant to which (i) Merger Sub, a wholly owned subsidiary of Eastern (“Merger Sub”), will merge with and into MASB (the “Merger”), whereupon MASB will continue as the surviving entity and (ii) at Eastern’s election after the Merger, a wholly owned subsidiary of MASB (“Company Bank”), will merge with and into a wholly owned subsidiary of Eastern (“Buyer Bank”) with Buyer Bank as the surviving entity. The terms and conditions of the merger and related transactions are set forth in the Agreement and Plan of Merger (the “Merger Agreement”) to be dated as of March 10, 2008 by and among Eastern, Buyer Bank, Merger Sub, MASB and Company Bank. Upon the effectiveness of the Merger, each share of MASB common stock (“Company Common Stock”) issued and outstanding immediately prior to the effective time of the Merger will be converted into the right to receive $40.00 in cash (the “Consideration”).

We have been requested by the Board of Directors of MASB to render our opinion with respect to the fairness, from a financial point of view, to the holders of Company Common Stock of the Consideration to be received by such holders pursuant to the Merger Agreement. We have not been requested to opine as to, and our opinion does not in any manner address, MASB’s underlying business decision to proceed with or effect the Merger.

In connection with our review of the Merger and in arriving at our opinion, we have among other things:

•	Reviewed the Merger Agreement (draft as of March 10, 2008) and the financial terms and conditions set forth therein, as well as the schedules and exhibits thereto and certain related documents;

•	Reviewed MASB’s Annual Report to Shareholders and Annual Report on Form 10-K for each of the fiscal years ended December 31, 2004, December 31, 2005 and December 31, 2006, including the audited financial statements contained therein and MASB’s Quarterly Report on Form 10-Q for each of the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007;

•	Reviewed regulatory financial data concerning MASB, available through SNL Financial LC, for the fiscal years ended December 31, 2005, December 31, 2006 and December 31, 2007;

•	Reviewed certain other public and non-public information, primarily financial in nature, relating to the business, earnings, assets and prospects of MASB and Eastern provided to us or publicly available;

•	Participated in meetings and telephone conferences with members of senior management of MASB concerning the financial condition, business, assets, financial forecasts and prospects of MASB and Eastern, as well as such other matters as we deemed relevant to our inquiry;

•	Reviewed certain stock market information for MASB’s common stock and compared it with similar information for certain companies that we deemed to be relevant for purposes of arriving at our opinion;

•	Compared the results of operations and financial condition of MASB with that of certain thrift institutions companies that we deemed to be relevant for purposes of arriving at our opinion;

•	Compared the financial terms of the Merger with the financial terms, to the extent publicly available, of other transactions that we deemed relevant and comparable to the Merger; and

•	Performed such other reviews and analyses and considered such other information as we deemed appropriate.

In rendering this opinion, we did not assume responsibility for independently verifying, and did not independently verify, any financial or other information concerning MASB or Eastern furnished to us by MASB or Eastern, respectively, or the publicly-available financial and other information regarding MASB, Eastern and other financial institutions and we have assumed, for purposes of this opinion, that all such information is accurate and complete. We have further relied on the assurances of the management of MASB that they are not aware of any facts that would make such financial or other information relating to MASB or Eastern, inaccurate or misleading. With respect to the financial forecasts for MASB provided to us by the management of MASB, we have assumed, for purposes of this opinion, that the respective forecasts and estimates have been reasonably prepared on bases reflecting the best available estimates and judgment of management as to the future financial performance of MASB.. We also have assumed that Eastern has or will obtain all financing required to enable it to consummate the Merger and that the Merger will be consummated in accordance with the terms of the Merger Agreement, without waiver, modification or amendment of any material term, condition or agreement therein. In addition, we have assumed that the final form of the Merger Agreement executed by the parties thereto will be the same in all material respects as the last draft reviewed by us.

We have assumed that there has been no undisclosed material change in the assets, financial condition, results of operations, business or prospects of either MASB or Eastern since the date of their most recent financial statements. We did not undertake an independent evaluation or appraisal of the assets or liabilities of either MASB or Eastern nor were we furnished with any such evaluations or appraisals. We are not an expert in the evaluation of allowances for loan losses, were not requested to and did not review such allowances, and were not requested to and did not review any individual credit files of either MASB or Eastern. Our conclusions and opinion are necessarily based upon economic, market and other conditions and the information made available to us as of the date of this opinion, and upon current assumptions regarding future financial performance which we have previously discussed with you. We express no opinion on matters of a legal, regulatory, tax or accounting nature related to the Merger, and we have assumed the correctness of all legal advice provided to MASB and us by counsel.

We also express no opinion as to the prices at which MASB’s stock will trade at any time.

Our opinion is based on market, economic, financial and other circumstances and conditions as they exist and can be evaluated as of the date of this letter, and any material change in such circumstances and conditions would require a reevaluation of this opinion, which we are under no obligation to undertake. We have assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Merger, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that will have a material adverse effect on MASB, Eastern or the contemplated benefits of the Merger to MASB.

We express no opinion as to the underlying business decision to effect the Merger or the structure, accounting treatment or tax consequences of the Merger. We also express no opinion with respect to any other reasons, legal, business or otherwise, that may support the decision of the Board of Directors to approve or recommend the Merger.

We have acted as financial advisor to MASB in connection with the proposed Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger. We will also receive a fee for rendering this opinion. MASB has agreed to indemnify us against certain liabilities, including any which may arise under the federal securities laws. We have in the past provided financial advisory and other investment banking services to MASB, and have received and may receive fees for rendering such services. In addition, in the ordinary course of our business we may actively trade the securities of MASB for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

This letter is solely for the information of the Board of Directors of MASB in connection with its consideration of the Merger and may not be relied upon by any other person or used for any other purpose, reproduced, disseminated, quoted from or referred to without our prior written consent. This letter does not constitute a recommendation to any shareholder as to how such shareholder should vote or act on any matter relating to the Merger.

Based upon and subject to the foregoing, as well as such other matters as we consider relevant, it is our opinion that, as of the date hereof, the Consideration to be paid to the holders of Company Common Stock is fair, from a financial point of view, to such holders.

Very truly yours,

/S/ FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

ANNEX C

FORM OF VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”) is dated as of March 10, 2008, by and between the undersigned holder (“Shareholder”) of one or more shares of common stock, par value $1.00 per share (“Company Common Stock”), of MASSBANK Corp., a Delaware corporation (the “Company”), and Eastern Bank Corporation, a Massachusetts corporation (“Buyer”). All capitalized terms used but not defined herein shall have the meanings assigned to them in the Merger Agreement (defined below).

WHEREAS, concurrently with the execution of this Agreement, Buyer, the Company, Merger Sub, Company Bank and Buyer Bank are entering into an Agreement and Plan of Merger (as such agreement may be subsequently amended or modified, the “Merger Agreement”), pursuant to which Merger Sub shall merge with and into the Company and, in connection therewith, each outstanding share of Company Common Stock will be converted into the right to receive the Merger Consideration;

WHEREAS, Shareholder owns the shares of Company Common Stock identified on Exhibit A hereto (such shares, together with all shares of Company Common Stock subsequently acquired by Shareholder during the term of this Agreement, including through the exercise of any stock option or other equity award, warrant or similar instrument, as well as all shares that are allocated to such shareholder under the Company’s Employee Stock Ownership Plan (the “ESOP”) but not including any other shares held by the ESOP, being referred to as the “Shares”); and

WHEREAS, it is a condition to the willingness of Buyer to enter into the Merger Agreement that Shareholder execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the promises, representations, warranties and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.  Agreement to Vote Shares.  Shareholder agrees that, prior to the Expiration Date (as defined in Section 8), at any meeting of shareholders of the Company, however called, or at any adjournment or postponement thereof, or in connection with any written consent of the shareholders of the Company, except as otherwise agreed to in writing in advance by Buyer, Shareholder shall:

(a) appear at each such meeting, in person or by proxy, and thereby cause the Shares to be counted as present thereat for purposes of calculating a quorum; and

(b) from and after the date hereof until the Expiration Date, vote (or cause to be voted), in person or by proxy, or deliver a written consent (or cause a consent to be delivered) with respect to, all the Shares (whether acquired heretofore or hereafter) that are beneficially owned by Shareholder, or as to which Shareholder has, directly or indirectly, the right to vote or direct the voting, (i) in favor of approval of the Merger Agreement; (ii) against any action or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement or of Shareholder contained in this Agreement; and (iii) against any Acquisition Proposal or any other action, agreement or transaction that is intended, or could reasonably be expected, to materially impede, interfere or be inconsistent with, delay, discourage or materially and adversely affect consummation of the transactions contemplated by the Merger Agreement or any of Shareholder’s obligations under this Agreement.

Section 2.  No Inconsistent Agreements.  Shareholder hereby agrees that Shareholder shall not enter into any voting agreement or grant a proxy or power of attorney with respect to such the Shares that is inconsistent with Shareholder’s obligations under this Agreement.

Section 3.  No Transfers.  From and after the date hereof until the Expiration Date and except as contemplated by this Agreement or the Merger Agreement, Shareholder agrees not to, directly or indirectly, sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract option, commitment or other arrangement or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, any of the Shares, except the following transfers shall be permitted: (a) transfers by will or operation of law, in which case this Agreement shall bind the transferee, (b) transfers pursuant to any pledge agreement, subject to the pledgee agreeing in writing to be bound by the terms of this Agreement, (c) transfers in connection with estate or tax planning or similar purposes, including transfers to relatives, trusts, foundations and charitable organizations, subject to the transferee first agreeing in writing to be bound by the terms of this Agreement, and (d) such transfers as Buyer may otherwise permit in its sole discretion. Any transfer or other disposition in violation of the terms of this Section 3 shall be null and void.

Section 4.  Representations and Warranties of Shareholder.  Shareholder represents and warrants to and agrees with Buyer as follows:

(a) Shareholder has all requisite capacity and authority to enter into and perform his, her or its obligations under this Agreement.

(b) This Agreement has been duly executed and delivered by Shareholder, and assuming the due authorization, execution and delivery by Buyer, constitutes the valid and legally binding obligation of Shareholder enforceable against Shareholder in accordance with its terms (except as such enforceability may be limited by the Bankruptcy and Equity Exception).

(c) The execution and delivery of this Agreement by Shareholder does not, and the performance by Shareholder of his, her or its obligations hereunder and the consummation by Shareholder of the transactions contemplated hereby will not, violate or conflict with, or constitute a default under, any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which Shareholder is a party or by which Shareholder is bound, or any statute, rule or regulation to which Shareholder is subject or, in the event that Shareholder is a corporation, partnership, trust or other entity, any charter, bylaw or other organizational document of Shareholder.

(d) Shareholder is the record and beneficial owner of, or is the trustee that is the record holder of, and whose beneficiaries are the beneficial owners of, and has good title to all of the Shares set forth on Exhibit A hereto, and the Shares are so owned free and clear of any liens, security interests, charges or other encumbrances, except as otherwise described on Exhibit A hereto. Shareholder does not own, of record or beneficially, any shares of capital stock of Company other than the Shares (other than shares of capital stock subject to stock options over which Shareholder will have no voting rights until the exercise of such stock options). The Shares do not include shares over which Shareholder exercises control in a fiduciary capacity and no representation by Shareholder is made thereby pursuant to the terms hereof. Shareholder has the right to vote the Shares (unless otherwise noted on Exhibit A), and none of the Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Shares, except as contemplated by this Agreement.

Section 5.  Irrevocable Proxy.  Subject to the last sentence of this Section 5, by execution of this Agreement, Shareholder does hereby appoint Buyer with full power of substitution and resubstitution, as Shareholder’s true and lawful attorney and irrevocable proxy, to the full extent of Shareholder’s rights with respect to the Shares, to vote, if Shareholder is unable to perform his, her or its obligations under this Agreement, each of such Shares that Shareholder shall be entitled to so vote with respect to the matters set forth in Section 1 hereof at any meeting of the shareholders of the Company, and at any adjournment or postponement thereof, and in connection with any action of the shareholders of the Company taken by written consent. Shareholder intends this proxy to be irrevocable and coupled with an interest hereafter until the Expiration Date and hereby revokes any proxy previously granted by Shareholder with respect to the Shares. Notwithstanding anything contained herein to the contrary, this irrevocable proxy shall automatically terminate upon the Expiration Date of this Agreement.

Section 6.  No Solicitation.  Except as otherwise expressly permitted under Section 6.5 of the Merger Agreement, from and after the date hereof until the Expiration Date, Shareholder, in his, her or its capacity as a shareholder of the Company, shall not, nor to the extent applicable to Shareholder, shall such Shareholder authorize any partner, officer, director, advisor or representative of, such Shareholder or any of his, her or its affiliates to (and, to the extent applicable to Shareholder, such Shareholder shall use reasonable best efforts to prohibit any of his, her or its representatives or affiliates to), (a) initiate, solicit, induce, knowingly encourage, or knowingly take any action that would reasonably be expected to materially facilitate the making of, any offer, or proposal which constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, (b) participate in any discussions or negotiations regarding any Acquisition Proposal, or furnish or otherwise afford access to any Person (other than Buyer, Buyer Bank and Merger Sub) any information or data with respect to the Company or any of its Subsidiaries or otherwise relating to an Acquisition Proposal, (c) enter into any agreement, including, without limitation, any agreement in principle, letter of intent, memorandum of understanding or similar arrangement with respect to an Acquisition Proposal, (d) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in Regulation 14A under the Exchange Act) with respect to an Acquisition Proposal (other than the Merger Agreement) or otherwise encourage or assist any party in taking or planning any action that would reasonably be expected to compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement, (e) initiate a shareholders’ vote or action by consent of the Company’s shareholders with respect to an Acquisition Proposal, or (f) except by reason of this Agreement, become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of Company that takes any action in support of an Acquisition Proposal.

Section 7.  Specific Performance; Remedies; Attorneys Fees.  Shareholder acknowledges that it is a condition to the willingness of Buyer to enter into the Merger Agreement that Shareholder execute and deliver this Agreement and that it will be impossible to measure in money the damage to Buyer if Shareholder fails to comply with the obligations imposed by this Agreement and that, in the event of any such failure, Buyer will not have an adequate remedy at law or in equity. Accordingly, Shareholder agrees that injunctive relief or other equitable remedy, in addition to remedies at law or in damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that Buyer has an adequate remedy at law. Shareholder further agrees that Shareholder will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with Buyer’s seeking or obtaining such equitable relief. Shareholder also agrees that if Shareholder fails to comply in any material respect with the obligations imposed by this Agreement, Shareholder shall pay to Buyer all of Buyer’s reasonable costs and expenses (including attorneys’ fees) in connection with enforcing its rights under this Agreement. In addition, after discussing the matter with Shareholder, Buyer shall have the right to inform any third party that Buyer reasonably believes to be, or to be contemplating, participating with Shareholder or receiving from Shareholder assistance in violation of this Agreement, of the terms of this Agreement and of the rights of Buyer hereunder, and that participation by any such persons with Shareholder in activities in violation of Shareholder’s agreement with Buyer set forth in this Agreement may give rise to claims by Buyer against such third party.

Section 8.  Term of Agreement; Termination.  As used in this Agreement, the term “Expiration Date” shall mean the earlier to occur of (a) the Effective Time, (b) such date and time as the Merger Agreement shall be terminated pursuant to Article VIII thereof, or (c) upon mutual written agreement of the parties to terminate this Agreement. Shareholder shall have the right to terminate this Agreement if the Merger Agreement is amended to decrease the Merger Consideration, provided that Shareholder sends notice to Buyer of Shareholder’s election to terminate within five (5) Business Days after the public announcement of such amendment, in which case the “Expiration Date” shall mean the date Buyer receives such notice. Upon termination or expiration, no party shall have any further obligations or liabilities hereunder; provided, however, such termination shall not relieve any party from liability for any willful breach of this Agreement prior to such termination.

Section 9.  Entire Agreement; Amendments.  This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each party hereto. No waiver of any provision hereof by either party shall be deemed a waiver of any other provision hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

Section 10.  Severability.  In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.

Section 11.  Further Assurances.  Shareholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Buyer may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

Section 12.  Capacity as Shareholder.  The covenants contained herein shall apply to Shareholder solely in his or her capacity as a shareholder of the Company, and no covenant contained herein shall apply to Shareholder in his or her capacity as a director, officer or employee of the Company or in any other capacity. Nothing contained in this Agreement shall be deemed to apply to, or limit in any manner, the obligations of Shareholder to comply with whatever fiduciary duties he or she may have as a director, officer or employee of the Company.

Section 13.  Governing Law.  This Agreement shall be governed by, and interpreted in accordance with, the laws of the state of Delaware, without regard to the conflict of law principles thereof.

Section 14.  No Agreement Until Executed.  Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Merger Agreement is executed by all parties thereto, and (b) this Agreement is executed by Shareholder and Buyer.

(remainder of page intentionally left blank)

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

EASTERN BANK CORPORATION

By:
Name:

Title:

SHAREHOLDER

Name:

Signature Page to Voting Agreement

EXHIBIT A

SHARES OF COMPANY COMMON STOCK BENEFICIALLY OWNED BY SHAREHOLDER

Shareholder	Shares(1)	Plan Shares	Options

(1)	Shares include shares allocable to Shareholder’s account under the Company’s employee stock ownership, deferred investment or other similar plan of the Company. If Shareholder does not have the power to vote any of such Shares, they are included under the column titled “Plan Shares.”

ANNEX D

DELAWARE GENERAL CORPORATION LAW

SECTION 262 — APPRAISAL RIGHTS

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the

Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

PRELIMINARY COPY — SUBJECT TO COMPLETION
MASSBANK CORP.
123 Haven Street
Reading, MA 01867
FORM OF REVOCABLE PROXY
Special Meeting of Stockholders
To Be Held On              at             , local time
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints Gerard H. Brandi and Reginald E. Cormier, and each or any of them, as proxies (the “Proxies ”) of the undersigned, with full power to act without the other and with full power of substitution in each, and hereby authorizes each of them to represent and to vote all shares of common stock, par value $1.00 per share, of MASSBANK Corp., a Delaware corporation (the “Company”), which the undersigned may be entitled to vote, at the Special Meeting of Stockholders (the “Special Meeting”) to be held at           , located at           ,           ,            , on           ,           , 2008, at           , local time, and at any and all adjournments or postponements thereof, with all powers the undersigned would possess if personally present. The Proxies are authorized to vote as indicated herein upon the matters set forth herein and in their discretion upon all other matters that may properly come before the Special Meeting.
     When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is given, this proxy will be voted “FOR” each of the proposals set forth on the reverse side. In their discretion, the Proxies are each authorized to vote upon any and all other matters that may properly be brought before the Special Meeting and at any and all adjournments or postponements thereof. A stockholder wishing to vote in accordance with the Board of Directors' recommendations need only sign and date this proxy and return it in the enclosed postage-paid envelope.
(Continued and to be signed on the reverse side)
SPECIAL MEETING OF STOCKHOLDERS OF
MASSBANK CORP.
                     , 2008

PROXY VOTING
 INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR -
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
- OR -
INTERNET - Access www.voteproxy.com and follow the on-screen instructions. Have your proxy card available when you access the web page.
COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

The Board of Directors recommends a vote “FOR” proposals 1 and 2 below. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

		FOR	AGAINST	ABSTAIN
1.	To approve the agreement and plan of merger, dated as of March 10, 2008, by and among Eastern Bank Corporation, Eastern Bank, Minuteman Acquisition Corp., MASSBANK Corp. and MASSBANK.	☐	☐	☐

2.
To approve one or more adjournments of the Special Meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting, or at any adjournment or postponement of that meeting, to approve the agreement and plan of merger.

		☐	☐	☐

3.	To consider and act upon any other business that may properly come before the special meeting or at any and all adjournments or postponements of that meeting.

Your shares of the Company's common stock will not be voted unless a proxy form is signed and returned, a proxy is submitted by telephone or through the Internet or the shares are voted in person at the Special Meeting.

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Special Meeting of Stockholders and the Proxy Statement with respect thereto and hereby revoke(s) any proxy or proxies heretofore given.

Also, if you have any questions or need assistance in voting, please call Laurel Hill Advisory Group, LLC, toll-free at (888) 742-1305 Stockholders calling from outside the U.S. and Canada may call collect at (917) 338-3181. Office hours are weekdays from 8:00 a.m. to 9:00 p.m., Eastern Time.

PLEASE VOTE, DATE AND SIGN THIS PROXY ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.                                                   ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SPECIAL MEETING OF STOCKHOLDERS OF
MASSBANK CORP.
                           , 2008
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
Please detach along perforated line and mail in the envelope provided.

The Board of Directors recommends a vote “FOR” proposals 1 and 2 below. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

		FOR	AGAINST	ABSTAIN
1.	To approve the agreement and plan of merger, dated as of March 10, 2008, by and among Eastern Bank Corporation, Eastern Bank, Minuteman Acquisition Corp., MASSBANK Corp. and MASSBANK.	☐	☐	☐

2.
To approve one or more adjournments of the Special Meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting, or at any adjournment or postponement of that meeting, to approve the agreement and plan of merger.

		☐	☐	☐

3.	To consider and act upon any other business that may properly come before the special meeting or at any and all adjournments or postponements of that meeting.

Your shares of the Company's common stock will not be voted unless a proxy form is signed and returned, a proxy is submitted by telephone or through the Internet or the shares are voted in person at the Special Meeting.

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Special Meeting of Stockholders and the Proxy Statement with respect thereto and hereby revoke(s) any proxy or proxies heretofore given.

Also, if you have any questions or need assistance in voting, please call Laurel Hill Advisory Group, LLC, toll-free at (888) 742-1305. Stockholders calling from outside the U.S. and Canada may call collect at (917) 338-3181. Office hours are weekdays from 8:00 a.m. to 9:00 p.m., Eastern Time.

PLEASE VOTE, DATE AND SIGN THIS PROXY ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.                  ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.